EXHIBIT 2.1 AGREEMENT AND PLAN OF MERGER by and among VERTEX AEROSPACE SERVICES HOLDING CORP., VECTRUS, INC., ANDOR MERGER SUB INC. and ANDOR MERGER SUB LLC Dated as of March 7, 2022

i TABLE OF CONTENTS ARTICLE I THE MERGERS; CLOSING; EFFECTIVE TIMES Section 1.01 The First Merger ......................................................................................................3 Section 1.02 The Second Merger ..................................................................................................3 Section 1.03 Contributions............................................................................................................4 Section 1.04 Closing .....................................................................................................................4 Section 1.05 Organizational Documents of the First Merger Surviving Corporation and Surviving Company .................................................................................................4 Section 1.06 Directors and Officers of the First Merger Surviving Corporation and Surviving Company .................................................................................................5 Section 1.07 Parent Governance Matters ......................................................................................5 ARTICLE II EFFECT ON CAPITAL STOCK; EXCHANGE Section 2.01 Effect on Capital Stock. ...........................................................................................7 Section 2.02 Certain Adjustments.................................................................................................8 Section 2.03 Exchange of Shares ..................................................................................................8 Section 2.04 No Fractional Shares ................................................................................................9 Section 2.05 Treatment of Company Options...............................................................................9 Section 2.06 Withholding Rights ................................................................................................10 Section 2.07 No Liability ............................................................................................................11 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Section 3.01 Corporate Existence and Power .............................................................................11 Section 3.02 Corporate Authorization ........................................................................................11 Section 3.03 Governmental Authorization .................................................................................12 Section 3.04 Non-contravention .................................................................................................12 Section 3.05 Capitalization .........................................................................................................13 Section 3.06 Subsidiaries. ...........................................................................................................14 Section 3.07 Financial Statements and Financial Matters. .........................................................15 Section 3.08 Disclosure Documents ...........................................................................................15 Section 3.09 Absence of Certain Changes ..................................................................................16 Section 3.10 No Undisclosed Material Liabilities ......................................................................16 Section 3.11 Litigation ................................................................................................................16 Section 3.12 Permits ...................................................................................................................16 Section 3.13 Compliance with Applicable Laws ........................................................................17 Section 3.14 Company Material Contracts .................................................................................18

ii Section 3.15 Taxes ......................................................................................................................20 Section 3.16 Company Service Providers and Company Employee Plans ................................22 Section 3.17 Labor Matters .........................................................................................................24 Section 3.18 Intellectual Property and Information Technology ................................................25 Section 3.19 Environmental Liability .........................................................................................27 Section 3.20 Insurance ................................................................................................................27 Section 3.21 Company Government Contracts ...........................................................................28 Section 3.22 Properties ...............................................................................................................30 Section 3.23 Transactions with Affiliates ...................................................................................31 Section 3.24 Antitakeover Statutes .............................................................................................32 Section 3.25 Finders’ Fees ..........................................................................................................32 Section 3.26 No Ownership of Parent Common Stock...............................................................32 Section 3.27 Debt Financing .......................................................................................................32 Section 3.28 No Other Representations or Warranties ...............................................................34 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT Section 4.01 Corporate Existence and Power .............................................................................35 Section 4.02 Corporate Authorization ........................................................................................35 Section 4.03 Governmental Authorization .................................................................................36 Section 4.04 Non-contravention .................................................................................................37 Section 4.05 Capitalization .........................................................................................................37 Section 4.06 Subsidiaries ............................................................................................................38 Section 4.07 Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act .............................39 Section 4.08 Financial Statements and Financial Matters ..........................................................41 Section 4.09 Disclosure Documents ...........................................................................................41 Section 4.10 Absence of Certain Changes ..................................................................................42 Section 4.11 No Undisclosed Material Liabilities ......................................................................42 Section 4.12 Litigation ................................................................................................................42 Section 4.13 Permits ...................................................................................................................42 Section 4.14 Compliance with Applicable Laws ........................................................................43 Section 4.15 Parent Material Contracts ......................................................................................44 Section 4.16 Taxes. .....................................................................................................................46 Section 4.17 Parent Service Providers and Parent Employee Plans ...........................................48 Section 4.18 Labor Matters .........................................................................................................50 Section 4.19 Intellectual Property and Information Technology ................................................51 Section 4.20 Environmental Liability .........................................................................................52 Section 4.21 Insurance ................................................................................................................53 Section 4.22 Parent Government Contracts ................................................................................53 Section 4.23 Properties ...............................................................................................................56 Section 4.24 Transactions with Affiliates ...................................................................................57 Section 4.25 Antitakeover Statutes .............................................................................................57 Section 4.26 Opinion of Financial Advisor ................................................................................57 Section 4.27 Finders’ Fees ..........................................................................................................57 Section 4.28 No Ownership of Company Common Stock .........................................................57

iii Section 4.29 Parent Credit Agreement........................................................................................58 Section 4.30 No Other Representations or Warranties ...............................................................58 ARTICLE V COVENANTS OF THE COMPANY Section 5.01 Conduct of the Company .......................................................................................58 Section 5.02 No Solicitation by the Company ............................................................................63 Section 5.03 Redemption of Company Preferred Stock .............................................................64 Section 5.04 Termination of Company Related Party Contracts ................................................64 ARTICLE VI COVENANTS OF PARENT Section 6.01 Conduct of Parent ..................................................................................................64 Section 6.02 No Solicitation by Parent .......................................................................................69 Section 6.03 Director and Officer Liability ................................................................................73 Section 6.04 Certain Additional Actions to be Taken ................................................................74 ARTICLE VII ADDITIONAL AGREEMENTS Section 7.01 Reasonable Best Efforts to Complete ....................................................................75 Section 7.02 Access to Information; Confidentiality ..................................................................77 Section 7.03 Proxy Statement and Parent Shareholder Meeting ................................................78 Section 7.04 NYSE Listing .........................................................................................................80 Section 7.05 Name and Ticker ....................................................................................................80 Section 7.06 Certain Tax Matters ...............................................................................................81 Section 7.07 Public Announcements ..........................................................................................81 Section 7.08 Notices of Certain Events ......................................................................................82 Section 7.09 Section 16(a) Matters .............................................................................................82 Section 7.10 Transaction Litigation ............................................................................................82 Section 7.11 State Takeover Statutes ..........................................................................................83 Section 7.12 Debt Financing .......................................................................................................83 Section 7.13 Debt Financing Cooperation ..................................................................................86 Section 7.14 Payoff Letters .........................................................................................................89 ARTICLE VIII CONDITIONS PRECEDENT Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger .................................89 Section 8.02 Conditions to Obligation of the Company .............................................................89 Section 8.03 Conditions to Obligation of Parent, Merger Sub I and Merger Sub LLC..............91

iv ARTICLE IX TERMINATION AND AMENDMENT Section 9.01 Termination ............................................................................................................92 Section 9.02 Effect of Termination .............................................................................................94 Section 9.03 Termination Fee .....................................................................................................95 ARTICLE X GENERAL PROVISIONS Section 10.01 Non-Survival of Representations and Warranties..................................................96 Section 10.02 Notice .....................................................................................................................97 Section 10.03 Definitions..............................................................................................................97 Section 10.04 Interpretation; Construction .................................................................................118 Section 10.05 Severability ..........................................................................................................118 Section 10.06 Counterparts .........................................................................................................119 Section 10.07 Entire Agreement .................................................................................................119 Section 10.08 No Third Party Beneficiaries ...............................................................................119 Section 10.09 Obligations of the Company and of Parent ..........................................................119 Section 10.10 Governing Law and Venue; Waiver of Jury Trial ...............................................120 Section 10.11 Assignment ..........................................................................................................121 Section 10.12 Specific Performance ...........................................................................................121 Section 10.13 Amendment ..........................................................................................................121 Section 10.14 Extension; Waiver ................................................................................................122 Section 10.15 Non-Recourse ......................................................................................................122 Section 10.16 Fees and Expenses ...............................................................................................123 Section 10.17 Disclosure Letter References and SEC Document References ............................123 Section 10.18 Debt Financing Sources .......................................................................................123 Exhibits Exhibit A Support Agreement Exhibit B Shareholders Agreement Exhibit C Registration Rights Agreement Exhibit D First Certificate of Merger Exhibit E Second Certificate of Merger Exhibit F Certificate of Formation and Limited Liability Company Agreement of the Surviving Company Exhibit G FIRPTA Documentation Exhibit H Termination Agreement

v Exhibit I Amended and Restated Bylaws of Parent

1 AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of March 7, 2022, by and among Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Company”), Vectrus, Inc., an Indiana corporation (“Parent”), Andor Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub Inc.”), and Andor Merger Sub LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of Parent (“Merger Sub LLC”). The parties hereto are referred to collectively as the “Parties” and individually as a “Party.” RECITALS WHEREAS, on the terms and subject to the conditions set forth herein, at the First Effective Time, Merger Sub Inc. will merge with and into the Company, with the Company surviving the merger (the “First Merger”) as a direct, wholly owned Subsidiary of Parent (the corporation surviving the First Merger, the “First Merger Surviving Corporation”); WHEREAS, on the terms and subject to the conditions set forth herein, immediately after the First Merger, at the Second Effective Time, the First Merger Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the merger (the “Second Merger” and, taken together with the “First Merger,” the “Mergers”) as a direct, wholly owned Subsidiary of Parent (the company surviving the Second Merger the “Surviving Company”); WHEREAS, on the terms and subject to the conditions set forth herein, immediately after the Second Merger, Parent shall cause the Contributions (as defined below) to occur; WHEREAS, at the Closing but prior to the consummation of the First Merger, the Company will consummate the Debt Financing and use a portion of the net proceeds thereof to redeem 100% of the issued and outstanding shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”), such that, upon the consummation of the First Merger, the issued and outstanding capital stock of the Company will consist solely of shares of common stock, $0.01 par value per share (the “Company Common Stock”); WHEREAS, the Board of Directors of the Company has unanimously (a) determined that this Agreement and the Transactions are in the best interests of the Company and its stockholders; (b) approved, adopted and declared advisable this Agreement and the Transactions; (c) directed that the approval and adoption of this Agreement (including the Transactions) be submitted to the Company’s stockholders; and (d) recommended the adoption of this Agreement and approval of the Transactions by the Company’s stockholders; WHEREAS, the Board of Directors of Parent has unanimously (a) determined that this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment) are in the best interests of Parent and its shareholders; (b) approved, adopted and declared advisable this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment); (c) directed that the Parent Share Issuance and the Parent Charter Amendment be submitted to a vote at a meeting of Parent’s shareholders; and (d) recommended

2 the approval of the Parent Share Issuance and the Parent Charter Amendment by Parent’s shareholders; WHEREAS, each of the Board of Directors of Merger Sub Inc. and Board of Managers of Merger Sub LLC has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions and (b) directed that this Agreement (including the Transactions) be submitted to Parent for its approval and adoption in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC; WHEREAS, substantially concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent, Merger Sub Inc. and Merger Sub LLC to enter into this Agreement, the stockholders of the Company representing 100% of the Company Common Stock as of the date hereof, are entering into a support agreement with Parent and the Company in the form attached hereto as Exhibit A (the “Support Agreement”); WHEREAS, immediately after the execution and delivery of this Agreement, the stockholders of the Company representing 100% of the Company Common Stock as of the date hereof, will execute and deliver an action by written consent of the Company’s stockholders (the “Company Stockholder Consent”), adopting this Agreement and approving the Transactions; WHEREAS, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub Inc. and the sole member of Merger Sub LLC, will execute and deliver actions by written consents (the “Merger Sub Consents”), adopting this Agreement and approving the Transactions; WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (i) the Mergers, taken together, be treated as an integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), (ii) Parent and the Company each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations thereunder; WHEREAS, substantially concurrently with the consummation of the Closing, Parent, Vertex Aerospace Holding LLC (“Virgo Holdco”) and the other shareholders of the Company who are signatories thereto will enter into a shareholders agreement in substantially the form attached hereto as Exhibit B (the “Shareholders Agreement”); WHEREAS, substantially concurrently with the consummation of the Closing, Parent, Virgo Holdco, the persons listed on Schedule A thereto under the heading “Management” and Ally Commercial Finance, LLC will enter into a registration rights agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and WHEREAS, the Company, Parent, Merger Sub Inc. and Merger Sub LLC desire to make certain representations, warranties and covenants in this Agreement in connection with the Mergers and to prescribe various conditions to the Mergers.

3 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties hereto agree as follows: ARTICLE I THE MERGERS; CLOSING; EFFECTIVE TIMES Section 1.01 The First Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall file a certificate of merger in the form of Exhibit D attached hereto (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the First Merger. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the First Certificate of Merger in accordance with the DGCL (the effective time of the First Merger being hereinafter referred to as the “First Effective Time”). (b) Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, (i) Merger Sub Inc. shall be merged with and into the Company in accordance with the DGCL and (ii) the separate corporate existence of Merger Sub Inc. shall cease and the Company shall continue its corporate existence under the DGCL as the surviving company in the First Merger. (c) From and after the First Effective Time, the First Merger Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and restrictions of the Company and Merger Sub Inc., all as provided under the DGCL, and the First Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Section 1.02 The Second Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and immediately after the First Effective Time, the First Merger Surviving Corporation shall file a certificate of merger in the form of Exhibit E attached hereto (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and DLLCA and shall make all other filings or recordings required under the DGCL and DLLCA, as applicable, in connection with the Second Merger. The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Second Certificate of Merger in accordance with the DGCL and the DLLCA, but in all cases after the First Effective Time (the effective time of the Second Merger being hereinafter referred to as the “Second Effective Time”).

4 (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, (i) the First Merger Surviving Corporation shall be merged with and into Merger Sub LLC in accordance with the DGCL and the DLLCA and (ii) the separate corporate existence of the First Merger Surviving Corporation shall cease and Merger Sub LLC shall continue its corporate existence under the DLLCA as the surviving company in the Second Merger. (c) From and after the Second Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the First Merger Surviving Corporation and Merger Sub LLC, all as provided under the DGCL and DLLCA, and the Second Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and the DLLCA. Section 1.03 Contributions. Parent shall, on the Closing Date, (a) immediately following the Second Effective Time, contribute all of the Equity Interests of Vectrus Systems Corporation (“Valor Systems”) to the Surviving Company, (b) immediately following the contribution described in clause (a), cause the Surviving Company to contribute all of the Equity Interests of Valor Systems to Vertex Aerospace Intermediate LLC (“Virgo Aerospace Intermediate”), and (c) immediately following the contribution described in clause (b), cause Virgo Aerospace Intermediate to contribute all of the Equity Interests of Valor Systems to Vertex Aerospace Services Corp. (“Virgo Borrower” and the contributions described in clauses (a) – (c), collectively, the “Contributions”). Section 1.04 Closing. The closing (the “Closing”) of the Mergers shall take place via the electronic exchange of documents and signatures at 9:00 a.m. (Eastern Time), on the fifth (5th) Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions by the Party or Parties entitled to the benefits thereof), or at such other place, time and date as shall be mutually agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Section 1.05 Organizational Documents of the First Merger Surviving Corporation and Surviving Company. (a) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub Inc. as in effect immediately prior to the First Effective Time (except that the provisions relating to the incorporator shall be omitted), and as so amended shall be the certificate of incorporation of the First Merger Surviving Corporation until thereafter amended as provided therein or by Applicable Law. (b) At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the bylaws of the Company shall be amended in their entirety as the bylaws of Merger Sub Inc. as in

5 effect immediately prior to the First Effective Time, and as so amended shall be the bylaws of the First Merger Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law. (c) At the Second Effective Time, by virtue of the Second Merger and without any further action on the part of Parent, the First Merger Surviving Corporation, Merger Sub LLC or any other Person, the certificate of formation and limited liability company agreement in the form of Exhibit F shall be the certificate of formation and limited liability company agreement of the Surviving Company from and after the Second Effective Time until thereafter amended as provided therein or by Applicable Law. Section 1.06 Directors and Officers of the First Merger Surviving Corporation and Surviving Company. (a) From the First Effective Time until the Second Effective Time, the directors and officers of Merger Sub Inc. immediately prior to the First Effective Time shall be the directors and officers of the First Merger Surviving Corporation. (b) From and after the Second Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law and the certificate of formation and limited liability company agreement of the Surviving Company, the directors and officers of the First Merger Surviving Corporation immediately prior to the Second Effective Time shall be the directors and officers of the Surviving Company. Section 1.07 Parent Governance Matters. (a) Parent Charter Amendment. Subject to the receipt of the Parent Shareholder Approval, to the extent Parent and the Company mutually agree on a change to Parent’s corporate name prior to mailing of the Proxy Statement in accordance with Section 7.03, at the Closing, the articles of incorporation of Parent shall be amended and restated to reflect such new corporate name (the “Parent Charter Amendment”), and Parent shall cause the Parent Charter Amendment to be filed with the Secretary of State of the State of Indiana in accordance with the relevant provisions of the IBCL and other Applicable Law of the State of Indiana. (b) Headquarters. Effective as of the Closing or as soon as reasonably practicable thereafter, Parent’s headquarters shall be located in the Northern Virginia area, with the specific location of the headquarters to be mutually agreed by Parent and the Company; provided that if such specific location is not determined prior to the Closing, such specific location shall be determined by the Board of Directors of Parent after the Closing. (c) Board of Directors of Parent. Parent shall take all necessary action (including by passing the appropriate resolutions to the extent necessary, to be effective immediately following the Closing, to increase the size of the Board of Directors of Parent and appoint the applicable Board Designees to fill the resulting vacancies, and by securing or causing to be delivered to Parent (with evidence thereof to be provided to the Company) the resignations of then-serving directors of the Board of Directors of Parent) to cause:

6 (i) the size of the Board of Directors of Parent as of the Closing to be fixed at eleven (11) directors, which shall be composed of: (A) five (5) directors who shall be individuals designated by Parent (each such individual and their successors, a “Parent Board Designee”) to remain on the Board of Directors of Parent, each of whom shall meet the applicable independence standards of NYSE and Parent’s corporate governance principles; (B) five (5) directors who shall be individuals designated by the Company (each such individual and their successors, a “Company Board Designee” and, together with the Parent Board Designees, the “Board Designees”) to be appointed to the Board of Directors of Parent; and (C) the Chief Executive Officer of Parent as of immediately prior to the Closing, and, in each case as of the Closing. (ii) the Board of Directors of Parent to remain staggered into three (3) classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Three (3) of the Company Board Designees shall be designated by the Company for appointment to the Board of Directors of Parent to fill vacancies resulting from the actions taken by Parent pursuant to the first sentence of this clause (c). The size of the Board of Directors of Parent shall be increased by two (2) seats to allow for the designation by the Company of the two (2) remaining Company Board Designees. At least one (1) Company Board Designee will be appointed to each of Class I, Class II and Class III and no more than two (2) Company Board Designees will be appointed to any class. (d) Chairperson of the Board of Directors of Parent. Parent shall take all necessary action to designate a Parent Board Designee as the Chairperson of the Board of Directors of Parent as of the Closing. (e) Committees of the Board of Directors of Parent. Parent shall take all necessary actions to maintain the following four committees of the Board of Directors of Parent as of the Closing: (i) Audit Committee; (ii) Compensation Committee; (iii) Nominating and Governance Committee; and (iv) Strategy Committee (collectively the “Standing Committees”). Parent shall cause the Board of Directors of Parent to appoint two (2) Company Board Designees to each of the Standing Committees (other than the Audit Committee, unless the Board of Directors of Parent reasonably determines one or more of the Company Board Designees satisfy the independence standards of the NYSE) effective as of the Closing. The chair of each of the Standing Committees as of the Closing shall be a Parent Board Designee mutually agreed in good faith between the Parties prior to the Closing. (f) Parent Executive Officers. The Chief Executive Officer and Chief Financial Officer of Parent shall continue to serve in such positions from and after the Closing until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal, in each case in accordance with Parent’s amended and restated bylaws and each such person’s employment agreement. The executive officers of Parent from and after the Closing, other than the Chief Executive Officer and Chief Financial Officer, shall be such persons as Parent and the Company shall, cooperating in good faith, mutually agree prior to the Closing, each to serve in such respective capacities from and after the Closing until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal, in each case in accordance with Parent’s amended and restated bylaws and each such person’s employment agreement. Notwithstanding the foregoing, if any such person is unable or

7 unwilling to serve, then the Parties shall agree in good faith on an appropriate replacement or defer until after the Closing. (g) Controlled Company. Following the Closing, Parent shall take such appropriate action to qualify as a “controlled” company under the rules of NYSE. (h) Observer. Subject to the provisions of this Section 1.07, Parent shall, at the Closing, be entitled (but shall not be obligated) to designate one (1) resigning director of the current Board of Directors of Parent (the “Observer”) who shall be entitled until the earlier of his or her death, resignation, disqualification or removal to observe all meetings of the Board of Directors of Parent, solely in the capacity of a non-voting observer, by providing the Company with a written notice identifying the Observer prior to the Closing Date. ARTICLE II EFFECT ON CAPITAL STOCK; EXCHANGE Section 2.01 Effect on Capital Stock. (a) First Merger. At the First Effective Time, by virtue of the First Merger and without any action on the part of the Company, Parent, Merger Sub Inc. or the holders of any Equity Interests in the Company, Parent or Merger Sub Inc.: (i) each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time, other than shares of Company Common Stock to be cancelled pursuant to Section 2.01(a)(ii) (the “Excluded Shares”), shall be converted into 67.8668567 (the “Exchange Ratio”) fully paid and nonassessable shares of Parent Common Stock (collectively, the “Merger Consideration”), subject to adjustment in accordance with Section 2.02 and (A) each share of Company Common Stock that was immediately prior to the First Effective Time represented by a certificate and (B) each uncertificated share of Company Common Stock that immediately prior to the First Effective Time was registered to a holder on the stock transfer books of the Company (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and cease to exist and shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of any fractional shares of Company Common Stock pursuant to Section 2.04, in each case without any interest. The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock and delivery of duly executed letters of transmittal in accordance with Section 2.03 will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the First Effective Time there will be no further registration of transfers on the stock transfer books of the First Merger Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any duly executed letters of transmittal with respect to former shares of Company Common Stock are presented to the First Merger Surviving Corporation or the Transfer Agent for any reason, they will be treated in accordance with this Article II.

8 (ii) each share of Company Common Stock that is held immediately prior to the First Effective Time by the Company (as treasury stock or owned by any Subsidiary of the Company) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. (iii) each share of common stock, $0.01 par value, of Merger Sub Inc. issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and become one share of common stock, par value $0.01 per share, of the First Merger Surviving Corporation and shall constitute the only outstanding shares of capital stock of the First Merger Surviving Corporation. (b) Second Merger. At the Second Effective Time, as a result of the Second Merger and without any action on the part of Parent, the Company, Merger Sub Inc., Merger Sub LLC, the First Merger Surviving Corporation or the holders of any Equity Interests in Parent, the Company, Merger Sub Inc., Merger Sub LLC or the First Merger Surviving Corporation: (i) each share of common stock of the First Merger Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (ii) each Equity Interest of Merger Sub LLC issued and outstanding immediately prior to the Second Effective Time shall automatically be converted into and become one Equity Interest of the Surviving Company; and (iii) Parent shall become the sole member of the Surviving Company. Section 2.02 Certain Adjustments. Without limiting or affecting any of the provisions of Section 5.01 or Section 6.01, if, during the period between the date of this Agreement and the First Effective Time, any change in the Equity Interests of the Company or Parent (other than any issuances of Equity Interests expressly permitted by the terms of this Agreement) shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange, consolidation, equity issuance or readjustment of shares, subdivision, forfeiture or other similar transaction, or any stock dividend thereon (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, as applicable) with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement. Section 2.03 Exchange of Shares. (a) Transfer Agent. As of or prior to the First Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Trust Company, N.A. (“Transfer Agent”), in trust for the benefit of holders of the Company Common Stock, a number of shares of Parent Common Stock, in book-entry form, equal to the aggregate Merger Consideration issuable

9 pursuant to Section 2.01(a)(i) for the purpose of exchanging the Company Common Stock for the Merger Consideration. (b) Exchange Procedures. Prior to the First Effective Time, Parent shall provide, or cause the Transfer Agent to provide, to each Person who is or will be, as of immediately prior to the First Effective Time, a holder of record of Company Common Stock, a letter of transmittal and instructions (which shall contain customary representations and warranties of the type commensurate with a private placement of securities exempt from registration under the Securities Act and such other provisions, in each case, as Parent and the Company may mutually agree (including a provision confirming that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such letter of transmittal)). Upon delivery to (and receipt by) the Transfer Agent of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Company Common Stock will be entitled to receive (following the First Effective Time) the Merger Consideration (together with cash in lieu of fractional shares) that such holder has the right to receive pursuant to the provisions of this Article II. Until exchanged as contemplated by this Section 2.03, any shares of Company Common Stock will be deemed at any time after the First Effective Time to represent only the right to receive upon such exchange Merger Consideration as contemplated by this Section 2.03. No interest will be paid or accrue on any cash payable upon exchange of any shares of Company Common Stock. Section 2.04 No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the conversion of the Company Common Stock pursuant to Section 2.01(a), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Section 2.04, all fractional share interests to which a single record holder would be entitled will be aggregated, and calculations will be rounded up to three decimal places. (b) Fractional shares of Parent Common Stock that would otherwise be allocable to any former holders of Company Common Stock in the Mergers will be aggregated, and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, from Parent an amount in cash (rounded to the nearest cent), without interest, determined by multiplying the fraction of such fractional share of Parent Common Stock by the arithmetic average of the closing price (rounded to the nearest one ten thousandth) of Parent Common Stock on NYSE on the last five (5) trading days immediately preceding the Closing Date. Payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and will not represent separately bargained-for consideration. Section 2.05 Treatment of Company Options. (a) Each Company Option that is outstanding immediately prior to the First Effective Time shall be cancelled as of the First Effective Time and, in exchange therefor, the holder of such Company Option shall be entitled to receive, as soon as practicable following the Second Effective Time, in consideration for the cancellation of such Company Option, Parent

10 RSU Awards with the number of shares of Parent Common Stock subject to each such holder’s Parent RSU Awards in an amount set forth opposite the name of the applicable holder on Section 2.05(a) of the Company Disclosure Letter; provided that those individuals identified on Section 2.05(a) of the Company Disclosure Letter as receiving a cash payment shall instead receive such cash payment (subject to applicable withholding) set forth thereon. Except as otherwise set forth on Section 2.05(a) of the Company Disclosure Letter, each Parent RSU Award issued under this Section 2.05(a) shall vest as to 25% of shares of Parent Common Stock subject thereto on each of the six (6) month, twelve (12) month, eighteen (18) month and twenty four (24) month anniversaries of the Closing Date (rounded down to the nearest whole share in the case of the first three (3) vesting tranches), and shall be subject to such other terms and conditions generally consistent with those set forth on Section 2.05(a) of the Company Disclosure Letter which shall also be set forth in the award letter to such holder, which Parent agrees to approve and provide. Notwithstanding anything to the contrary set forth herein or on Section 2.05(a) of the Company Disclosure Letter, if any holder of Company Options forfeits such Company Options in accordance with the terms of the applicable agreement governing such Company Options prior to the First Effective Time, such holder shall not be entitled to receive any Parent RSU Awards. (b) Prior to the First Effective Time, the Company shall take all actions necessary or appropriate to effectuate the treatment of Company Options set forth in this Section 2.05, including (i) obtaining any necessary consents or approvals, (ii) providing any notices or communications to participants, (iii) adopting any necessary or appropriate resolutions of the Board of Directors of the Company (and/or any applicable committee thereof) and (iv) making any necessary amendments to the terms of the Company Options. As soon as practicable following the Second Effective Time, Parent shall file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to a number of shares at least equal to the number of shares of Parent Common Stock subject to the Parent RSU Awards granted in respect of Company Options pursuant to this Section 2.05. Section 2.06 Withholding Rights. Parent, the Surviving Company and the Transfer Agent, as the case may be, (i) will deduct and withhold from the consideration otherwise required to be distributed pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any provision of state, local or foreign Tax Law and (ii) shall be entitled to request and be provided any necessary Tax forms, including (A) IRS Form W- 9 or the appropriate version of IRS Form W-8, as applicable, or any similar information and (B) a properly executed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and the notification to the IRS required under Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company after the Closing, in each case dated as of the Closing Date and executed by the Company in substantially the form attached hereto as Exhibit G (the “FIRPTA Documentation”). Parent shall (x) timely file, or cause to be filed, with the IRS, the FIRPTA Documentation and (y) provide Virgo Holdco with an as-filed copy of the FIRPTA Documentation with proof of timely mailing to the IRS. Any amounts withheld and remitted to the applicable Governmental Authority in accordance with Applicable Law will be treated for all purposes of this Agreement as having been distributed to the Persons otherwise

11 entitled hereto. If Parent, the Surviving Company or the Transfer Agent, intends to make any deduction or withholding from the Merger Consideration, then Parent will, not less than ten (10) Business Days prior to the Closing Date, provide the Company with written notice of such intent, setting forth in reasonable detail the basis for such deduction or withholding, and the Parties will cooperate on a reasonable basis to reduce or eliminate such deduction or withholding. Section 2.07 No Liability. None of the Parties hereto, the First Merger Surviving Corporation, the Surviving Company or the Transfer Agent will be liable to any Person in respect of any shares of Parent Common Stock properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar Law. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in the disclosure letter (the “Company Disclosure Letter”) delivered to Parent by the Company on the date of this Agreement, subject to Section 10.17, the Company hereby represents and warrants to Parent, as follows: Section 3.01 Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate powers required to own or lease all of its properties or assets and to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified: (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. (b) Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (the “Company Organizational Documents”). Section 3.02 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by the Company of the Transactions, are within the corporate powers of the Company and, except for the Company Stockholder Consent (which Company Stockholder Consent will be delivered to Parent immediately after the execution and delivery of this Agreement), have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and each of the Ancillary Agreements to which the Company is a party has been (or will be) duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other Parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization,

12 moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Exceptions”)). (b) The Board of Directors of the Company has unanimously adopted resolutions (i) determining that this Agreement and the Transactions are in the best interests of the Company and its stockholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions; (iii) directing that the approval and adoption of this Agreement (including the Transactions) be submitted to the Company’s stockholders; and (iv) recommending the adoption of this Agreement and approval of the Transactions (including the Transactions) by the Company’s stockholders. The Board of Directors of the Company has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions. Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is or is specified to be a party, and the consummation by the Company of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) the filing of each of the First Certificate of Merger and Second Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws or National Security Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of the New York Stock Exchange or any successor thereto (“NYSE”); (d) the Consents and Filings set forth on Section 3.03 of the Company Disclosure Letter; or (e) any other actions, Consents or Filings the absence of which (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Section 3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming effectiveness of the Company Stockholder Consent, contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents; (b) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Company Stockholder Consent, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Company Stockholder Consent, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any Company Material Contract binding upon the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b) through (d), as (i) has not had and would not reasonably be expected to have,

13 individually or in the aggregate, a Company Material Adverse Effect, or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Section 3.05 Capitalization. (a) The authorized capital stock of the Company as of the date hereof consists of (i) 400,000 shares of Company Common Stock and (ii) 75,000 of Company Preferred Stock. As of the date of this Agreement, (i) 273,950.25 shares of Company Common Stock are issued and outstanding, (ii) 75,000 shares of Company Preferred Stock are issued and outstanding and (iii) 25,330.30 shares of Company Common Stock are reserved for issuance pursuant to the exercise of Company Options. Except as set forth in the immediately preceding sentence and except for changes resulting from the vesting and settlement of Company Options outstanding on the date hereof to the extent permitted by Section 5.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). No holder of Company Securities will have any dissenters’, appraisal or similar rights in connection with the Transactions. (b) All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 3.05(b) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Company Options as of the date hereof, including with respect to each such Company Option, (i) the name of the holder, (ii) the exercise price and (iii) the number of shares of Company Common Stock subject thereto. No Subsidiary of the Company owns any shares of capital stock of the Company. (c) There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. (d) There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which the Company or any

14 Subsidiary of the Company is a party with respect to the capital stock or other Equity Interests of the Company. None of the Company or any Subsidiaries of the Company has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect. Section 3.06 Subsidiaries. (a) Each Subsidiary of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Each such Subsidiary is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Section 3.06(a) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company as of the date of this Agreement and its jurisdiction of incorporation or organization. (b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien (other than those restrictions on transfer imposed by applicable securities Laws). Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, the Company Minority Owned JVs and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person. (c) Section 3.06(c) of the Company Disclosure Letter sets forth a true and complete list of each entity, joint venture, profit-sharing arrangement, partnership, strategic alliance or similar venture in which the Company owns, directly or indirectly, 50% or less of the outstanding Equity Interests or other securities (the “Company Minority Owned JVs”), together with their jurisdiction of incorporation or organization, as applicable. To the knowledge of the Company, each Company Minority Owned JV is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of

15 the Company, each Company Minority Owned JV is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no remaining capital contributions or other payments (including loans or advancements) due or payable, or that may become due or payable, to any Company Minority Owned JV from the Company or any of its Subsidiaries. Section 3.07 Financial Statements and Financial Matters. (a) Section 3.07(a) of the Company Disclosure Letter sets forth the: (i) audited consolidated balance sheet of the Company and its Subsidiaries (excluding the Sky Business) as of each of December 31, 2020 and 2019 and the audited consolidated statements of operations, equity and cash flows for each of the 12-month periods then ended, (ii) audited carve- out balance sheet of the Sky Business as of each of December 31, 2020 and 2019 and the audited carve-out statements of operations, comprehensive income, cash flows and changes in net parent investment for each of the 12-month periods then ended, and (iii) unaudited consolidated balance sheet of the Company and its Subsidiaries (including the Sky Business from the date of its acquisition by the Company) as of December 31, 2021 and the unaudited consolidated statements of operations, equity and cash flows for such 12-month period then-ended (collectively, the “Company Financial Statements”). The unaudited consolidated balance sheet of the Company and its Subsidiaries (including the Sky Business from the date of its acquisition by the Company) as of December 31, 2021 is referred to herein as the “Company Balance Sheet”. The Company Financial Statements referred to in clause (i) and clause (iii) of the immediately preceding sentence have been prepared based upon the information contained in the Company’s and its Subsidiaries’ books and records, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated (except as may be indicated in the notes thereto, and subject, in the case of unaudited financial statements, to the normal year-end adjustments and to the absence of certain footnotes), and present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein. The books and records of the Company and its Subsidiaries have been maintained in all material respects in compliance with applicable legal and accounting requirements. (b) The Company and its Subsidiaries have established and maintain a system of internal controls. Such internal controls are reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Section 3.08 Disclosure Documents. The information relating to the Company and its Subsidiaries that is provided in writing by the Company, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement will not, at (i) the time the definitive Proxy Statement is filed with the SEC, (ii) the time the Proxy Statement or any amendment or supplement thereto is first mailed to Parent’s shareholders and (iii) at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

16 Section 3.09 Absence of Certain Changes. Since the Company Balance Sheet Date through the date of this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) there has not been any event, change, effect, development or occurrence that is or would reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect. Section 3.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that have not resulted and would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so disclosed and provided for in the Company Balance Sheet or in the notes thereto. Section 3.11 Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective assets or properties of the Company or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that would reasonably be expected to be before) any Governmental Authority, that have resulted or would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, or that, as of the date hereof, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay the Mergers or the Contributions. There is no settlement or similar agreement that imposes any material ongoing obligations or restriction on the Company or any of its Subsidiaries. There is no Order outstanding or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective material assets or properties of any of the Company or any of its Subsidiaries, under which the Company or any of its Subsidiaries has any material ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Section 3.12 Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Company Permits”). All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries are and since the Measurement Date, have been in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of the Company, threatened that

17 seeks, or, to the knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.13 Compliance with Applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and each of its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws; (b) neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law; (c) the Company, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other Third Party acting on their behalf, has, since the Measurement Date, complied with all applicable Specified Business Conduct Laws; (d) since the Measurement Date, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws; (e) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf is a Sanctioned Person; (f) since the Measurement Date, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws; (g) no officer, director or employee of the Company or any of its Subsidiaries is a Government Official; and

18 (h) the Company and its Subsidiaries have in place policies, procedures and controls that are reasonably designed to promote compliance with any applicable Specified Business Conduct Laws. Section 3.14 Company Material Contracts. (a) Section 3.14(a) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or its or their assets are bound (other than any Company Employee Plan) (each such Contract listed or required to be so listed, a “Company Material Contract”): (i) other than teaming agreements entered into in connection with the pursuit of a specific Government Contract or subcontract thereto or customary non-disclosure agreement, any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of the Surviving Company, Parent, the Company or any of their respective Subsidiaries after the Closing (except where such limitation is imposed pursuant to Applicable Laws) or (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on the Company or any of its Subsidiaries (or, after the Closing, that would be binding on the Surviving Company, Parent or any of their respective Subsidiaries); (ii) promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by the Company or any of its Subsidiaries of, or any similar commitment by the Company or any of its Subsidiaries with respect to, the obligations, liabilities or Indebtedness of any other Person, in each case in a principal amount in excess of $10,000,000; (iii) any Contract restricting the payment of dividends or the making of distributions to stockholders of the Company or the repurchase of stock or other equity of the Company; (iv) any Contract that would require the disposition of any material assets or line of business of the Company or its Subsidiaries as a result of the consummation of the Mergers; (v) any joint venture, profit-sharing, partnership, strategic alliance, collaboration, material research and development or other similar agreements with a third party that is material to the business of the Company and its Subsidiaries, taken as a whole; (vi) any Contract pursuant to which the Company or any of its Subsidiaries receives from any Third Party a license or similar right to any Intellectual

19 Property that is material to the Company and its Subsidiaries, taken as a whole, other than licenses with respect to non-customized Software that is generally available and licensed pursuant to standard commercial terms; (vii) any Contract pursuant to which the Company or any of its Subsidiaries grants to any Third Party a license or similar right to any Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, other than nonexclusive licenses granted in the ordinary course of business; (viii) each of the top twenty (20) Company Government Contracts based on aggregate payments that are reasonably expected to made to the Company or any of its Subsidiaries during the remaining period of performance; (ix) any Related Party Contract to which the Company is a party; (x) any Contract involving the settlement of any action or threatened action (or series of related actions) that will, after the date hereof, (A) involve payments by the Company or any of its Subsidiaries in excess of $10,000,000 or (B) impose material monitoring or reporting obligations on the Company or any of its Subsidiaries outside the ordinary course of business; (xi) any Contract that is a lease of personal property that requires annual rent or other payments by lessee in excess of $5,000,000 to which the Company or any of its Subsidiaries is a party, as lessee, with the exception of any leases for which costs are directly reimbursable under a Government Contract with the U.S. government; (xii) any Contract that is a Company Real Property Lease; (xiii) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries (other than any such Contracts that are terminable by the Company or any of its Subsidiaries on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice); and (xiv) any Contract that relates to the acquisition or disposition of any Person, business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products or the provision of services in the ordinary course of business) and under which the Company or its Subsidiaries have a material continuing obligation, including any material “earn-out” or similar contingent payment obligation, transition services obligation or indemnity obligation. (b) All of the Company Material Contracts are, subject to applicable Bankruptcy and Equity Exceptions, valid and binding obligations of the Company or a Subsidiary of the Company (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against the Company or its Subsidiaries (as the case may be) and, to the knowledge of the Company, each of the other parties thereto (except for such Company Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, except where

20 the failure to be valid and binding obligations and in full force and effect and enforceable has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no Person is seeking to terminate or challenge the validity or enforceability of any Company Material Contract, except such terminations or challenges that have not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) that have not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole. Section 3.15 Taxes. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete. (ii) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by the Company or any of its Subsidiaries, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve. (iii) There is no Proceeding (including an audit) pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset in any jurisdiction. (iv) There are no requests for advance Tax rulings, requests for technical advice, requests for change in any method of accounting or any similar requests or determinations in respect of any Tax or Tax asset pending or in progress between the Company or any of its Subsidiaries and any Taxing Authority. (v) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries. (vi) No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Governmental Authority in writing against the

21 Company or any of its Subsidiaries (nor to the knowledge of the Company is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP. (vii) No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and/or the Company’s Subsidiaries do not pay Taxes or file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. (viii) Neither the Company nor any of its Subsidiaries (1) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any of its Subsidiaries was the common parent, (2) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and its Subsidiaries), or (3) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor. (ix) Neither the Company nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law. (x) Neither the Company nor any of its Subsidiaries have waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension has been made. (xi) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for any taxable period (or portion thereof) ending on or prior to the Closing Date (including as a result of any adjustment under Section 481 of the Code (or any similar provision state, local or non-U.S. Applicable Law)), (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, (iii) intercompany transactions occurring, or any excess loss account existing, prior to the Closing, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received or deferred revenue recognized prior to the Closing. (b) During the two (2)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

22 (c) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Section 3.16 Company Service Providers and Company Employee Plans. (a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Company Employee Plan and specifies whether each such material Company Employee Plan is a Company U.S. Plan or a Company International Plan. (b) Except for those Company Employee Plans set forth on Section 3.16(b) of the Company Disclosure Letter, none of the Company, its Subsidiaries, or their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or has since January 1, 2016, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had liability (whether actual or contingent) with respect to, (i) any Company Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code (a “Company Pension Plan”), (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) (each such plan, a “Company Multiemployer Plan”)), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA). No union has asserted, or, to the knowledge of the Company, threatened to assert that its members have a right to any benefits under a Company Pension Plan not provided by a plan identified in Section 3.16(a) of the Company Disclosure Letter. (c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company, its Subsidiaries and each of their respective ERISA Affiliates have timely made all contributions and payments required to be made by such entity to each Company Multiemployer Plan that is subject to Title IV of ERISA (each, a “Company Multiemployer Pension Plan”) under the terms of the applicable Collective Bargaining Agreement, participation agreement, or Company Multiemployer Plan trust agreement or other governing document that governs such contribution obligation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any of its Subsidiaries, nor any of their ERISA Affiliates has incurred or is reasonably expected to incur any liability on account of a “complete withdrawal” or “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Company Multiemployer Pension Plan (including as a result of the Transactions). (d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan (but not including a Company Multiemployer Pension Plan) that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Company Employee Plan (but not including a Company Multiemployer Plan) and intended to be tax exempt under Section 501(a)

23 of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Company Employee Plan or related trust. (e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Employee Plan (but not including any Company Multiemployer Plan) has been maintained, established, administered and operated in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or reasonably expected to involve, any Company Employee Plan or related trust (but not including any Company Multiemployer Plan) before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, (iii) no events have occurred with respect to any Company Employee Plan (other than a Company Multiemployer Plan) that would reasonably be expected to result in the assessment of any excise taxes or penalties against the Company or any of its Subsidiaries, and (iv) the Company and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan or Applicable Law to be made to a Company Employee Plan. (f) With respect to each current or former Company Service Provider, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit or increase in any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit or forgiveness of indebtedness; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan; or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or the First Merger Surviving Corporation to merge, amend or terminate any Company Employee Plan. (g) No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to “gross-up”, indemnify or otherwise reimburse any current or former Company Service Provider for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code. (h) Neither the Company nor any of its Subsidiaries has any material current or projected liability for, and no material Company Employee Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Company Service Provider (other than coverage mandated by Applicable Law).

24 (i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company International Plan (i) has been maintained in compliance with its terms and Applicable Law, except for failures that have not had and would not reasonably be expected to, individually or in the aggregate, result in liability to the Company and its Subsidiaries, taken as a whole, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book- reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles. Section 3.17 Labor Matters. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, labor standards, hiring, promotion, and termination of employees, working conditions, overtime, minimum wage and wage payment Laws (including meal/break, final pay, and pay equity Laws), employee and contractor classification, discrimination, retaliation, sexual harassment, sexual misconduct, disability rights, reasonable accommodation, leaves of absence, paid sick leave, unemployment insurance, civil rights, affirmative action, work authorization, immigration, safety and health and workers’ compensation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Measurement Date, there have been no Proceedings pending or, to the knowledge of the Company, threatened to be filed against the Company or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor regarding such labor and employment Laws. Since the Measurement Date, neither the Company nor any of its Subsidiaries have received any written notice of an investigation, charge, citation, penalty, or assessment from any Governmental Authority with respect to any such labor and employment Laws. (b) To the knowledge of the Company, since the Measurement Date, (i) no allegations of sexual harassment, sexual abuse, or other sexual misconduct have been made against any officer, director, or employee at the level of manager or above of the Company or any of its Subsidiaries and (ii) there are no Proceedings pending or, to the knowledge of the Company, threatened related to any allegations of sexual harassment, sexual abuse, or other sexual misconduct by any director, officer or employee at the level of manager or above of the Company or any of its Subsidiaries. Since the Measurement Date, neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct by any officer, director, or employee at the level of manager or above of the Company or any of its Subsidiaries. (c) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of the Company there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any Company Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the

25 aggregate, a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Company Service Provider with respect to the Company or its Subsidiaries. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions. (d) The Company and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with WARN and has no material liabilities or other obligations thereunder. Neither the Company nor any of its Subsidiaries has taken any action during the 90- day period prior to the date hereof, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation following the Closing Date under WARN. (e) The Company and its Subsidiaries have taken commercially reasonable steps to minimize potential workplace exposure to COVID-19. Section 3.18 Intellectual Property and Information Technology. (a) Section 3.18(a) of the Company Disclosure Letter sets forth all patents, registered trademarks, registered copyrights, Internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by the Company or any of its Subsidiaries (“Registered Company IP”). The Registered Company IP is subsisting and, excluding any pending applications contained therein, to the knowledge of the Company, is valid and enforceable. (b) The Company or its Subsidiaries solely own, free and clear of all Liens (other than Permitted Liens), or have the rights to use, all Company Owned IP and Company IT Systems material to the conduct of their respective businesses as currently conducted. (c) Each Person, including employees and independent contractors, who has created or developed any Company Owned IP by or on behalf of the Company or any of its Subsidiaries has assigned all right, title and interest in such Company Owned IP to the Company or the applicable Subsidiary. (d) (i) There are no pending or, to the knowledge of the Company, threatened claims against the Company or any of its Subsidiaries alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries, and the operations of the businesses (including the products and services) of the Company and its Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) there are no pending or threatened written claims by the Company or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any Person of any material Company Owned IP and to the knowledge of the Company,

26 no Third Party has since the Measurement Date, infringed, misappropriated or otherwise violated any material Company Owned IP. (e) To the knowledge of the Company, the Company does not use any open source Software in a manner that would violate any license agreements applicable to such open source Software, or that would grant or purport to grant to any Person any rights to or immunities under any of the Company Owned IP, or that would require the disclosure of source code associated with any Company Owned IP. (f) The Company has taken commercially reasonable measures to maintain in confidence all Trade Secrets and confidential information that are part of the Company Owned IP or third party confidential information that the Company or its Subsidiaries are obliged to protect pursuant to a non-disclosure agreement. (g) Since the Measurement Date: (i) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has experienced any Company Security Breach (including any malfunction, cyber-attacks or other material disruption or impairment of Company IT Systems) and the conduct of the Company and its Subsidiaries’ business has complied with all Applicable Law governing Company IT Systems, the protection, security, use, destruction, or transfer of Company Confidential Data, and Company Security Breach notification obligations, including those related to any Company Government Contracts or Government Bids of the Company or its Subsidiaries (including FAR 52.204-25, Defense Federal Acquisition Regulation Supplement (“DFARS”) 252.204-7012 and DFARS 252.204-7017, and any supplements, amendments or revised editions thereof); (ii) each of the Company and its Subsidiaries have maintained adequate security measures to protect, from unauthorized access by any parties, all Company Confidential Data under its control or in its possession; (iii) the Company and each of its Subsidiaries have taken commercially reasonable actions, consistent with industry standards and Applicable Law, to monitor and protect the confidentiality, integrity, availability, operation and security of the Company IT Systems, including implementing and maintaining appropriate backup, business continuity and disaster recovery policies, procedures and facilities, and Software support arrangements; (iv) the Company and its Subsidiaries have conducted commercially reasonable data and system security testing or audits and have resolved or remediated any material data or system security issues or vulnerabilities identified; and (v) except as had not been and would not reasonably be expected to be, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries have been in compliance with all of their respective binding policies relating to data protection, privacy, or the collection, use, storage, processing, transfer or disclosure of Company Confidential Data. (h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Measurement Date, each of the Company and its Subsidiaries (i) has been in compliance with all obligations regarding Personal Information under any Company Material Contract or Company Government Contract and (ii) has not caused its customers to be out of compliance with Applicable Laws relating to privacy; data protection; or the collection, use, storage, processing, or disclosure of Company Confidential Data. Since the Measurement Date, no Governmental Authority or employee or customer of the Company or any of its Subsidiaries has claimed in writing, or to the knowledge of

27 the Company, orally, that the Company or any of its Subsidiaries has engaged in any data privacy or information violation or otherwise made claims in writing relating to any Company Security Breach. Section 3.19 Environmental Liability. The Company has made available all material environmental, health and safety audits, investigations and sampling or similar reports with respect to the Company and its Subsidiaries and any material non-privileged documents related to any non-compliance with, or liability under, Environmental Laws of the Company or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with all Environmental Laws; (b) the Company and each of its Subsidiaries possesses and is, and has been since the Measurement Date, in compliance with all applicable Environmental Permits and all such Environmental Permits are valid and in good standing; (c) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective properties or operations; (d) there has been no Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, the Company or any of its Subsidiaries; and (e) neither the Company nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of the Company, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in an Environmental Claim or Environmental Liability related to the Company or any of its Subsidiaries. Section 3.20 Insurance. Section 3.20 of the Company Disclosure Letter sets forth a true and complete list of all material current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, cyber, vehicular, aviation and hull, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company and its Subsidiaries and relating to the assets, business, operations, employees, officers, directors and managers of the Company and its Subsidiaries (collectively, the “Company Insurance Policies”). Such Company Insurance Policies are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such

28 Company Insurance Policies. All premiums due on such Company Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Company Insurance Policy. The Company Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of its Subsidiaries. All such Company Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the knowledge of the Company, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company or its Subsidiaries pending under any such Company Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor any of its Subsidiaries is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Company Insurance Policy. Section 3.21 Company Government Contracts. (a) (i) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of Company and its Subsidiaries, taken as a whole, each Company Government Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and each such Company Government Contract was awarded in compliance with Applicable Law. (ii) Except as had not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of Company and its Subsidiaries, taken as a whole, since the Measurement Date: (1) the Company and its Subsidiaries have complied with (A) the terms and conditions of, and (B) the requirements of any Applicable Laws pertaining to, each Company Government Contract and Government Bid to which the Company or any of its Subsidiaries is a party, including the FAR, the Cost Accounting Standards, the Truthful Cost or Pricing Data Act (formerly known as the Truth in Negotiations Act), and the Anti-Kickback Act; and (2) all representations, certifications and disclosure statements made by the Company or any of its Subsidiaries were accurate as of their effective date, and the Company and its Subsidiaries have complied with all such representations and certifications. (iii) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, as of the date hereof, neither the Company nor any of its Subsidiaries is in breach or default of any Company Government Contract, and, to the knowledge of the Company, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Company or any of its Subsidiaries. (iv) Except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, no Company Government Contract or Government Bid is currently the subject of bid or award protest proceedings.

29 (b) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, since the Measurement Date: (i) neither the Company, nor any of its Subsidiaries, nor any of their Principals has been suspended, debarred, proposed for debarment, found to be nonresponsible, declared ineligible, or otherwise excluded from doing business with a Governmental Authority, and no suspension or debarment actions (to include proposed actions) have been commenced or threatened against the Company, any of its Subsidiaries, or any of their Principals; (ii) no Governmental Authority, prime contractor, or higher-tier contractor has made a written claim for any price adjustment or any other written request for a reduction in price of any Company Government Contracts that remains unresolved; and (iii) there have been no pending, or to the knowledge of the Company, threatened or anticipated, claims or disputes between the Company or any of its Subsidiaries and a Governmental Authority, prime contractor, or subcontractor or other Person arising under or relating to a Company Government Contract or Government Bid, and, to the knowledge of the Company, no facts or allegations exist that could give rise to such a claim or dispute in the future. (c) Except as has not had and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the Company or any of its Subsidiaries, since the Measurement Date: (i) no Company Government Contract has been terminated for default; (ii) with respect to the Company Government Contracts, neither the Company nor any of its Subsidiaries has received any cure notice, show cause notice, or other communication terminating such Contract or threatening such action from any Governmental Authority, any prime contractor, or any higher-tier contractor, in writing with respect to performance by the Company or any of its Subsidiaries of all or any portion of a Company Government Contract; (iii) with respect to the Company Government Contracts, neither the Company nor any of its Subsidiaries has received written notice of or, to the knowledge of the Company, written or verbal notice of intent of a termination for convenience, in whole or in part, a material reduction in scope, a unilateral modification that would materially reduce such Contract’s scope, or a failure to exercise option periods, of all or any portion of a Company Government Contract; and (iv) no Governmental Authority nor any prime contractor or higher-tier subcontractor under a Company Government Contract has withheld or set off, or attempted to or threatened to withhold or set off, monies due to the Company or any of its Subsidiaries under any Company Government Contract. (d) Neither the Company nor any of its Subsidiaries (i) has any outstanding Government Bid that, if accepted or awarded, would reasonably be expected to result in a Contract Loss to the Company or one of its Subsidiaries, and (ii) is a party to any Government Contract that is expected to result in a Contract Loss to the Company or one of its Subsidiaries. (e) Except as had not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its

30 Subsidiaries, taken as a whole, with respect to any Company Government Contract or Government Bid of the Company and its Subsidiaries, and since the Measurement Date: (i) there has been no pending, or to the knowledge of the Company, threatened or anticipated, administrative, civil, or criminal investigation or indictment of the Company or any of its Subsidiaries, or any of their Principals, by any Governmental Authority or any subpoena, civil investigative demand, or similar request for information that may be reasonably believed to lead to such an investigation; and (ii) there has been no audit, review, inspection, investigation, survey or examination of records of the Company or any of its Subsidiaries, or any of their Principals, resulting in an adverse written finding from the Defense Contract Audit Agency, the Defense Contract Management Agency or any other Governmental Authority that remains unresolved and, to the knowledge of the Company, there is no basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business. Since the Measurement Date, neither the Company nor any of its Subsidiaries, nor any of their Principals, has made a mandatory or voluntary disclosure to any Governmental Authority with respect to any suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement, or other act or omission arising under or relating to any Company Government Contract or Government Bid of the Company and its Subsidiaries. (f) Section 3.21(f) of the Company Disclosure Letter sets forth all facility security clearances held by the Company and its Subsidiaries as of the date hereof. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, the Company, its Subsidiaries, and to the knowledge of the Company, their employees who hold personnel security clearances, possess all required security clearances to perform the Company Government Contracts and are, and have been since the Measurement Date, in compliance with all applicable national security obligations, including those specified in the NISPOM. The Company and its Subsidiaries, as applicable, hold at least a “satisfactory” or “in compliance” rating from the DCSA or other applicable cognizant security authority with respect to the NISPOM and any other national industrial security requirements that may apply to each facility security clearance. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the suspension, invalidation, or revocation of any facility security clearance or national industrial security authorization or accreditation held by the Company or one of its Subsidiaries. (g) The business systems of the Company and its Subsidiaries, to include as applicable, the Company and its Subsidiaries’ accounting system(s), earned value management system(s), estimating system(s), material management and accounting system(s), property management system(s), and purchasing system(s), are in compliance in all material respects with Applicable Law and have not been determined in writing by any Governmental Authority not to be in compliance in any material respect with any Applicable Law. Section 3.22 Properties. (a) Section 3.22(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all real property owned by the Company or any of its Subsidiaries (the “Company Owned Real Property”), together with the address of each such Company Owned Real Property. Except as has not had and would not reasonably be expected to

31 have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its applicable Subsidiary holds good and marketable fee simple title to the Company Owned Real Property, free and clear of all Liens other than Permitted Liens. (b) Section 3.22(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) all material real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (the “Company Leased Real Property”), together with the address of each such Company Leased Real Property and (ii) all leases, subleases or licenses and all amendments, modifications, guarantees and letters of credit relating thereto (each, a “Company Real Property Lease”). The Company has delivered or made available to Parent complete and accurate copies of each Company Real Property Lease described in Section 3.22(b) of the Company Disclosure Letter, and no Company Real Property Lease has been modified in any material respect or terminated, except to the extent that such modifications or terminations are disclosed by the copies delivered or made available to Parent. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries holds a valid and existing leasehold, subleasehold or other similar interest under each Company Real Property Lease, free and clear of all Liens other than Permitted Liens and (b) each Company Real Property Lease is a valid and binding agreement, enforceable against the Company or one of its Subsidiaries, as the case may be, and is in full force and effect. (c) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any Company Real Property Lease is in default or breach under the terms of any such Company Real Property Lease, except where such default or breach has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Company Real Property Lease, and no portion of any security deposit has been applied under any Company Real Property Lease, except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof there are no material disputes with respect to any Company Real Property Lease. (d) The Company and each of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than Permitted Liens and the rights of lessors under any equipment leases. The material tangible assets or personal property of the Company and its Subsidiaries: (A) together with the Intellectual Property rights and contractual rights of the Company and its Subsidiaries, constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Company and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.23 Transactions with Affiliates. As of the date of this Agreement, except for any Related Party Contract listed or required to be listed on Section 3.14(a)(ix) and

32 other than any Company Employee Plans, none of any (a) present or former executive officer or director of the Company or any of its Subsidiaries, (b) beneficial owner of 5% or more of the Equity Interests of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual loan, lease or transaction with or binding upon the Company or any of its Subsidiaries or owns or has any direct or indirect (including, if indirect, through a controlled Affiliate) interest in any of their respective properties or assets. Section 3.24 Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.28, neither the restrictions on business combinations set forth in Section 203 of the DGCL nor any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions. Section 3.25 Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions. The Company has delivered to Parent a complete and accurate copy of all Contracts pursuant to which any such broker, investment banker or financial advisor to the Company is entitled to any fees, rights to indemnification or expenses from Parent or any of its Subsidiaries in connection with the Transactions. Section 3.26 No Ownership of Parent Common Stock. Except for the rights granted herein, neither the Company nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or (b) has any rights to acquire any shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is an “interested shareholder” (as such term is defined in Chapter 43 of the IBCL) of Parent. Section 3.27 Debt Financing. The Company has delivered to Parent true, correct and complete copies of the fully and duly executed debt commitment letter, among the Debt Financing Sources party thereto and Virgo Borrower, dated as of the date hereof (including all exhibits, schedules and annexes thereto (and together with any fee letter entered into in connection with the Debt Commitment Letter (any such letter, a “Fee Letter”)), collectively, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions therein, the Debt Financing Sources party thereto have committed to lend the amounts set forth therein to Virgo Borrower for purposes of funding the Transactions, including the repayment of indebtedness under the Parent Credit Agreement (and, in the event the Second Lien Increase has occurred, under the Company Existing Second Lien Credit Agreement) pursuant to Section 7.14 and the redemption of all of the issued and outstanding shares of Company Preferred Stock pursuant to Section 5.03 (the “Debt Financing”); provided, however, that solely in the case of any Fee Letter, true, correct and complete copies have been delivered to Parent with solely fee amounts and percentages and other commercially sensitive economic information redacted in a customary manner, none of which, individually or in the aggregate, would in any event affect the availability or conditionality

33 of the Debt Financing and no Fee Letter shall contain any conditionality or other contingencies related to the Debt Financing. As of the date hereof, the Debt Commitment Letter is in full force and effect and is a legal, valid and binding obligation of the Company and, to the knowledge of Virgo Borrower, the other parties thereto, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exceptions). As of the date hereof, the Debt Commitment Letter, and the commitments or obligations thereunder, have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the knowledge of the Company, no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated other than amendments or modifications to the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or entities with similar roles or titles that are not party thereto as of the date hereof, together with any conforming or ministerial changes related thereto, in each case, individually or in the aggregate, not constituting a Restricted Financing Modification. Neither the Company nor Virgo Borrower has committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default under, the Debt Commitment Letter, and, and as of the date hereof, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of the Company or Virgo Borrower, under the Debt Commitment Letter, or, to the knowledge of the Company, on the part of any other party thereto, (ii) constitute or result in a failure of the Company or Virgo Borrower, to satisfy any of the conditions set forth in the Debt Commitment Letter, (iii) make any of the representations or warranties set forth in the Debt Commitment Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Debt Financing not being available on the Closing Date. Assuming the accuracy of the representations and warranties of Parent contained in this Agreement and that all of the conditions set forth in Section 8.01 and Section 8.02 have been satisfied (or, to the extent permitted by Law, waived) at the Closing (other than those conditions that by their nature are to be satisfied (or, to the extent permitted by Law, waived) at the Closing), neither the Company nor Virgo Borrower, has any reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) that it will be unable to satisfy, on a timely basis (and in any event, not later than the Closing), any condition to be satisfied by it (or otherwise within the Company’s or Virgo Borrower’s, any of their respective Subsidiaries’ or any of their respective Representatives’ or Affiliates’ control) contained in the Debt Commitment Letter or that the full amount of the Debt Financing contemplated under the Debt Commitment Letter will not be available at the Closing. There are no contracts, agreements, arrangements or understandings that would impose additional conditions precedent or other contingencies or conditions related to, or that would otherwise adversely impact the conditionality, availability, enforceability or aggregate amount of, the Debt Financing contemplated by the Debt Commitment Letter other than those conditions set forth in the Debt Commitment Letter. The Company or Virgo Borrower has paid in full any and all commitment fees or other fees or expenses required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement. Assuming the accuracy of the representations and warranties of Parent contained in this Agreement, the net cash proceeds from the Debt Financing (after giving effect to any “flex” provisions contained in the Debt Commitment Letter (including with respect to fees and original issue discount)), together with cash on hand of the Company and its Subsidiaries and/or Parent and its Subsidiaries as of the Closing, will be sufficient in amount to provide the Company and Virgo Borrower with the funds necessary for consummation of the Transactions and to satisfy their respective obligations under this Agreement, including the

34 repayment of indebtedness under the Parent Credit Agreement pursuant to Section 7.14 and the redemption of all of the issued and outstanding shares of Company Preferred Stock pursuant to Section 5.03 (collectively, the “Closing Cash Obligations”). The Company hereby acknowledges and agrees that neither the Company’s nor any other Person’s ability to obtain financing for the consummation of the Transactions is a condition to Closing or any of the Company’s other obligations under this Agreement, it being understood that the Company’s obligation to effect the Closing in accordance with the terms of Section 1.04 is not conditioned upon, among other things, the cash or debt balances of Parent and its Subsidiaries. Section 3.28 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with Section 10.17 and the introduction to this Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent in Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Parent or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. The Company is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT Subject to Section 10.17, except as disclosed in (i) the disclosure letter (the “Parent Disclosure Letter”) delivered by Parent to the Company on the date of this Agreement, or (ii) the Parent SEC Documents filed on or after January 1, 2020 and publicly available prior to the date of this Agreement (excluding any disclosures contained in any part of any Parent SEC Document entitled “Risk Factors,” set forth in any “Forward-Looking Statements” disclaimer or that are primarily cautionary, non-specific, forward looking or predictive in nature) where the applicability

35 of the disclosure in such Parent SEC Document to the representation and warranty is reasonably apparent, Parent hereby represents and warrants to the Company as follows: Section 4.01 Corporate Existence and Power. (a) Parent is a corporation duly incorporated and validly existing under the Laws of the State of Indiana. Merger Sub Inc. is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Merger Sub Inc. and Merger Sub LLC has all corporate powers or limited liability company required to own or lease all of its properties or assets and to carry on its business as now conducted. Each of Parent, Merger Sub Inc. and Merger Sub LLC is duly qualified to do business and, to the extent such concept or a similar concept is applicable in such jurisdiction, is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. (b) Prior to the date of this Agreement, Parent has made available to the Company true and complete copies of the amended and restated articles of incorporation and the amended and restated bylaws of Parent, the certificate of incorporation and bylaws of Merger Sub Inc., and the certificate of formation and limited liability company agreement of Merger Sub LLC, in each case, as in effect on the date of this Agreement (collectively, the “Parent Organizational Documents”). (c) Since the date of its incorporation or formation, as applicable, neither Merger Sub Inc. nor Merger Sub LLC has acquired any asset, incurred any liability or otherwise engaged in any activities other than in connection with or as contemplated by this Agreement. Section 4.02 Corporate Authorization. (a) The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is a party, and the consummation by Parent, Merger Sub Inc. and Merger Sub LLC of the Transactions, are within the corporate or limited liability company powers, as applicable, of each of Parent, Merger Sub Inc. and Merger Sub LLC and, except for the Parent Shareholder Approval and the required approval and adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC (which approval and adoption by Parent will be delivered to the Company immediately after the execution and delivery of this Agreement), have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of Parent, Merger Sub Inc. and Merger Sub LLC. The only votes of the holders of any of Parent’s capital stock necessary in connection with the consummation of the Mergers (the “Parent Shareholder Approval”) are (i) a majority of the votes cast at a duly called and held meeting of Parent’s shareholders at which a quorum is present (in

36 person or represented by proxy) approving the issuance of shares of Parent Common Stock in connection with the Mergers (the “Parent Share Issuance”) and (ii) more votes cast for than against adoption of the Parent Charter Amendment at a duly called and held meeting of Parent’s shareholders at which a quorum is present (in person or represented by proxy). This Agreement has been duly executed and delivered by each of Parent, Merger Sub Inc. and Merger Sub LLC, and each of the Ancillary Agreements to which Parent, Merger Sub Inc. or Merger Sub LLC is a party has been (or will be) duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other Parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of such Person enforceable against such Person in accordance with its terms (subject to the Bankruptcy and Equity Exceptions). (b) At a meeting duly called and held, the Board of Directors of Parent unanimously adopted resolutions (i) determining that this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment) are in the best interests of Parent and its shareholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the Parent Share Issuance and adoption of the Parent Charter Amendment); (iii) directing that the Parent Share Issuance and the Parent Charter Amendment be submitted to a vote at a meeting of Parent’s shareholders; and (iv) recommending approval of the Parent Share Issuance and the Parent Charter Amendment by Parent’s shareholders (such recommendation, the “Parent Board Recommendation”). The Board of Directors of Merger Sub Inc. and Board of Managers of Merger Sub LLC have each unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement and the Transactions and (ii) directing that this Agreement (including the Mergers) be submitted to Parent for its approval and adoption in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC. Except as permitted by Section 6.02, none of the Boards of Directors of Parent or Merger Sub Inc., or the Board of Managers of Merger Sub LLC has subsequently rescinded, modified or withdrawn any of the foregoing resolutions. Section 4.03 Governmental Authorization. The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation by each of Parent, Merger Sub Inc. and Merger Sub LLC of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) the filing of (x) the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, (y) the Parent Charter Amendment with the Indiana Secretary of State and (z) appropriate documents with the relevant authorities of other states in which Parent, Merger Sub Inc. or Merger Sub LLC are qualified to do business; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws or National Security Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of NYSE; (d) the Consents and Filings set forth on Section 4.03 of the Parent Disclosure Letter; and (e) any other actions, Consents or Filings the absence of which (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions.

37 Section 4.04 Non-contravention. The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, contravene, conflict with, or result in any violation or breach of any provision of the Parent Organizational Documents; (b) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any Parent Material Contract binding upon Parent or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b) through (d), as (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Section 4.05 Capitalization. (a) The authorized capital stock of Parent as of the date hereof consists of (x) 100,000,000 shares of Parent Common Stock and (y) 10,000,000 shares of preferred stock, par value $0.01 (“Parent Preferred Stock”). As of March 5, 2022, there were issued and outstanding (i) 11,804,955 shares of Parent Common Stock; (ii) no shares of Parent Preferred Stock; (iii) compensatory options to acquire an aggregate of 58,604 shares of Parent Common Stock (the “Parent Stock Options”); and (iv) restricted stock units with respect to an aggregate of 135,929 shares of Parent Common Stock (“Parent RSU Awards” and, together with the Parent Stock Options and any other equity or equity-linked awards, “Parent Equity Awards”). The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of any preemptive right. Except as otherwise set forth in this Section 4.05(a) and for changes since March 5, 2022 resulting from (A) the exercise or vesting and settlement of Parent Equity Awards outstanding on such date or (B) the issuance of Parent Equity Awards after such date, in each case as and to the extent permitted by Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, Parent, (ii) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, Parent, (iii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire

38 any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, Parent, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, Parent (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). Parent owns directly all of the issued and outstanding Equity Interests of Merger Sub Inc. and Merger Sub LLC. No holder of Parent Securities will have any dissenters’, appraisal or similar rights in connection with the Transactions. (b) All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any Parent Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Parent has furnished to the Company a true and complete list of all outstanding Parent Equity Awards as of March 5, 2022, including with respect to each such equity award, the holder, date of grant and the number of shares of Parent Common Stock subject to such award (assuming target performance levels were achieved, if applicable), and, for Parent Stock Options, the applicable exercise price, expiration date and whether it is an incentive stock option. Five (5) Business Days prior to the Closing Date, Parent shall provide the Company with a revised version of the foregoing list, updated as of such date. No Subsidiary of Parent owns any shares of capital stock of Parent. As of the date hereof, the weighted average strike price of the Parent Stock Options is $23.19. (c) There are no outstanding bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. (d) There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which Parent or any Subsidiary of Parent is a party with respect to the capital stock or other Equity Interests of Parent. None of Parent, Merger Sub Inc., Merger Sub LLC or any other Subsidiaries of Parent has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect. Section 4.06 Subsidiaries. (a) Each Subsidiary of Parent is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate,

39 prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Each such Subsidiary is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Section 4.06(a) of the Parent Disclosure Letter sets forth a true and complete list of each Subsidiary of Parent as of the date of this Agreement and its jurisdiction of incorporation or organization. (b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Lien (other than those restrictions on transfer imposed by applicable securities Laws). Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, the Parent Minority Owned JVs and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, Parent does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person. (c) Section 4.06(c) of the Parent Disclosure Letter sets forth a true and complete list of each entity, joint venture, profit-sharing arrangement, partnership, strategic alliance or similar venture in which Parent owns, directly or indirectly, 50% or less of the outstanding Equity Interests or other securities (the “Parent Minority Owned JVs”), together with their jurisdiction of incorporation or organization, as applicable. To the knowledge of Parent, each Parent Minority Owned JV is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, each Parent Minority Owned JV is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no remaining capital contributions or other payments (including loans or advancements) due or payable, or that may become due or payable, to any Parent Minority Owned JV from Parent or any of its Subsidiaries. Section 4.07 Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act. (a) Parent has timely filed with or furnished to the SEC all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed with the SEC under the Securities Act or the Exchange Act since the Measurement Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”), and has paid all material fees and assessments due and payable in connection therewith.

40 (b) As of its filing date, each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement complied, and each Parent SEC Document filed subsequent to the date of this Agreement will comply, in all material respects with the applicable requirements of NYSE, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any other applicable rules and regulations promulgated by the SEC, as the case may be. (c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement did not, and each Parent SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or SEC investigation with respect to any Parent SEC Documents. (d) Parent is, and since the Measurement Date has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NYSE. (e) Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Exchange Act. (f) Parent and its Subsidiaries have established and maintain a system of internal controls. Such internal controls comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Board of Directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Parent has made available to the Company prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by Parent’s principal executive officer and principal financial officer to Parent’s auditors and audit committee of the Board of Directors of Parent since the Measurement Date. (g) The “disclosure controls and procedures” (as defined in Rules 13a- 15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that

41 all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports. (h) Since the Measurement Date, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are true and complete. Section 4.08 Financial Statements and Financial Matters. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (i) complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, and (ii) present fairly, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance in all material respects with, the books and records of Parent and its Subsidiaries. The books and records of the Company and its Subsidiaries have been maintained in all material respects in compliance with applicable legal and accounting requirements. (b) From the Measurement Date to the date of this Agreement, and with the exception of audits and reviews conducted in the ordinary course of business arising under or related to a Government Contract, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority. Section 4.09 Disclosure Documents. The information relating to Parent and its Subsidiaries that is provided in writing by Parent, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement will not, at (i) the time the definitive Proxy Statement is filed with the SEC, (ii) the time the Proxy Statement or any amendment or supplement thereto is first mailed to Parent’s shareholders and (iii) at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply as to form

42 in all material respects with the provisions of the Exchange Act, Securities Act and the rules and regulations thereunder. Section 4.10 Absence of Certain Changes. Since the Parent Balance Sheet Date through the date of this Agreement, (i) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) there has not been any event, change, effect, development or occurrence that is or would reasonably be expected to be, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that have not resulted and would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Parent SEC Documents. Section 4.12 Litigation. There is no Proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective assets or properties of Parent or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that have resulted or would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect, or that, as of the date hereof, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay the Mergers or the Contributions. There is no settlement or similar agreement that imposes any material ongoing obligations or restriction on Parent or any of its Subsidiaries. There is no Order outstanding or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective material assets or properties of any of Parent or any of its Subsidiaries, under which Parent or any of its Subsidiaries has any material ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Section 4.13 Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Parent Permits”). All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are and since the Measurement Date, have been in compliance with the terms of Parent Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Proceeding

43 pending, or, to the knowledge of Parent, threatened that seeks, or, to the knowledge of Parent, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.14 Compliance with Applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) Parent and each of its Subsidiaries are, and since the Measurement Date, have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws; (b) neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law; (c) Parent, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other Third Party acting on their behalf, has, since the Measurement Date, complied with all applicable Specified Business Conduct Laws; (d) since the Measurement Date, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving Parent or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws; (e) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf is a Sanctioned Person; (f) since the Measurement Date, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws; (g) no officer, director or employee of Parent or any of its Subsidiaries is a Government Official; and (h) Parent and its Subsidiaries have in place policies, procedures and controls that are reasonably designed to promote compliance with any applicable Specified Business Conduct Laws.

44 Section 4.15 Parent Material Contracts. (a) Section 4.15(a) of the Parent Disclosure Letter sets forth a list as of the date of this Agreement of each of the following Contracts to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or its or their assets are bound (other than any Parent Employee Plan) (each such Contract listed or required to be so listed, a “Parent Material Contract”): (i) any Contract that is a “material contract” as such term is defined in Item 601 (b)(10) of Regulation S-K; (ii) other than teaming agreements entered into in connection with the pursuit of a specific Government Contract or subcontract thereto or customary non-disclosure agreement, any Contract that (A) limits or purports to limit, in any material respect, the freedom of Parent or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of the Surviving Company, Parent or any of their respective Subsidiaries after the Closing (except where such limitation is imposed pursuant to Applicable Laws) or (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on Parent or any of its Subsidiaries (or, after the Closing, that would be binding on the Surviving Company or any of its Affiliates); (iii) promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by Parent or any of its Subsidiaries of, or any similar commitment by Parent or any of its Subsidiaries with respect to, the obligations, liabilities or Indebtedness of any other Person, in each case in a principal amount in excess of $10,000,000; (iv) any Contract restricting the payment of dividends or the making of distributions to shareholders of Parent or the repurchase of stock or other equity of Parent; (v) any Contract that would require the disposition of any material assets or line of business of Parent or its Subsidiaries as a result of the consummation of the Mergers; (vi) any joint venture, profit-sharing, partnership, strategic alliance, collaboration, material research and development or other similar agreements with a third party that is material to the business of Parent and its Subsidiaries, taken as a whole; (vii) any Contract pursuant to which Parent or any of its Subsidiaries receives from any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than licenses with respect to non-customized Software that is generally available and licensed pursuant to standard commercial terms;

45 (viii) any Contract pursuant to which Parent or any of its Subsidiaries grants to any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than nonexclusive licenses granted in the ordinary course of business; (ix) each of the top twenty (20) Parent Government Contracts based on aggregate payments that are reasonably expected to made to Parent or any of its Subsidiaries during the remaining period of performance; (x) any Related Party Contract to which Parent is a party; (xi) any Contract involving the settlement of any action or threatened action (or series of related actions) that will, after the date hereof, (A) involve payments by Parent or any of its Subsidiaries in excess of $10,000,000 or (B) impose material monitoring or reporting obligations on Parent or any of its Subsidiaries outside the ordinary course of business; (xii) any Contract that is a lease of personal property that requires annual rent or other payments by lessee in excess of $5,000,000 to which Parent or any of its Subsidiaries is a party, as lessee, with the exception of any leases for which costs are directly reimbursable under a Government Contract with the U.S. government; (xiii) any Contract that is a Parent Real Property Lease; (xiv) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Parent or any of its Subsidiaries (other than any such Contracts that are terminable by Parent or any of its Subsidiaries on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice); and (xv) any Contract that relates to the acquisition or disposition of any Person, business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products or provision of services in the ordinary course of business) and under which Parent or its Subsidiaries have a material continuing obligation, including any material “earn-out” or similar contingent payment obligation, transition services obligation or indemnity obligation. (b) All of the Parent Material Contracts are, subject to applicable Bankruptcy and Equity Exceptions, valid and binding obligations of Parent or a Subsidiary of Parent (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Parent or its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto (except for such Parent Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no Person is seeking to terminate or challenge the validity or enforceability of any Parent Material Contract, except such terminations or challenges that have

46 not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Parent nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Parent Material Contract, except for those violations and defaults (or potential defaults) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.16 Taxes. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of Parent or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete. (ii) Parent and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by Parent or any of its Subsidiaries, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve. (iii) There is no Proceeding (including an audit) pending or, to the knowledge of Parent, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax or Tax asset in any jurisdiction. (iv) There are no requests for advance Tax rulings, requests for technical advice, requests for change in any method of accounting or any similar requests or determinations in respect of any Tax or Tax asset pending or in progress between Parent or any of its Subsidiaries and any Taxing Authority. (v) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or any of its Subsidiaries. (vi) No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Governmental Authority in writing against Parent or any of its Subsidiaries (nor to the knowledge of Parent is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP.

47 (vii) No claim has been made in writing by any Taxing Authority in a jurisdiction where Parent and/or Parent’s Subsidiaries do not pay Taxes or file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. (viii) Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor. (ix) Neither Parent nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law. (x) Neither Parent nor any of its Subsidiaries have waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension has been made. (xi) Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for any taxable period (or portion thereof) ending on or prior to the Closing Date (including as a result of any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Applicable Law)), (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, (iii) intercompany transactions occurring, or any excess loss account existing, prior to the Closing, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received or deferred revenue recognized prior to the Closing. (b) During the two (2)-year period ending on the date of this Agreement, Parent was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. (c) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

48 Section 4.17 Parent Service Providers and Parent Employee Plans. (a) Section 4.17(a) of the Parent Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Parent Employee Plan, and specifies whether each such material Parent Employee Plan is a Parent U.S. Plan or a Parent International Plan. (b) Except for those Parent Employee Plans set forth on Section 4.17(b) of the Parent Disclosure Letter, none of Parent, its Subsidiaries, or their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or has since January 1, 2016, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had liability (whether actual or contingent) with respect to, (i) any Parent Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code (a “Parent Pension Plan”), (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) (each such plan, a “Parent Multiemployer Plan”), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA). No union has asserted, or, to the knowledge of Parent, threatened to assert that its members have a right to any benefits under a Parent Pension Plan not provided by a plan identified in Section 4.17(b) of the Parent Disclosure Letter. (c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent, its Subsidiaries, and each of their respective ERISA Affiliates have timely made all contributions and payments required to be made by such entity to each Parent Multiemployer Plan that is subject to Title IV of ERISA (each, a “Parent Multiemployer Pension Plan”) under the terms of the applicable Collective Bargaining Agreement, participation agreement, or Parent Multiemployer Plan trust agreement or other governing document that governs such contribution obligation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent, any of its Subsidiaries, nor any of their ERISA Affiliates has incurred or is reasonably expected to incur any liability on account of a “complete withdrawal” or “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Parent Multiemployer Pension Plan (including as a result of the Transactions). (d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Employee Plan (but not including any Parent Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Parent Employee Plan (but not including any Parent Multiemployer Plan) and intended to be tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of Parent, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Parent Employee Plan or related trust. (e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Employee Plan

49 (but not including any Parent Multiemployer Plan) has been maintained, established, administered and operated in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of Parent, is threatened against or reasonably expected to involve, any Parent Employee Plan or related trust (but not including any Parent Multiemployer Plan) before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, (iii) no events have occurred with respect to any Parent Employee Plan (but not including any Parent Multiemployer Plan) that would reasonably be expected to result in the assessment of any excise taxes or penalties against Parent or any of its Subsidiaries, and (iv) Parent and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Parent Employee Plan or Applicable Law to be made to a Parent Employee Plan. (f) With respect to each current or former Parent Service Provider, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit or increase in any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit or forgiveness of indebtedness; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Parent Employee Plan; or (iii) limit or restrict the right of Parent or any of its Subsidiaries or, after the Closing, the Surviving Company to merge, amend or terminate any Parent Employee Plan. (g) No amount paid or payable (whether in cash, in property, or in the form of benefits) by Parent or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Parent Service Provider for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code. (h) Neither Parent nor any of its Subsidiaries has any material current or projected liability for, and no material Parent Employee Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Parent Service Provider (other than coverage mandated by Applicable Law). (i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent International Plan (i) has been maintained in compliance with its terms and Applicable Law, except for failures that have not had and would not reasonably be expected to, individually or in the aggregate, result in liability to Parent and its Subsidiaries, taken as a whole (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

50 Section 4.18 Labor Matters. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, labor standards, hiring, promotion, and termination of employees, working conditions, overtime, minimum wage and wage payment Laws (including meal/break, final pay, and pay equity Laws), employee and contractor classification, discrimination, retaliation, sexual harassment, sexual misconduct, disability rights, reasonable accommodation, leaves of absence, paid sick leave, unemployment insurance, civil rights, affirmative action, work authorization, immigration, safety and health and workers’ compensation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date, there have been no Proceedings pending or, to the knowledge of Parent, threatened to be filed against Parent or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor regarding such labor and employment Laws. Since the Measurement Date, neither Parent nor any of its Subsidiaries have received any written notice of an investigation, charge, citation, penalty, or assessment from any Governmental Authority with respect to any such labor and employment Laws. (b) To the knowledge of Parent, since the Measurement Date, (i) no allegations of sexual harassment, sexual abuse, or other sexual misconduct have been made against any director, officer, or employee at the level of manager or above of Parent or any of its Subsidiaries, and (ii) there are no Proceedings pending or, to the knowledge of Parent, threatened related to any allegations of sexual harassment, sexual abuse, or other sexual misconduct by any director, officer, or employee at the level of manager or above of Parent or any of its Subsidiaries. Since the Measurement Date, neither Parent nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct by any officer, director, or employee at the level of manager or above of Parent or any of its Subsidiaries. (c) Neither Parent nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of Parent there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any Parent Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no unfair labor practice complaints pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Parent Service Provider with respect to Parent or its Subsidiaries. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for Parent to enter into this Agreement or to consummate any of the Transactions.

51 (d) Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with WARN and has no material liabilities or other obligations thereunder. Neither Parent nor any of its Subsidiaries has taken any action during the 90-day period prior to the date hereof, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation following the Closing Date under WARN. (e) Parent and its Subsidiaries have taken commercially reasonable steps to minimize potential workplace exposure to COVID-19. Section 4.19 Intellectual Property and Information Technology. (a) Section 4.19(a) of the Parent Disclosure Letter sets forth all patents, registered trademarks, registered copyrights, Internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by Parent or any of its Subsidiaries (“Registered Parent IP”). The Registered Parent IP is subsisting and, excluding any pending applications contained therein, to the knowledge of Parent, is valid and enforceable. (b) Parent or its Subsidiaries solely own, free and clear of all Liens (other than Permitted Liens), or have the rights to use, all Parent Owned IP and Parent IT Systems material to the conduct of their respective businesses as currently conducted. (c) Each Person, including employees and independent contractors, who has created or developed any Parent Owned IP by or on behalf of Parent or any of its Subsidiaries has assigned all right, title and interest in such Parent Owned IP to Parent or the applicable Subsidiary. (d) (i) There are no pending or, to the knowledge of Parent, threatened claims against Parent or any of its Subsidiaries alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person by Parent or any of its Subsidiaries, and the operations of the businesses (including the products and services) of Parent and its Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) there are no pending or threatened written claims by Parent or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any Person of any material Parent Owned IP and to the knowledge of Parent, no Third Party has since the Measurement Date, infringed, misappropriated or otherwise violated any material Parent Owned IP. (e) To the knowledge of Parent, Parent does not use any open source Software in a manner that would violate any license agreements applicable to such open source Software, or that would grant or purport to grant to any Person any rights to or immunities under any of the Parent Owned IP, or that would require the disclosure of source code associated with any Parent Owned IP. (f) Parent has taken commercially reasonable measures to maintain in confidence all Trade Secrets and confidential information that are part of the Parent Owned IP or third party confidential information that Parent or its Subsidiaries are obliged to protect pursuant to a non-disclosure agreement.

52 (g) Since the Measurement Date: (i)(A) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (A) neither the Parent nor any of its Subsidiaries has experienced any Parent Security Breach (including any malfunction, cyber-attacks, or other material disruption or impairment of Parent IT Systems) and (B) the conduct of Parent and its Subsidiaries’ business has complied with all Applicable Law governing Parent IT Systems; the protection, security, use, destruction, or transfer of Parent Confidential Data; and Parent Security Breach notification obligations, including those related to any Parent Government Contracts or Government Bids of Parent or its Subsidiaries (including FAR 52.204-25, DFARS 252.204-7012 and DFARS 252.204-7017, and any supplements, amendments, or revised editions thereof); (ii) each of Parent and its Subsidiaries have maintained adequate security measures to protect, from unauthorized access by any parties, all Parent Confidential Data under its control or in its possession; (iii) Parent and each of its Subsidiaries have taken commercially reasonable actions, consistent with industry standards and Applicable Law, to monitor and protect the confidentiality, integrity, availability, operation, and security of the Parent IT Systems, including implementing and maintaining appropriate backup, business continuity and disaster recovery policies, procedures and facilities, and Software support arrangements; (iv) Parent and its Subsidiaries have conducted commercially reasonable data and system security testing or audits and have resolved or remediated any material data or system security issues or vulnerabilities identified; and (v) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries have been in compliance with all of their respective binding policies relating to data protection, privacy or the collection, use, storage, processing, transfer or disclosure of Parent Confidential Data. (h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date, (i) each of Parent and its Subsidiaries (A) has been in compliance with all obligations regarding Personal Information under any Parent Material Contract or Parent Government Contract and (B) has not caused its customers to be out of compliance with Applicable Laws relating to privacy; data protection; or the collection, use, storage, processing, or disclosure of Parent Confidential Data, and (ii) no Governmental Authority or employee or customer of the Parent or any of its Subsidiaries has claimed in writing, or to the knowledge of Parent, orally, that Parent or any of its Subsidiaries has engaged in any data privacy or information violation or otherwise made claims in writing relating to any Parent Security Breach. Section 4.20 Environmental Liability. Parent has made available all material environmental, health and safety audits, investigations and sampling or similar reports with respect to Parent and its Subsidiaries and any material non-privileged documents related to any non- compliance with, or liability under, Environmental Laws of Parent or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with all Environmental Laws;

53 (b) Parent and each of its Subsidiaries possesses and is, and has been since the Measurement Date, in compliance with all applicable Environmental Permits and all such Environmental Permits are valid and in good standing; (c) there are no Environmental Claims pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or their respective properties or operations; (d) there has been no Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by Parent or any of its Subsidiaries, or, to the knowledge of Parent, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, Parent or any of its Subsidiaries; and (e) neither Parent nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of Parent, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in an Environmental Claim or Environmental Liability related to Parent or any of its Subsidiaries. Section 4.21 Insurance. Section 4.21 of the Parent Disclosure Letter sets forth a true and complete list of all material current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, cyber, vehicular, aviation and hull, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Parent and its Subsidiaries and relating to the assets, business, operations, employees, officers, directors and managers of Parent and its Subsidiaries (collectively, the “Parent Insurance Policies”). Such Parent Insurance Policies are in full force and effect. Neither Parent nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Parent Insurance Policies. All premiums due on such Parent Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Parent Insurance Policy. The Parent Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Parent or any of its Subsidiaries. All such Parent Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the knowledge of Parent, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of Parent or its Subsidiaries pending under any such Parent Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither Parent nor any of its Subsidiaries is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Parent Insurance Policy. Section 4.22 Parent Government Contracts. (a) (i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Government

54 Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and each such Parent Government Contract was awarded in compliance with Applicable Law. (ii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date: (1) Parent and its Subsidiaries have complied with (A) the terms and conditions of, and (B) the requirements of any Applicable Laws pertaining to, each Parent Government Contract and Government Bid to which Parent or any of its Subsidiaries is a party, including the FAR, the Cost Accounting Standards, the Truthful Cost or Pricing Data Act (formerly known as the Truth in Negotiations Act), and the Anti-Kickback Act; and (2) all representations, certifications, and disclosure statements made by Parent or any of its Subsidiaries were accurate as of their effective date, and Parent and its Subsidiaries have complied with all such representations and certifications. (iii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, (1) neither Parent nor any of its Subsidiaries is in breach or default of any Parent Government Contract, and, to the knowledge of Parent, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default by Parent or any of its Subsidiaries, and (2) no Parent Government Contract or Government Bid is currently the subject of bid or award protest proceedings. (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date: (i) neither Parent, nor any of its Subsidiaries, nor any of their Principals has been suspended, debarred, proposed for debarment, found to be nonresponsible, declared ineligible, or otherwise excluded from doing business with a Governmental Authority and no suspension or debarment actions (to include proposed actions) have been commenced or threatened against Parent, any of its Subsidiaries, or any of their Principals; (ii) no Governmental Authority, prime contractor, or higher-tier contractor has made a written claim for any price adjustment or any other written request for a reduction in price of any Parent Government Contracts that remains unresolved; and (iii) there have been no pending, or to the knowledge of Parent, threatened or anticipated, claims or disputes between Parent or any of its Subsidiaries and a Governmental Authority, prime contractor, or subcontractor or other Person arising under or relating to a Parent Government Contract or Government Bid, and, to the knowledge of Parent, no facts or allegations exist that could give rise to such a claim or dispute in the future. (c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and since the Measurement Date: (i) no Parent Government Contract has been terminated for default; (ii) with respect to the Parent

55 Government Contracts, neither Parent nor any of its Subsidiaries has received any cure notice, show cause notice or other communication terminating such contract or threatening such action from any Governmental Authority, any prime contractor, or any higher-tier contractor, in writing with respect to performance by Parent or any of its Subsidiaries of all or any portion of a Parent Government Contract; (iii) with respect to the Parent Government Contracts, neither Parent nor any of its Subsidiaries has received written notice of or, to the knowledge of Parent, written or verbal notice of intent of a termination for convenience, in whole or in part, a reduction in scope, a unilateral modification that would reduce such Contract’s scope, or a failure to exercise option periods, of all or any portion of a Parent Government Contract; and (iv) no Governmental Authority nor any prime contractor or higher-tier subcontractor under a Parent Government Contract has withheld or set off, or attempted to or threatened to withhold or set off, monies due to the Company or any of its Subsidiaries under any Parent Government Contract. (d) Neither Parent nor any of its Subsidiaries (i) has any outstanding Government Bid that, if accepted or awarded, would reasonably be expected to result in a Contract Loss to Parent or one of its Subsidiaries, and (ii) is a party to any Government Contract that is expected to result in a Contract Loss to Parent or one of its Subsidiaries. (e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to any Parent Government Contract or Government Bid of Parent and its Subsidiaries, and since the Measurement Date, (i) there has been no pending, or to the knowledge of Parent, threatened or anticipated, administrative, civil, or criminal investigation or indictment of Parent or any of its Subsidiaries, or any of their Principals, by any Governmental Authority or any subpoena, civil investigative demand, or similar request for information that may be reasonably believed to lead to such an investigation; (ii) there has been no audit, review, inspection, investigation, survey or examination of records of Parent or any of its Subsidiaries, or any of their Principals, resulting in an adverse written finding from the Defense Contract Audit Agency, the Defense Contract Management Agency or any other Governmental Authority that remains unresolved and, to the knowledge of Parent, there is no basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business; and (iii) neither Parent nor any of its Subsidiaries, nor any of their Principals, has made a mandatory or voluntary disclosure to any Governmental Authority with respect to any suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement, or other act or omission arising under or relating to any Parent Government Contract or Government Bid of Parent and its Subsidiaries. (f) Section 4.22(f) of the Parent Disclosure Letter sets forth all facility security clearances held by Parent and its Subsidiaries as of the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent, its Subsidiaries, and to the knowledge of Parent, their employees who hold personnel security clearances, possess all required security clearances to perform the Parent Government Contracts and are, and have been since the Measurement Date, in compliance with all applicable national security obligations, including those specified in the NISPOM. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries, as applicable, hold at least a “satisfactory” or “in compliance” rating from the DCSA or other applicable cognizant security authority with respect to the NISPOM and any other national industrial security requirements that

56 may apply to each facility security clearance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, there are no facts or circumstances that would reasonably be expected to result in the suspension, invalidation, or revocation of any facility security clearance or national industrial security authorization or accreditation held by Parent or one of its Subsidiaries. (g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the business systems of Parent and its Subsidiaries, to include as applicable, Parent’s and its Subsidiaries’ accounting system(s), earned value management system(s), estimating system(s), material management and accounting system(s), property management system(s) and purchasing system(s), are in compliance with Applicable Law and have not been determined in writing by any Governmental Authority not to be in compliance with any Applicable Law. Section 4.23 Properties. (a) As of the date hereof, Parent and its Subsidiaries do not own any real property. (b) Section 4.23(b) of the Parent Disclosure Letter sets forth a true and complete list, as of the date hereof, of all material real property leased, subleased, licensed or otherwise occupied by Parent or any of its Subsidiaries (the “Parent Leased Real Property”), together with the address of each such Parent Leased Real Property and (ii) all leases, subleases or licenses and all amendments, modifications, guarantees and letters of credit relating thereto (each, a “Parent Real Property Lease”). Parent has delivered or made available to Company complete and accurate copies of each Parent Real Property Lease described in Section 4.23(b) of the Parent Disclosure Letter, and no Parent Real Property Lease has been modified in any material respect or terminated, except to the extent that such modifications or terminations are disclosed by the copies delivered or made available to the Company. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and each of its Subsidiaries holds a valid and existing leasehold, subleasehold or other similar interest under each Parent Real Property Lease, free and clear of all Liens other than Permitted Liens and (b) each Parent Real Property Lease is a valid and binding agreement, enforceable against Parent or one of its Subsidiaries, as the case may be, and is in full force and effect. (c) Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to any Parent Real Property Lease is in default or breach under the terms of any such Parent Real Property Lease, except where such default or breach has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Parent Real Property Lease, and no portion of any security deposit has been applied under any Parent Real Property Lease, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, as of the date hereof there are no material disputes with respect to any Parent Real Property Lease.

57 (d) Parent and each of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than Permitted Liens and the rights of lessors under any equipment leases. The material tangible assets or personal property of Parent and its Subsidiaries: (A) together with the Intellectual Property rights and contractual rights of Parent and its Subsidiaries, constitute all of the assets, rights and properties that are necessary for the operation of the businesses of Parent and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of Parent and its Subsidiaries as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 4.24 Transactions with Affiliates. To the knowledge of Parent, since the Measurement Date, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Parent SEC Documents filed prior to the date hereof. Section 4.25 Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 3.26, neither the restrictions on business combinations set forth in Chapter 43 of the IBCL nor any other “control share acquisition,” (including Chapter 42 of the IBCL) “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions. Section 4.26 Opinion of Financial Advisor. Parent has received the written opinion of Goldman Sachs, financial advisor to Parent, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Exchange Ratio is fair, from a financial point of view, to Parent. A complete and executed copy of the opinion of Goldman Sachs described in the immediately preceding sentence has been or will be delivered to the Company promptly following receipt thereof by Parent. It is agreed and understood that such opinion is for the information of the Board of Directors of Parent and may not be relied upon by the Company. Section 4.27 Finders’ Fees. Except for Goldman Sachs, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions. Parent has delivered to the Company a complete and accurate copy of all Contracts pursuant to which any such broker, investment banker or financial advisor to Parent is entitled to any fees, rights to indemnification or expenses from Parent or any of its Subsidiaries in connection with the Transactions. Section 4.28 No Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or (b) has any rights to acquire any shares of Company Common Stock. There are

58 no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. None of Parent nor any of its Subsidiaries is an “interested stockholder” of the Company (with the meaning of each foregoing word in quotation marks as defined in Section 203 of the DGCL). Section 4.29 Parent Credit Agreement. The outstanding principal amount of all borrowings under the Parent Credit Agreement as of the date hereof does not exceed $200,400,000. Section 4.30 No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to this Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates or Representatives. Parent acknowledges and agrees that, except for the representations and warranties made by the Company in Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with Section 10.17 and the introduction to Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. Parent is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties. ARTICLE V COVENANTS OF THE COMPANY Section 5.01 Conduct of the Company. From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (w) as required by Applicable Law (including any Public Health Measure), (x) as set forth in Section 5.01 of the Company Disclosure Letter, (y) for actions taken in response to any Public Health Event (including all Public Health Measures) that are taken in good faith and are consistent with reasonable commercial practice in response to any such Public Health Event (so long as, to the extent reasonably practicable under the circumstances, the Company provides Parent with advance written notice

59 before taking such action) or (z) as otherwise expressly required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, Governmental Authorities with jurisdiction over the Company’s operations and other Third Parties having material business relationships with the Company and its Subsidiaries; (ii) keep available the services of the present directors, officers and employees of the Company and its Subsidiaries; and (iii) maintain in effect all material Company Permits; provided, however, that (A) the failure to take any action prohibited by the subclauses in the next sentence shall not be a breach by the Company or any of its Subsidiaries of the covenants and agreements set forth in this sentence, (B) no action specifically addressed by the subclauses in the next sentence shall be deemed a breach by the Company or any of its Subsidiaries of the covenants and agreements set forth in this sentence and (C) neither the Company nor any of its Subsidiaries shall take any action to comply with the immediately preceding clauses (i), (ii) or (iii) that would breach any of Sections 5.01(a) through 5.01(v). Without limiting the generality of the foregoing, except (A) as required by Applicable Law, (B) as set forth in Section 5.01 of the Company Disclosure Letter, or (C) as otherwise required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries not to: (a) adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Company Organizational Documents); (b) (i) merge or consolidate with any other Person; (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or assets thereof or securities or property, other than (A) acquisitions in the ordinary course of business in an amount not to exceed $5 million individually or $15 million in the aggregate for all such acquisitions, or (B) transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries; or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization or restructuring; (c) (i) split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among the Company and one or more of its wholly owned Subsidiaries or (B) solely among the Company’s wholly owned Subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities, other than dividends or distributions by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company; or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of the Company or any Subsidiary of the Company or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of shares of Company Common Stock in connection with the vesting or settlement of Company Options, in

60 each case outstanding as of the date of this Agreement in accordance with the present terms of the Company Stock Plan and applicable award agreements of such Company Options; (d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance of any shares of Company Common Stock upon the vesting or settlement of shares pursuant to Company Options that are outstanding on the date of this Agreement in accordance with the present terms of the Company Stock Plan and applicable award agreements of such Company Options or (ii) enter into any agreement with respect to the voting of any of its capital stock; (e) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as set forth in Section 5.01(e) of the Company Disclosure Letter and (ii) any other capital expenditures not to exceed $15 million in the aggregate; (f) transfer, sell, lease or otherwise dispose of any Subsidiary or any division thereof or of the Company or any assets, securities or property, other than (i) (A) sales or dispositions of inventory in the ordinary course or (B) transfers, sales, leases or other dispositions of assets or property (other than inventory) in the ordinary course of business in an amount not to exceed $10 million in the aggregate for all such dispositions; or (ii) transactions (A) solely among the Company and one or more of its wholly owned Subsidiaries or (B) solely among the Company’s wholly owned Subsidiaries; (g) sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to nonexclusive licenses or sublicenses granted to Third Parties in the ordinary course of business), abandon, allow to lapse, or otherwise fail to take any action reasonably designed to maintain, enforce or protect any material Company Owned IP; (h) make any loans, advances or capital contributions to any other Person, other than loans, advances or capital contributions (which, with respect to any loans, advances or capital contributions directly or indirectly to any Company Minority Owned JVs shall not exceed $2.5 million in the aggregate) (i) by the Company to one or more of its Subsidiaries or one or more of the Company Minority Owned JVs, (ii) by any Subsidiary of the Company to the Company, any other Subsidiary of the Company or any Company Minority Owned JV or (iii) by any Company Minority Owned JV to the Company, any other Company Minority Owned JV or any Subsidiary of the Company, in each case, in the ordinary course of business pursuant to obligations that require the making of such loan, advance or capital contribution (as applicable) under Contracts in effect as of the date of this Agreement; (i) create or incur any Lien (except for a Permitted Lien and any other Liens created or incurred in connection with any indebtedness permitted to be incurred or established under Section 5.01(u)) on any material asset (including any Company Owned IP); (j) (i) enter into any Company Material Contract (including by amendment of any Contract that is not a Company Material Contract such that such Contract becomes a Company Material Contract) or any Company Real Property Lease, other than in the

61 ordinary course of business; (ii) terminate, renew, extend or amend in any material respect any Company Material Contract or Company Real Property Lease or waive any material right thereunder, other than in the ordinary course of business; or (iii) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract (including, for the avoidance of doubt, the Management Services Agreement) other than any expiration of any such Contract in accordance with the terms thereof; (k) terminate, suspend, abrogate, amend or modify any material Company Permit in a manner material and adverse to the Company and its Subsidiaries, taken as a whole; (l) except as required by (w) Applicable Law, (x) the terms of any Company Employee Plan as in effect as of the date hereof, (y) the terms of any Collective Bargaining Agreement as in effect as of the date hereof, or (z) as set forth on Section 5.01(l) of the Company Disclosure Letter, (i) grant any change in control, retention or severance to (or amend any existing arrangement with) any Company Service Providers (whether current, former, or otherwise); (ii) establish, adopt, amend, terminate or enter into any Company Employee Plan or Collective Bargaining Agreement, except for any amendment that is in the ordinary course of business and would not result in a material increase in the cost related thereto for the Company (other than costs offset by increased payments to the Company or its Subsidiaries pursuant to the specific Company Government Contract related thereto); (iii) grant or amend any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Company Service Provider (whether current, former, or otherwise); (iv) increase the compensation, bonus or other benefits payable to any Company Service Provider (whether current, former or otherwise), other than ordinary course annual increases in base compensation and other increases in base compensation of not more than 5% in the aggregate to employees; (v) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any Company Employee Plan; (vi) (A) hire any Company Service Provider whose annual base compensation is or will be in excess of $300,000 or (B) terminate (other than in the ordinary course of business or for cause, as determined in accordance with past practice) any Company Service Provider whose annual base compensation is or will be in excess of $300,000; or (vii) other than in the ordinary course of business (including in connection with the entering into a new Government Contract, rolling off of any existing Government Contract or as a result of negotiations regarding any existing or new Collective Bargaining Agreement), take any action that would result in any new or increased obligation to contribute to a Company Multiemployer Plan, effectuate a complete or partial withdrawal from a Company Multiemployer Pension Plan, or enter into an agreement with a union, pension plan, or Governmental Authority that would obligate the Company, Parent or any of their respective Subsidiaries to make additional contributions to, or be subject to additional liability with respect to, a Company Multiemployer Plan; (m) waive, release, amend or fail to enforce the material restrictive covenant obligations of any current or former Company Service Provider; (n) make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP, as approved by its independent public accountants;

62 (o) (i) make or change any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any material method of Tax accounting, (iv) enter into any material closing agreement with respect to Taxes or (v) settle or surrender any material Tax claim, audit or assessment; (p) settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation, or Proceeding, pending or threatened, and involving or against the Company or any of its Subsidiaries, other than those involving only (i) a monetary payment to the Company or any of its Subsidiaries or (ii) a monetary payment by the Company or any of its Subsidiaries not to exceed $2 million individually and $10 million in the aggregate; provided that such settlement or compromise shall not include (A) any obligation that would impose any material restrictions on the business or operations of the Company or its Subsidiaries or (B) any admission of wrongdoing or similar admission by the Company or any of its Subsidiaries that would be reasonably expected to negatively affect the Company or any of its Subsidiaries in a material respect beyond the making of any such payment; (q) enter into any transaction between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Related Parties (other than the Company and its Subsidiaries), on the other hand other than such a transaction on arms-length terms or any transaction for Alternative Financing from a source that is a Related Party of the Company (subject to Section 7.12); (r) write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business or (ii) as may be consistent with the Company’s financial accounting policies and procedures and GAAP as determined in consultation with the Company’s outside auditor; (s) enter into any Government Contract or submit any Government Bid that would knowingly be expected to result in a Contract Loss; (t) waive, release, grant or transfer any rights of material value, assign any payments due to the Company, or modify or change in any material respect adverse to the Company, any Government Contract required to be listed on Section 3.21 of the Company Disclosure Letter, other than in the ordinary course of business; (u) (i) issue, sell or otherwise incur any indebtedness for borrowed money (including any debt securities) of the Company or any of its Subsidiaries (or assume or guarantee any such indebtedness for which other Person is the primary obligor (other than Company or any of its wholly-owned Subsidiaries)), except for (A) indebtedness incurred or borrowed (1) pursuant to the Debt Financing (or any Alternative Financing) or the Second Lien Increase, (2) under the Company Term Credit Agreements (for purposes of this clause (2) without giving effect to any increase in the outstanding principal amount of indebtedness incurred under the Company Term Credit Agreements in effect as of the date of this Agreement), (3) under the Company Existing ABL Credit Agreement for general corporate or working capital purposes of the Company or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the asset-based revolving credit facility under the Company Existing ABL Credit Agreement (for purposes of this clause (3) without giving effect to any increase in the aggregate principal

63 amount of commitments under the Company Existing ABL Credit Agreement from and after the date of this Agreement; provided that, for the avoidance of doubt, Virgo Borrower shall be permitted to increase the principal amount of commitments under the Company Existing ABL Credit Agreement and amend, modify or supplement the “borrowing base” thereunder in a manner not adverse to Virgo Borrower) as described in the Debt Commitment Letter as in effect on the date hereof, which increase shall only be used from and after the Closing Date, (4) for any purpose in an aggregate principal amount under this clause (4) not to exceed $15,000,000, or (5) for purposes of repaying indebtedness of the Parent or its Subsidiaries pursuant to this Agreement in an amount not to exceed under this clause (5) the Specified Parent Indebtedness Amount, (B) any other Company Material Contract (other than the Company Credit Agreements) in existence prior to the date hereof and (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or debt arrangements solely between or among the Company and/or any of its Subsidiaries or (ii) amend, modify, supplement or replace any Company Credit Agreement in a manner that is materially adverse, taken as a whole, to Virgo Borrower and its Subsidiaries or that would constitute a Restricted Financing Modification (unless otherwise agreed by the Parent (such consent not to be unreasonably withheld, conditioned or delayed)) (it being understood that any modification to the Company Existing First Lien Credit Agreement pursuant to the “flex” provisions set forth in the Debt Commitment Letter shall be permitted under this clause (ii)); or (v) agree, commit or publicly propose to do any of the foregoing. Section 5.02 No Solicitation by the Company. (a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and controlled Affiliates, and its and their respective stockholders, officers, directors and employees not to, and shall use reasonable best efforts to cause its and their other respective Representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Company Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that the Company knows, or would reasonably be expected to know, is seeking to make, or has made, a Company Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) enter into or approve, recommend or declare advisable for the Company or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Company Acquisition Proposal; (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti- takeover Laws and regulations of the State of Delaware, including Section 203 of the DGCL,

64 inapplicable to any Third Party or any Company Acquisition Proposal; or (v) resolve, propose or agree to do any of the foregoing. (b) The Company shall, and shall cause its Subsidiaries, and its and their respective Representatives to: (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Company Acquisition Proposal and use reasonable best efforts to cause any such Third Party and each of its Representatives in possession of confidential, non- public information or documents or material incorporating non-public information about the Company that was furnished by or on behalf of the Company to return or destroy all such information and (ii) other than with respect to Parent and its Subsidiaries and Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Company Acquisition Proposal. Section 5.03 Redemption of Company Preferred Stock. At the Closing, but prior to the First Effective Time, the Company shall use a portion of the proceeds from the Debt Financing to redeem all issued outstanding shares of Company Preferred Stock pursuant to and in accordance with Section 5(c) of the Certificate of Designations, Preferences and Rights of the Company Preferred Stock adopted in accordance with the Company’s certificate of incorporation (the “Company Certificate of Designations”), and shall take all other action necessary to cause the Company Preferred Stock to be cancelled, extinguished and retired in full, and for each holder of Company Preferred Stock as of immediately prior to the Closing to cease to have any rights with respect thereto (other than payment of the Liquidation Preference (as defined in the Company Certificate of Designations) payable upon redemption of the Company Preferred Stock in accordance with the Company Certificate of Designations), in each case as of the Closing and prior to the First Effective Time. Without limiting the foregoing, the Company shall deliver to a notice of redemption to all holders of Company Preferred Stock in accordance with the Company Certificate of Designations and shall adopt procedures reasonably acceptable to Parent for each holder of Company Preferred Stock to follow in connection with such redemption. Section 5.04 Termination of Company Related Party Contracts. The Company shall terminate, or cause to be terminated, with no further liability or obligation of the Company or any of its Subsidiaries, at or prior to the Closing, all Related Party Contracts of the Company and its Subsidiaries, other than those Related Party Contracts set forth on Section 5.04 of the Company Disclosure Letter, to which it is a party (including that certain Management Services Agreement (the “Management Services Agreement”), dated as of June 29, 2018, between the Company and AIP, LLC (the “Fund”), which shall be terminated pursuant to a termination agreement in the form attached hereto as Exhibit H (the “Termination Agreement”)), and take such action as may be necessary to cause the parties thereto to release and waive any and all claims that any of them may have thereunder as of the Closing. ARTICLE VI COVENANTS OF PARENT Section 6.01 Conduct of Parent. From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (w) as required by Applicable Law

65 (including any Public Health Measure), (x) as set forth in Section 6.01 of the Parent Disclosure Letter, (y) for actions taken in response to any Public Health Event (including all Public Health Measures) that are taken in good faith and are consistent with reasonable commercial practice in response to any such Public Health Event (so long as, to the extent reasonably practicable under the circumstances, Parent provides the Company with advance written notice before taking such action) or (z) as otherwise expressly required or expressly permitted by this Agreement, without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, Governmental Authorities with jurisdiction over Parent’s operations and other Third Parties having material business relationships with Parent and its Subsidiaries; (ii) keep available the services of the present directors, officers and employees of Parent and its Subsidiaries; and (iii) maintain in effect all material Parent Permits; provided, however, that (A) the failure to take any action prohibited by the subclauses in the next sentence shall not be a breach by Parent or any of its Subsidiaries of the covenants and agreements set forth in this sentence, (B) no action specifically addressed by the subclauses in the next sentence shall be deemed a breach by Parent or any of its Subsidiaries of the covenants and agreements set forth in this sentence and (C) neither Parent nor any of its Subsidiaries shall take any action to comply with the immediately preceding clauses (i), (ii) or (iii) that would breach any of Sections 6.01(a) through 6.01(v). Without limiting the generality of the foregoing, except (A) as required by Applicable Law, (B) as set forth in Section 6.01 of the Parent Disclosure Letter, or (C) as otherwise required or expressly permitted by this Agreement, without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause each of its Subsidiaries not to: (a) adopt or propose any change to its articles or certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Parent Organizational Documents); (b) (i) merge or consolidate with any other Person; (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or assets thereof or securities or property, other than (A) acquisitions in the ordinary course of business in an amount not to exceed $5 million individually or $15 million in the aggregate for all such acquisitions, or (B) transactions (1) solely among Parent and one or more of its wholly owned Subsidiaries or (2) solely among Parent’s wholly owned Subsidiaries; or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization or restructuring; (c) (i) split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among Parent and one or more of its wholly owned Subsidiaries or (B) solely among Parent’s wholly owned Subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities, other than dividends or distributions by a Subsidiary

66 of Parent to Parent or a wholly owned Subsidiary of Parent; or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of Parent or any Subsidiary of Parent or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of shares of Parent Common Stock in connection with the exercise, vesting or settlement of Parent Stock Options or Parent RSU Awards, in each case outstanding as of the date of this Agreement or issued in the ordinary course following the date hereof (to the extent expressly permitted by Section 6.01(d)) in accordance with the present terms of the Parent Stock Plan and applicable award agreements of such Parent Stock Options and Parent RSU Awards; (d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than grants of Parent RSU Awards in the ordinary course as described in Section 6.01(d) of the Parent Disclosure Letter or the issuance of any shares of Parent Common Stock upon the exercise, vesting or settlement of shares of Parent Stock Options or Parent RSU Awards that are outstanding on the date of this Agreement or (ii) enter into any agreement with respect to the voting of any of its capital stock; (e) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as set forth in Section 6.01(e) of the Parent Disclosure Letter and (ii) any other capital expenditures not to exceed $15 million in the aggregate; (f) transfer, sell, lease or otherwise dispose of any Subsidiary or any division thereof or of Parent or any assets, securities or property, other than (i) (A) sales or dispositions of inventory in the ordinary course or (B) transfers, sales, leases or other dispositions of assets or property (other than inventory) in the ordinary course of business in an amount not to exceed $10 million in the aggregate for all such dispositions; or (ii) transactions (A) solely among Parent and one or more of its wholly owned Subsidiaries or (B) solely among Parent’s wholly owned Subsidiaries; (g) sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to nonexclusive licenses or sublicenses granted to Third Parties in the ordinary course of business), abandon, allow to lapse, or otherwise fail to take any action reasonably designed to maintain, enforce or protect, any material Parent Owned IP; (h) make any loans, advances or capital contributions to any other Person, other than loans, advances or capital contributions (which, with respect to any loans, advances or capital contributions directly or indirectly to any Company Minority Owned JVs shall not exceed $2.5 million in the aggregate) (i) by Parent to one or more of its Subsidiaries or one or more of the Parent Minority Owned JVs, (ii) by any Subsidiary of Parent to Parent, any other Subsidiary of Parent or any Parent Minority Owned JV or (iii) by any Parent Minority Owned JV to Parent, any other Parent Minority Owned JV or any Subsidiary of Parent, in each case, in the ordinary course of business pursuant to obligations that require the making of such loan, advance or capital contribution (as applicable) under Contracts in effect as of the date of this Agreement;

67 (i) create or incur any Lien (except for a Permitted Lien and any other Liens created or incurred in connection with any indebtedness permitted to be incurred or established under Section 6.01(u)) on any material asset (including any Parent Owned IP); (j) (i) enter into any Parent Material Contract (including by amendment of any Contract that is not a Parent Material Contract such that such Contract becomes a Parent Material Contract), other than in the ordinary course of business; (ii) terminate, renew, extend or amend in any material respect any Parent Material Contract or waive any material right thereunder, other than in the ordinary course of business or in connection with the repayment of the indebtedness under the Parent Credit Agreement pursuant to Section 7.14; or (iii) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract; (k) terminate, suspend, abrogate, amend or modify any material Parent Permit in a manner material and adverse to Parent and its Subsidiaries, taken as a whole; (l) except as required by (w) Applicable Law, (x) the terms of any Parent Employee Plan as in effect as of the date hereof, (y) the terms of any Collective Bargaining Agreement as in effect as of the date hereof, or (z) as set forth in Section 6.01(l) of the Parent Disclosure Letter, (i) grant any change in control, retention or severance to (or amend any existing arrangement with) any Parent Service Providers (whether current, former, or otherwise); (ii) establish, adopt, amend, terminate or enter into any Parent Employee Plan or Collective Bargaining Agreement, except for any amendment that is in the ordinary course of business and would not result in a material increase in the cost related thereto for Parent (other than costs offset by increased payments to Parent or its Subsidiaries pursuant to the specific Parent Government Contract related thereto); (iii) grant or amend any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Parent Service Provider (whether current, former, or otherwise); (iv) increase the compensation, bonus or other benefits payable to any Parent Service Provider (whether current, former or otherwise), other than ordinary course annual increases in base compensation and other increases in base compensation of not more than 5% in the aggregate to employees; (v) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any Parent Employee Plan; (vi) (A) hire any Parent Service Provider whose annual base compensation is or will be in excess of $300,000 or (B) terminate (other than in the ordinary course of business or for cause, as determined in accordance with past practice) any Parent Service Provider whose annual base compensation is or will be in excess of $300,000; or (vii) other than in the ordinary course of business (including in connection with entering into a new Government Contract, the rolling off of any existing Government Contract or as a result of negotiations regarding any existing or new Collective Bargaining Agreement), take any action that would result in any new or increased obligation to contribute to a Parent Multiemployer Plan, effectuate a complete or partial withdrawal from a Parent Multiemployer Pension Plan, or enter into an agreement with a union, pension plan, or Governmental Authority that would obligate the Company, Parent or any of their respective Subsidiaries to make additional contributions to, or be subject to additional liability with respect to, a Parent Multiemployer Plan; (m) waive, release, amend or fail to enforce the material restrictive covenant obligations of any current or former Parent Service Provider;

68 (n) make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP or Regulation S- K promulgated under the Securities Act (“Regulation S-K”), as approved by its independent public accountants; (o) (i) make or change any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any material method of Tax accounting, (iv) enter into any material closing agreement with respect to Taxes or (v) settle or surrender any material Tax claim, audit or assessment; (p) settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation, or Proceeding, pending or threatened, and involving or against Parent or any of its Subsidiaries, other than those involving only (i) a monetary payment to Parent or any of its Subsidiaries or (ii) a monetary payment by Parent or any of its Subsidiaries not to exceed $2 million individually and $10 million in the aggregate; provided that such settlement or compromise shall not include (A) any obligation that would impose any material restrictions on the business or operations of Parent or its Subsidiaries or (B) any admission of wrongdoing or similar admission by Parent or any of its Subsidiaries that would be reasonably expected to negatively affect Parent or any of its Subsidiaries in a material respect beyond the making of any such payment; (q) enter into any transaction between Parent or any of its Subsidiaries, on the one hand, and any of Parent’s Related Parties (other than Parent and its Subsidiaries), on the other hand; (r) write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business or (ii) as may be consistent with Parent’s financial accounting policies and procedures and GAAP as determined in consultation with Parent’s outside auditor; (s) enter into any Government Contract or submit any Government Bid that would knowingly be expected to result in a Contract Loss; (t) waive, release, grant or transfer any rights of material value, assign any payments due to Parent, or modify or change in any material respect adverse to Parent, any Government Contract required to be listed on Section 4.22 of the Parent Disclosure Letter, other than in the ordinary course of business; (u) (i) sell, borrow or otherwise incur any indebtedness for borrowed money (including any debt securities) of the Parent or any of its Subsidiaries (or assume or guarantee any such indebtedness for which any other Person is the primary obligor (other than Parent or any of its wholly-owned Subsidiaries)), except for (A) indebtedness incurred or borrowed (1) that is outstanding on the date of this Agreement under the Parent Credit Agreement (for purposes of this clause (1) without giving effect to any increase in the outstanding principal amount of such indebtedness incurred under the Parent Credit Agreement as of the date of this Agreement), (2) after the date of this Agreement for general corporate or working capital purposes of Parent or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the revolving credit facility under the Parent Credit Agreement (for purposes of this

69 clause (2) without giving effect to any increase in the aggregate principal amount of revolving credit commitments under the Parent Credit Agreement from and after the date of this Agreement) or (3) otherwise under the Parent Credit Agreement in an aggregate principal amount under this clause (3) not to exceed $15,000,000, (B) any other Parent Material Contract (other than the Parent Credit Agreement) in existence prior to the date of this Agreement, (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or (D) debt arrangements solely between or among Parent and/or any of its Subsidiaries in the ordinary course of business consistent with past practice or (ii) otherwise amend, modify, supplement or replace the Parent Credit Agreement in a manner that either (A) is materially adverse, taken as a whole, to the Parent or its Subsidiaries or (B) provides for the capitalization of unpaid interest (other than the capitalization of interest in an aggregate principal amount permitted under clause (i)((A)(3) above), adds any prepayment penalty or premium or otherwise is more onerous in respect of the prepayment of indebtedness thereunder at Closing pursuant to Section 7.14 or (v) agree, commit or publicly propose to do any of the foregoing. Section 6.02 No Solicitation by Parent. (a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except as otherwise set forth in this Section 6.02, Parent shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, directors and employees not to, and shall use reasonable best efforts to cause its and their other respective Representatives, not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information outside of the ordinary course of business with respect to existing bona fide commercial relationships without the intent of circumventing the foregoing restrictions) or knowingly encourage or induce the submission of any Parent Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Parent or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that Parent knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Parent Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; or (iii) except as required by the duties of the Board of Directors of Parent under Applicable Law (as determined by the Board of Directors of Parent in good faith, after consultation with Parent’s outside legal advisors), waive, terminate, modify or release any Third Party (other than the Company and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation. Any violation of the foregoing restrictions by any of Parent’s Subsidiaries or by any Representatives of Parent or its Subsidiaries, whether or not such Representative is so authorized, shall be deemed a breach of this Agreement by Parent. Except as permitted by this Section 6.02, neither the Board of Directors of Parent nor any committee thereof shall: (x)(A) fail to make, withdraw or qualify, amend or modify, in each case, in any manner adverse to the Company, the Parent Board Recommendation, (B) fail to include the Parent Board Recommendation in the Proxy Statement, (C) recommend, adopt or approve any Parent

70 Acquisition Proposal or propose publicly or otherwise to recommend, adopt or approve any Parent Acquisition Proposal or resolve to take any such action, (D) enter into or approve, recommend or declare advisable for Parent or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (E)(I) fail to publicly recommend against any Parent Acquisition Proposal or (II) fail to publicly reaffirm the Parent Board Recommendation, in the case of the foregoing clauses (I) and (II), within five (5) Business Days after the Company so requests in writing following the public disclosure of any Parent Acquisition Proposal; provided that the Company shall not be entitled to make such request in writing, and Parent shall not be required to make any such reaffirmation, more than three (3) times with respect to any particular Parent Acquisition Proposal, or (F) subject to Section 6.02(b), fail to recommend against any Parent Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the shareholders of Parent) within ten (10) Business Days after the commencement of such tender offer or exchange (any of the foregoing in this clause (x) a “Parent Adverse Recommendation Change”); (y) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations of the State of Indiana, including Chapter 43 of the IBCL, inapplicable to any Third Party or any Parent Acquisition Proposal, or (z) resolve, propose or agree to do any of the foregoing. (b) Notwithstanding the foregoing, if at any time prior to the receipt of the Parent Shareholder Approval (the “Parent Approval Time”) (and in no event after the Parent Approval Time), the Board of Directors of Parent receives a bona fide written Parent Acquisition Proposal made after the date hereof that did not result from any breach in any material respect of this Section 6.02, the Board of Directors of Parent (or duly appointed committee thereof) may, if the Board of Directors of Parent determines in good faith, after consultation with Parent’s financial advisor and outside legal counsel, and based on the information then available to it, that (x) such Parent Acquisition Proposal either constitutes a Parent Superior Proposal or would reasonably be expected to result in a Parent Superior Proposal and (y) the failure to take such actions would be inconsistent with its fiduciary duties under Applicable Law, then Parent and its Representatives may, subject to compliance with this Section 6.02(b), Section 6.02(c) and Section 6.02(e), (i) engage in negotiations or discussions with such Third Party that has made after the date of this Agreement a Parent Acquisition Proposal; (ii) furnish to such Third Party and its Representatives and financing sources non-public information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Parent than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any standstill terms or similar obligations and shall not provide such person with any exclusive right to negotiate with Parent) (a “Acceptable Confidentiality Agreement”) (a copy of which shall be provided substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following its execution to the Company for informational purposes); provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company, as the case may be, substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following the time it is provided or made available

71 to such Third Party; and (iii) following receipt of a Parent Superior Proposal, (A) make a Parent Adverse Recommendation Change and (B) terminate this Agreement pursuant to Section 9.01(d)(ii) (Parent Superior Proposal) and simultaneously enter into a definitive agreement implementing such Parent Superior Proposal (provided, however, that Parent shall not terminate this Agreement pursuant to the foregoing clause (B), and any purported termination of this Agreement pursuant to the foregoing clause (B) shall be void and of no force and effect, unless concurrently with such termination Parent pays or causes the payment of the Parent Termination Fee to the Company and otherwise complies with the provisions of Sections 9.01 and 9.03). Nothing contained herein shall prevent the Board of Directors of Parent from (x) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to a Parent Acquisition Proposal or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act (each of which shall not constitute a Parent Adverse Recommendation Change); (y) making any required disclosure to Parent’s shareholders if the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; or (z) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided that (I) if any such compliance, statement or disclosure does not reaffirm the Parent Board Recommendation, it shall be deemed a Parent Adverse Recommendation Change, and (II) any Parent Adverse Recommendation Change involving or relating to a Parent Acquisition Proposal may only be made in accordance with the provisions of this Section 6.02(b), Section 6.02(c) and Section 6.02(e). (c) In addition to the requirements set forth in Section 6.02(b) and subject to compliance with Section 6.02(d) and Section 6.02(e), the Board of Directors of Parent shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.02(b) unless Parent shall have first delivered to the Company written notice advising the Company that Parent intends to take any such action. In addition, Parent shall notify the Company promptly (but in no event later than twenty-four (24) hours) after receipt by Parent (or any of its Representatives) of any Parent Acquisition Proposal, indication or request for information (including material modifications thereto) relating to Parent or any of its Subsidiaries or for access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that, to the knowledge of Parent or any member of the Board of Directors of Parent, is considering making or has made a Parent Acquisition Proposal, which notice shall be provided in writing and shall (i) identify the relevant Third Party and (ii) to the extent known, the material terms and conditions of, any such Parent Acquisition Proposal, indication or request (including any material changes thereto). (d) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Parent Approval Time (and in no event after the Parent Approval Time), and after giving effect to the rights offered to the Company in this Section 6.02(d), the Board of Directors of Parent may effect a Parent Adverse Recommendation Change in response to a Parent Intervening Event if the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; provided that prior to effecting any such Parent Adverse Recommendation Change (i) Parent shall (A) promptly notify the Company in writing of its intention to take such action at least four (4) Business Days before taking such action and (B) if requested by the Company, negotiate in good faith with the Company for four (4) Business Days

72 following such notice regarding revisions, if any, to the terms of this Agreement proposed by the Company, and (ii) the Board of Directors of Parent shall not effect any Parent Adverse Recommendation Change in response to a Parent Intervening Event unless, after the four (4) Business Day period described in the foregoing clause (B), the Board of Directors of Parent determines in good faith taking into account any proposal by the Company to amend the terms of this Agreement, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. (e) Without limiting or affecting Section 6.02(a), Section 6.02(b) or Section 6.02(c), the Board of Directors of Parent shall not make a Parent Adverse Recommendation Change involving or relating to a Parent Superior Proposal or terminate this Agreement to accept a Parent Superior Proposal unless (i) Parent promptly notifies the Company, in writing at least four (4) Business Days before taking such action, that Parent intends to take such action, which notice attaches in unredacted form the most current version of any proposed agreement(s), the identity of the offeror and a copy of any financing commitments (which may be redacted for fee information and other customary matters); (ii) if requested by the Company, during such four (4) Business Day period, Parent and its Representatives have discussed and negotiated in good faith with the Company regarding any proposal by the Company to amend the terms of this Agreement in response to such Parent Superior Proposal; and (iii) after such four (4) Business Day period, the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by the Company to amend the terms of this Agreement, that such Parent Acquisition Proposal continues to constitute a Parent Superior Proposal (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Parent Superior Proposal (including any change to the exchange ratio or merger consideration), a new written notification from Parent consistent with that described in clause (i) of this Section 6.02(e) shall be required and a new notice period under clause (i) of this Section 6.02(e) shall commence, during which notice period Parent shall be required to comply with the requirements of this Section 6.02(e) anew, except that such new notice period shall be for three (3) Business Days (as opposed to four (4) Business Days)). (f) Parent shall, and shall cause its Subsidiaries and controlled Affiliates, and shall direct its other Representatives, to (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal and instruct any such Third Party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Parent that was furnished by or on behalf of Parent to return or destroy all such information and (ii) other than with respect to the Company and its Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Parent Acquisition Proposal. (g) Notwithstanding (i) any Parent Adverse Recommendation Change, (ii) the making of any Parent Acquisition Proposal or (iii) anything in this Agreement to the contrary, until termination of this Agreement (x) in no event may Parent or any of its Subsidiaries enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), and (y) Parent shall otherwise remain subject to all of its obligations under this

73 Agreement, including, for the avoidance of doubt, the obligation to hold the Parent Shareholder Meeting. (h) For purposes of this Agreement: (i) “Parent Superior Proposal” means any bona fide, written Parent Acquisition Proposal (other than a Parent Acquisition Proposal that has resulted from a violation of this Section 6.02) (with all references to “15%” in the definition of Parent Acquisition Proposal being deemed to be references to “50%”) on terms that the Board of Directors of Parent determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account all the terms and conditions of the Parent Acquisition Proposal that the Board of Directors of Parent considers to be appropriate (including the identity of the Person making the Parent Acquisition Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), conditions to consummation and availability of necessary financing), would result in a transaction (i) that, if consummated, is more favorable to Parent and its shareholders from a financial point of view than the Mergers (taking into account any proposal by the Company to amend the terms of this Agreement); (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the Parent Acquisition Proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such Parent Acquisition Proposal; and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of Parent. (ii) “Parent Intervening Event” means any material event, change, effect, development or occurrence that (i) was not known or reasonably foreseeable or the material consequences of which were not known or reasonably foreseeable in each case to the Board of Directors of Parent as of or prior to the date of this Agreement, and (ii) does not relate to or involve any Parent Acquisition Proposal; provided that in no event shall any action taken by either Party pursuant to the affirmative covenants set forth in Section 7.01, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Parent Intervening Event. Section 6.03 Director and Officer Liability. (a) From and after the Closing, Parent shall, and shall cause the Surviving Company to (i) indemnify and hold harmless and shall advance expenses as incurred, in each case to the same extent (subject to Applicable Law) such Persons are indemnified as of the date of this Agreement by the Company or Parent, as applicable, pursuant to the Company Organizational Documents, the Parent Organizational Documents, the governing or organizational documents of any Subsidiary of the Company or of Parent and any indemnification agreements in existence as of the date hereof, each present and former director or officer of the Company, Parent and their respective Subsidiaries (in each case, when acting in such capacity or in connection with their service as an officer, director or other fiduciary of any other Person if such service was at the request or for the benefit of the Company, Parent or any of their respective Subsidiaries)

74 (collectively, the “D&O Indemnified Parties”) against any fees, costs or expenses (including reasonable attorneys’ fees), judgments, inquiries, claims, fines, losses, damages or liabilities incurred in connection with any threatened or actual Proceeding, whether civil, criminal, administrative or investigative, whether arising before or after the Closing, arising out of the fact that such Person is or was a director or officer of the Company, Parent or any of their Subsidiaries or pertaining to matters existing or occurring at or prior to the Closing, including the Transactions; provided that in the case of advancement of expenses, any D&O Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such D&O Indemnified Party is not entitled to indemnification; and (ii) cooperate in the defense of any such matter until it is determined that such D&O Indemnified Party is not eligible for indemnification. (b) For a period of six (6) years after the Closing, Parent shall, and shall cause the Surviving Company to, maintain in effect the policies of directors’ and officers’ liability insurance maintained by the Company and Parent as of the Closing (“Current Insurance”) (provided that Parent and the Surviving Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insureds) with respect to claims arising from facts or events that occurred at or before the Closing; provided, however, that neither Parent nor the Surviving Company shall be obligated to expend for any annual period an amount in excess of 350% of the current annual premium paid as of the date hereof by the Company or Parent, as applicable, for such insurance (the “Premium Cap”), and if such premium for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent and the Surviving Company shall maintain insurance that, in Parent’s good faith determination, provides the maximum coverage available at an aggregate premium equal to the respective Premium Cap. In lieu of the foregoing, the Company and Parent may obtain at or prior to the Closing six (6)-year “tail” insurance under the Company’s or Parent’s, as applicable, respective Current Insurance providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. (c) The provisions of this Section 6.03 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party and his or her heirs and representatives. If Parent, the Surviving Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other Person or engages in any similar transaction, then in each such case, Parent and/or the Surviving Company, as applicable, will cause proper provision to be made so that the successors and assigns of Parent and/or the Surviving Company, as applicable, will expressly assume the obligations set forth in this Section 6.03. Section 6.04 Certain Additional Actions to be Taken. (a) At or prior to the Closing, Parent shall enter into a management services agreement with the Fund (or its designated Affiliate) in substantially the form set forth on Section 6.04(a) of the Parent Disclosure Letter, which Contract shall be effective upon consummation of the Mergers.

75 (b) Prior to the Closing Date, the Board of Directors of Parent shall, at a meeting duly called, adopt resolutions to amend and restate the bylaws of Parent in the form attached hereto as Exhibit I, to be effective as of the Closing Date. ARTICLE VII ADDITIONAL AGREEMENTS Section 7.01 Reasonable Best Efforts to Complete. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parent, Merger Sub Inc., Merger Sub LLC and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party or Parties hereto in doing, all things reasonably necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Mergers and the other Transactions, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, novations, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Mergers or any of the other Transactions. Each of the Parent, Merger Sub Inc., Merger Sub LLC and the Company undertakes and agrees to: (x) make an appropriate and complete filing of a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division within ten (10) Business Days after the date of this Agreement; (y) make all other required filings and applications with respect to other Applicable Laws as promptly as practicable; and (z) not extend any waiting period under the HSR Act or other applicable Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any other Governmental Authority with respect to the Transactions (including any such agreement with respect to any actions, restrictions or conditions to the consummation of the Transactions or not to consummate the Transactions), except with the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed; provided that it shall not be unreasonable to withhold, condition or delay consent with respect to any action, restriction or condition that, individually or in the aggregate, would or would reasonably be expected to be materially adverse to Parent, the Surviving Company and their respective Subsidiaries, taken as a whole). The Company and Parent shall each have the responsibility for their respective filing fees associated with filings pursuant to the HSR Act and all other antitrust and other regulatory filings with any Governmental Authority, including those that may be required to be filed in any other jurisdiction. In furtherance thereof, each of the Company and Parent shall, if requested, use reasonable best efforts to obtain all necessary or appropriate consents, waivers and approvals under any Company Material Contracts, Company Government Contracts, Parent Material Contracts or Parent Government Contracts, as applicable, to which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is a party in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits under such Company Material Contracts, Company Government Contracts, Parent Material Contracts or Parent Government Contracts following the consummation of the Transactions. In addition to the foregoing, none of the Company, on the one hand, nor, except for actions taken in accordance with Section 6.02, Parent, Merger Sub Inc. or Merger Sub LLC, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the

76 effect of, preventing, impairing, materially delaying or otherwise materially adversely affecting the consummation of the Mergers or the ability of such Party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, neither the Company nor Parent shall be required prior to the Closing to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any Contract. (b) In addition and subject to Applicable Law, each of Parent, Merger Sub Inc., Merger Sub LLC and the Company shall, and shall cause their respective Subsidiaries to: (i) promptly notify the other Party of any communication from the FTC, the Antitrust Division, any state attorney general or any other Governmental Authority concerning this Agreement or the Transactions to that Party and permit the other Party to review in advance any proposed communication to any of the foregoing; (ii) consult with the other Party prior to participating in any meeting, telephone call or discussion with any Governmental Authority with respect to any filing, investigation or inquiry concerning this Agreement or the Transactions and provide the other Party the opportunity to attend and participate in any such meeting, telephone call or discussion to the extent permitted by the Governmental Authority; and (iii) furnish the other Party with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between it and its Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions and provide a reasonable opportunity to the other Party to comment on letters, presentations, whitepapers and other substantive communications to the Governmental Authority and consider, in good faith, any reasonable comments on such correspondences, filings and written communications, in all cases subject to redaction for any confidential, commercially sensitive or classified information (which shall be disclosed on an external counsel only basis to the extent possible). (c) Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Closing. Prior to the Closing, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations. (d) As promptly as possible after execution of this Agreement, but in no case later than as required by Applicable Law or National Security Laws, each Party shall use their respective reasonable best efforts to take such action as may be required to file the necessary notices (including any informal briefing papers or similar filings to the extent they are advisable) and/or to obtain the relevant approvals, as applicable, under any National Security Laws with respect to the Mergers or the other Transactions, including notification to the U.S. Department of State, Directorate of Defense Trade Controls within five (5) days of the Closing pursuant to 22 C.F.R. § 122.4(a) and, where applicable, the transfer of any Company Permits necessary to conduct the business of the Surviving Company. (e) In connection with and without limiting the efforts referenced above, the Parties shall consider in good faith the views of one another, in connection with the form and content of any notices, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party, hereto in

77 connection with proceedings under or relating to any Antitrust Law or National Security Law prior to their submission. (f) During the period of ten (10) Business Days following the date of this Agreement, Parent and the Company shall cooperate to determine whether any additional approvals, clearances, notifications or waiting periods are required for consummation of the Mergers or any of the other Transactions under any Antitrust Law or National Security Laws of a jurisdiction not set forth on Section 8.01(b) of the Company Disclosure Letter. If either Parent or the Company considers that such an approval, clearance, notification or waiting period is so required, it may notify the other Party in writing, and the other Party shall consider such request acting reasonably and in good faith. If such other Party agrees that the approval, clearance, notification or waiting period is so required, it shall confirm promptly its agreement in writing and in the event of any Identified National Security Laws, the relevant National Security Law shall be deemed to be an “Identified National Security Law”. Section 7.02 Access to Information; Confidentiality. Upon reasonable notice and subject to Applicable Law, each Party shall, and each Party shall cause its Subsidiaries to, afford to the other Party and its Subsidiaries and their respective Representatives reasonable access, during normal business hours and during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, solely for purposes of consummating the Transactions or as is reasonably necessary for integration planning, to all their respective properties, books, Contracts, personnel and records and, during such period, each Party shall, and shall cause each of its Subsidiaries to, solely for purposes of consummating the Transactions or as is reasonably necessary for integration planning, furnish reasonably promptly to the other Party all information concerning its business, finances, properties and personnel as Parent or the Company, as applicable, may reasonably request; provided that each Party and its Subsidiaries may withhold any document or information (A) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement (or entered into after the date of this Agreement in the ordinary course of business) (provided that each Party and its Subsidiaries shall use their reasonable best efforts to obtain the required consent of such Third Party to such access or disclosure or to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such confidentiality agreement), (B) the disclosure of which would violate any Law or fiduciary duty (provided that each Party and its Subsidiaries shall use their reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or fiduciary duty), (C) that is subject to attorney-client or other privilege (provided that the applicable Party and its Subsidiaries shall use their reasonable best efforts to allow for such access or disclosure to the maximum extent that would not result in a waiver of any such attorney-client or other privilege), (D) concerning Company Acquisition Proposals, which shall be governed by Section 5.02, or Parent Acquisition Proposals, which shall be governed by Section 6.02, as applicable, or (E) regarding the deliberations of the Board of Directors of the Company, Parent or any of their respective Subsidiaries or any committee thereof with respect to the Transactions or the entry into this Agreement, or any materials provided to the Board of Directors of the Company, Parent or any of their respective Subsidiaries or any committee in connection therewith. In the event that Parent materially breaches Section 6.02(a) or delivers notice to the Company that it intends to take any of the actions set forth in clauses (i) through (iii) of Section 6.02(b), the rights of Parent and its Subsidiaries and their Representatives under this Section 7.02 shall automatically terminate without further action as of such time. In the event that

78 the Company materially breaches Section 5.02(a), the rights of the Company and its Subsidiaries and their Representatives under this Section 7.02 shall automatically terminate without further action as of such time. All information exchanged pursuant to this Section 7.02 shall be subject to the confidentiality agreement dated November 9, 2021, between Parent and the Fund (the “Confidentiality Agreement”). Section 7.03 Proxy Statement and Parent Shareholder Meeting. (a) As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare, with, and subject to, receipt of the requested and required information regarding the Company and its Affiliates from the Company (subject to the applicable standard with respect thereto set forth in Section 7.03(b) below) and assistance of the Company reasonably necessary in connection therewith, and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Parent Shareholder Meeting (together with any exhibits, amendments or supplements thereto, the “Proxy Statement”). Except in the event of a Parent Adverse Recommendation Change, the Proxy Statement shall include the Parent Board Recommendation. Parent shall promptly notify the Company upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide the Company with copies of all relevant correspondence between Parent and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the Parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. Parent shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of Applicable Law, the Exchange Act and the rules and regulations promulgated thereunder, and Parent shall cause the definitive Proxy Statement to be mailed to Parent’s shareholders as of the record date established for the Parent Shareholder Meeting as promptly as reasonably practicable after the date of this Agreement and, except as Parent and the Company may otherwise agree, in no event more than five (5) Business Days after: (i) in the event the preliminary Proxy Statement is not reviewed by the staff of the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act and (ii) in the event the preliminary Proxy Statement is reviewed by the staff of the SEC, receipt of oral or written notification of the completion of the review by the staff of the SEC. Without limiting the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto and including any preliminary form) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Parent shall provide the Company a reasonable opportunity to review and to propose comments on such document or response (including the proposed final version of such document or response) to the extent permitted by Applicable Law, and Parent shall consider in good faith the timely comments of the Company in connection with such document or response. Parent shall use its reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Exchange Act, IBCL and the rules of NYSE in connection with the filing and distribution of the Proxy Statement, and the solicitation of proxies from Parent’s shareholders thereunder. (b) The Company shall, upon request by Parent and/or its Representatives, use commercially reasonable efforts to furnish to Parent all information concerning the Company, its Subsidiaries, Affiliates, directors, officers, stockholders (direct and indirect) and such other matters as may be required in connection with the preparation, filing and

79 distribution of the Proxy Statement and any other filings required to be made by Parent in respect of the Transactions, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with Parent in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). In addition, the Company shall use its commercially reasonable efforts to provide information concerning it necessary for the preparation of any pro forma financial statements and related footnotes required by Applicable Law to be included in the Proxy Statement and any other filings required to be made by Parent in respect of the Transactions. (c) In accordance with the Parent Organizational Documents and Applicable Laws, Parent shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the timing contemplated in Section 7.03(a)), (x) establish a record date for and give notice of a meeting of its shareholders entitled to vote on the Parent Share Issuance and the Parent Charter Amendment (including any adjournment or postponement thereof, the “Parent Shareholder Meeting”), at which meeting Parent shall seek the Parent Shareholder Approval and the adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the Transactions, (y) commence a broker search pursuant to and in accordance with Section 14a-13 of the Securities Exchange Act in respect thereof, and (z) mail to the holders of Parent Common Stock as of the record date established for the Parent Shareholder Meeting a Proxy Statement (such date, the “Proxy Date”). Parent shall use reasonable best efforts to duly call, convene and hold the Parent Shareholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that Parent may postpone, recess or adjourn the Parent Shareholder Meeting: (i) with the consent of the Company; (ii) for the absence of a quorum; or (iii) after consultation in good faith with the Company (A) for a period not to exceed ten (10) Business Days in each instance, to solicit additional proxies for the purpose of obtaining the Parent Shareholder Approval, or (B) to allow reasonable additional time for the preparation, filing and distribution of any supplemental or amended disclosure which the Board of Directors of Parent has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under Applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by Parent’s shareholders prior to the Parent Shareholder Meeting; provided that, in the case of clauses (ii) or (iii) unless otherwise agreed to by the Company, the Parent Shareholder Meeting shall not be postponed or adjourned to a date that is the End Date or is a date after the End Date and in no event may Parent postpone the Parent Shareholder Meeting without the consent of the Company if doing so would require the setting of a new record date. Without the prior written consent of the Company, the Parent Share Issuance and the Parent Charter Amendment shall be the only matters (other than matters of procedure and matters required by or advisable under Applicable Law to be voted on by the shareholders of Parent in connection therewith) that Parent shall propose be voted on by its shareholders at the Parent Shareholder Meeting. Subject to Section 6.02, Parent shall use its reasonable best efforts to take, or cause to be taken, all such actions, and to do or cause to be done all such things necessary on its part to cause the Parent Share Issuance and the Parent Charter Amendment to be approved at the Parent Shareholder Meeting or any adjournment or postponement thereof, and to comply with all legal requirements applicable to the Parent Shareholder Meeting. Parent agrees to provide the Company with reasonably detailed periodic updates concerning proxy solicitation results upon the Company’s reasonable request and, upon the Company’s request (which may be given via email), Parent agrees to give written notice (which may be given via email) to the Company one (1) day

80 prior to, and on the date of, the Parent Shareholder Meeting, indicating whether, as of such date, sufficient proxies representing the Parent Shareholder Approval have been obtained. (d) If Parent or the Company becomes aware that any information contained in the Proxy Statement, which in the reasonable judgment of the Company or Parent, as applicable, should be set forth in an amendment, or supplement, to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact to make the statements therein, in light of the circumstances in which they were made, not misleading, then (i) such Party shall as promptly as reasonably practicable inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, shall reasonably cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) an amendment or supplement to the Proxy Statement. Parent and the Company shall use reasonable best efforts to cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC, and Parent shall cause such Proxy Statement to be disseminated to Parent’s shareholders, in each case pursuant to Applicable Law and subject to the terms and conditions of this Agreement and the Parent Organizational Documents. (e) Notwithstanding (i) any Parent Adverse Recommendation Change; or (ii) the public proposal or announcement or other submission to Parent or any of its Representatives of a Parent Acquisition Proposal, unless this Agreement is terminated in accordance with its terms, the obligations of Parent under this Section 7.03 shall continue in full force and effect. (f) Notwithstanding anything herein to the contrary (including Section 3.08), the Company makes no representation or warranty with respect to any information provided by or required to be provided by Parent, Merger Sub Inc., Merger Sub LLC and/or by their auditors, legal counsel, financial advisors, consultants, advisors or other Representatives specifically for use in the Proxy Statement. (g) Notwithstanding anything herein to the contrary (including Section 4.09), Parent makes no representation or warranty with respect to any information provided by or required to be provided by the Company and/or by its auditors, legal counsel, financial advisors, consultants, advisors or other Representatives specifically for use in the Proxy Statement. Section 7.04 NYSE Listing. Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of NYSE and the SEC to enable the listing of the Parent Common Stock being issued in the Parent Share Issuance on NYSE no later than the First Effective Time, subject to official notice of issuance. Section 7.05 Name and Ticker. In the event that, prior to the Closing, Parent and the Company agree to a new name and ticker symbol for Parent, they shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of NYSE and the SEC such that, effective as of the Closing or as soon as reasonably practicable thereafter, Parent’s name and ticker symbol are changed to the name and ticker symbol mutually agreed by the Parties.

81 Section 7.06 Certain Tax Matters. (a) Each of Parent and the Company shall use reasonable best efforts (i) to cause the Mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code with respect to which Parent and the Company will each be a party to the reorganization within the meaning of Section 368(a) of the Code and (ii) not to, and to cause its respective Subsidiaries or Affiliates not to, take or cause to be taken any action reasonably likely to cause the Mergers, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and the Company shall use its reasonable best efforts to obtain any Tax opinion regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code that may be required in connection with the preparation and filing of the Proxy Statement, including by causing its officers to execute and deliver to the law firm delivering such Tax opinion certificates at such time or times as may reasonably be requested by such law firm. In addition, upon prior written request of the Company, Parent shall deliver to the Company a customary officer’s certificate, executed by an appropriate officer of Parent and in a form mutually agreeable (acting in good faith) to Parent and the Company, solely for purposes of the Company obtaining a Tax opinion regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code. (b) Each of Parent and the Company shall (and shall cause their respective Subsidiaries and Affiliates to) report the Mergers, taken together, for U.S. federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and shall not take (or cause or permit any of their Subsidiaries or Affiliates to take) any inconsistent position on any Tax Return, in any audit, examination or other administrative or court Proceeding related to Taxes, or otherwise with respect to Taxes, in each case, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Except for the covenants in Section 7.06 and the representations set forth in Section 4.16(c), neither Parent nor any of its Subsidiaries or Affiliates makes any representations or warranties to the Company or to any holder of Company Common Stock regarding the Tax treatment of the Mergers, or any of the Tax consequences to the Company or any holder of Company Common Stock of this Agreement, the Mergers or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the holders of Company Common Stock are relying solely on their own Tax advisors for Tax advice regarding this Agreement, the Mergers and the other Transactions. Section 7.07 Public Announcements. The initial press release concerning this Agreement, the Ancillary Agreements and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts with respect to this Agreement or the Transactions and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation (and, to the extent applicable, shall reasonably in advance provide copies of any such press release, statement or agreement (or any scripts for any conference calls) to the other Party

82 and shall consider in good faith the comments of the other Party); provided that the restrictions set forth in this Section 7.07 shall not apply to any release or public statement (a) made or proposed to be made by Parent in compliance with Section 6.02 with respect to the matters contemplated by Section 6.02 or (b) in connection with any dispute between the Parties regarding this Agreement, any Ancillary Agreement or the Transactions. Furthermore, for the avoidance of doubt, this Section 7.07 shall not apply to any release or public statement made or proposed made by either Party in the ordinary course of business and which does not relate to this Agreement or the Transactions. Section 7.08 Notices of Certain Events. Each of the Company and Parent shall promptly advise the other of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Authority in connection with the Transactions; (c) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; (d) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or (e) any change, event or fact that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided that no such notification shall affect the representations, warranties or covenants of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided, further, that a failure to comply with this Section 7.08 shall not constitute the failure of any condition set forth in Article VIII to be satisfied unless the underlying change, event or fact would independently result in the failure of a condition set forth in Article VIII to be satisfied. Section 7.09 Section 16(a) Matters. Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any acquisitions of Parent Common Stock (including derivative securities and equity awards with respect to Parent Common Stock) resulting from the Transactions by each individual who will become or is reasonably expected to become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Section 7.10 Transaction Litigation. Each of the Company and Parent shall promptly notify the other of any stockholder or shareholder demands, litigations, arbitrations or other similar Proceedings (including derivative claims and books and records requests) commenced against it and/or its respective directors or officers relating to this Agreement, any Ancillary Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other Party informed regarding any Transaction Litigation. Each of the Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other Party the opportunity to consult with it regarding the defense or settlement of such Transaction Litigation and shall give the other Party’s advice due consideration with respect to such Transaction Litigation. Prior to the Closing, none of Parent, the Company nor any of their respective Subsidiaries shall cease to defend, consent

83 to the entry of any judgement, settle or offer to settle any Transaction Litigation without the prior written consent of, in the case of Parent and its Subsidiaries, the Company, and, in the case of the Company and its Subsidiaries, Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Section 7.11 State Takeover Statutes. Each of Parent, Merger Sub Inc., Merger Sub LLC and the Company shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws or regulations, or any similar provision of the Company Organizational Documents or the Parent Organizational Documents is or becomes applicable to this Agreement, the Mergers or any of the other Transactions, and (b) if any such anti-takeover Law, regulation or provision is or becomes applicable to this Agreement, the Mergers or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that this Agreement, the Mergers or the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions. Section 7.12 Debt Financing. (a) The Company shall use, and shall cause its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) to use, their respective reasonable best efforts to arrange and consummate the Debt Financing at or prior to the Closing on the terms and subject only to the conditions (including any “flex” provisions) set forth in the Debt Commitment Letter (or, at the reasonable discretion of the Company in consultation with Parent, on other terms not less favorable in the aggregate to the Company than the terms and conditions (including flex provisions) set forth in the Debt Commitment Letter, and in no event contain any terms or conditions that would reasonably be expected to constitute a Restricted Financing Modification), including executing and delivering all such documents and instruments as may be reasonably required thereunder and using (and causing its Subsidiaries to use) their respective reasonable best efforts to, (i) comply with and maintain in full force and effect the Debt Financing and the Debt Commitment Letter in accordance with the terms and subject only to the conditions thereof, negotiate and enter into definitive financing agreements with respect to the Debt Financing on the terms and subject only to the conditions set forth in the Debt Commitment Letter (the “Financing Agreements”) (and maintain in full force and effect the Financing Agreements in accordance with the terms and subject only to the conditions thereof) so that the Financing Agreements are in full force and effect as promptly as practicable but in any event no later than the Closing, (ii) satisfy, or cause their respective Representatives to satisfy, at or before Closing, all the terms and conditions to the Debt Financing contemplated by the Debt Commitment Letter and Financing Agreements (including by paying any commitment fees or other fees or deposits required to be paid by them by the Debt Commitment Letter), (iii) enforce its rights under the Debt Commitment Letter and Financing Agreements in the event of a breach (or threatened breach) by the Debt Financing Sources under the Debt Commitment Letter or the Financing Agreements, as applicable, and (iv) cause the Debt Financing Sources and any other Persons providing Debt Financing to fund the Debt Financing no later than the Closing; provided, that, without limitation to Section 7.12(c), notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company may and may permit Virgo Aerospace Intermediate and/or Virgo Borrower (A) to increase the aggregate amount of the Debt Financing for the primary purpose of, repayment in full and

84 discharge of the Company Existing Second Lien Credit Agreement at the Closing (such increase and related amendment to the Debt Commitment Letter, the “Second Lien Increase”) and/or repayment in full and discharge of the Parent Credit Agreement (in an amount equal to the Specified Parent Indebtedness Amount) at the Closing or (B) with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), obtain financing in lieu of the Debt Financing contemplated by the Debt Commitment Letter (including under the Company Credit Agreements or a new credit facility), in each case, so long as the Second Lien Increase or such replacement financing, as applicable, would not (a) result in terms of the Company Credit Agreements, taken as a whole, materially less favorable or more onerous (as reasonably determined by the Company and Parent) to which Parent and its Subsidiaries would subject to from and after the Closing (after giving effect to all “flex” under the Debt Commitment Letter), (b) reduce the aggregate amount of the Debt Financing available to fund the transactions contemplated under this Agreement from that contemplated by the Debt Commitment Letter delivered as of the date hereof (provided that this subclause (b) shall not prohibit any reduction in the aggregate amount of the Debt Financing as of the Closing (it being understood that such reduction shall not be made without the consent of Parent prior to the Closing) to the extent that cash of the Company and its Subsidiaries, or Parent and its Subsidiaries, is available at Closing to fund the Closing Cash Obligations in lieu of such reduced amount of Debt Financing), (c) impose new or additional (or adversely modify any existing) conditions that would reasonably be expected to (I) materially delay or prevent the Closing or (II) cause all or any portion of the Debt Financing to be unavailable on the Closing Date, (d) be materially disadvantageous to the Company or Parent and their respective Subsidiaries (including, in the case of the Company, Virgo Aerospace Intermediate and Virgo Borrower), taken as a whole, relative to the Debt Financing contemplated by the Debt Commitment Letter (after giving effect to all “flex” under the Debt Commitment Letter), (e) make it less likely that any portion of the Debt Financing would be funded (including by making the satisfaction of the conditions to obtaining any portion of the Debt Financing less likely to occur) or otherwise prevent, impede or delay or impair the ability or likelihood of the Closing or the Company to consummate the Transactions or (f) adversely impact the ability of the Company to enforce its rights against the other parties to the Debt Commitment Letter or the Financing Agreements (the items described in preceding clauses (a), (b), (c), (d), (e) and (f), the “Restricted Financing Modifications”). (b) The Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall not agree to or permit any amendment, supplement, modification or replacement of, or grant any waiver of, any condition, remedy or other provision under the Debt Commitment Letter or any Financing Agreement without the prior written consent of Parent if such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to constitute a Restricted Financing Modification. The Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall not agree to the withdrawal, termination (including with respect to the commitments relating to the Debt Financing), repudiation or rescission of the Debt Commitment Letter (subject to the proviso to Section 7.12(b)) without the prior written consent of Parent. Upon any permitted amendment, supplement, modification or replacement of, or waiver of, the Debt Commitment Letter or any Financing Agreement in accordance with this Section 7.12(b) or, in the case of a Second Lien Increase, in accordance with the proviso to Section 7.12(a), the Company shall deliver a true, correct and complete copy thereof to Parent and references herein to “Debt Commitment Letter” and “Financing Agreements” shall include and mean such documents as amended, supplemented,

85 modified, replaced or waived in compliance with this Section 7.12(b), as applicable, and references to “Debt Financing” shall include and mean the financing contemplated by the Debt Commitment Letter or Financing Agreements as amended, supplemented, modified, replaced or waived in compliance with this Section 7.12(b), as applicable. (c) In the event that all or any portion of the Debt Financing expires, terminates, becomes unavailable on the terms and conditions (including any “flex” provisions) or from the sources contemplated in the Debt Commitment Letter or the Financing Agreements for any reason or the Debt Commitment Letter or the Financing Agreements, as applicable, shall be withdrawn, terminated, repudiated or rescinded for any reason (but without limiting the obligations of the Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) in the penultimate sentence of Section 7.12(b) and in Section 7.12(a)), (i) the Company shall promptly so notify Parent in writing and (ii) the Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall use their respective reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event and use reasonable best efforts to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the Transactions (or replace any unavailable portion of the Debt Financing) on terms and conditions that are not materially less favorable or more onerous (as determined in good faith by the Company) (including by way of any amendment or modification to the terms of the Debt Financing that would apply to Parent, the Surviving Company or their respective Subsidiaries from and after the Closing or the imposition of new conditions or expansion of existing conditions to the Debt Financing), in the aggregate, taken as a whole, than the terms and conditions precedent to the funding of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letter in effect on the date hereof, otherwise include terms (including any “flex” provisions) that would not reasonably be expected to make the likelihood that any portion of the Alternative Financing would be funded materially less likely (including by making the satisfaction of the conditions to obtaining any portion of the Alternative Financing less likely to occur) or otherwise prevent, impede, delay or impair the ability or likelihood of the Closing. In the event any Alternative Financing is obtained in accordance with this Section 7.12(c), the Company shall deliver a copy thereof to Parent (it being understood that any fee letters related thereto may be redacted in the same manner as the Fee Letter) and references herein to “Debt Financing” shall include any Alternative Financing and the references herein to “Debt Commitment Letter” shall collectively include any definitive agreements with respect to any Alternative Financing. The Company shall be subject to the same obligations with respect to any Alternative Financing as set forth in this Agreement with respect to the Debt Financing. (d) The Company shall (i) upon request, furnish Parent drafts (when available) of the Financing Agreements a reasonable period of time prior to their execution or use, and thereafter true, correct and complete and executed copies of the Financing Agreements promptly upon their execution, (ii) give Parent prompt written notice of any default, breach or threatened default or breach (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any default or breach) by any party to the Debt Commitment Letter or any of the Financing Agreements, as applicable, of which the Company, Virgo Aerospace Intermediate, Virgo Borrower or any of their respective Representatives becomes aware or any withdrawal, termination (including termination of any commitments), repudiation or rescission or threatened withdrawal, termination (including termination of any commitments), repudiation or

86 rescission thereof (excluding, for the avoidance of doubt, ordinary course negotiations with respect to the Debt Financing (other than any Second Lien Increase)), and (iii) otherwise keep Parent reasonably informed of the status of its efforts to arrange the Debt Financing (or any Alternative Financing). Without limiting the generality of the foregoing, the Company shall give Parent prompt written notice (A) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to (x) any actual or potential default under or breach of any provisions of the Debt Commitment Letter or Financing Agreements by the Company, or any withdrawal, termination (including termination of any commitments), repudiation or rescission or threatened withdrawal, termination (including termination of any commitments), repudiation or rescission thereof by any party to any of the Debt Commitment Letter or Financing Agreements or (y) any material dispute or disagreement between or among parties to the Debt Commitment Letter or any of the Financing Agreements with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing (excluding, for the avoidance of doubt, ordinary course negotiations with respect to the Debt Financing (other than any Second Lien Increase)), and (B) if at any time for any reason the Company believes (in its good faith determination) that it will not be able to obtain all or any portion of the Debt Financing on the terms contemplated by the Debt Commitment Letter or will be unable to obtain Alternative Financing. The Company shall promptly provide any information reasonably requested by Parent relating to any circumstance referred to in clause (A) or (B) of the immediately preceding sentence. (e) The Company acknowledges and agrees that neither the obtaining of the Debt Financing nor any alternative financing (including the Alternative Financing) is a condition to the Closing, and any failure by the Company to obtain the Debt Financing (or Alternative Financing permitted by this Section 7.12), or the Debt Financing or Alternative Financing is otherwise not funded in full, on the date the Closing is required to occur pursuant to the terms of Section 1.04 (disregarding satisfaction of those conditions that, by their nature, are to be satisfied at Closing), shall, in each case, constitute a Material Breach of the obligations required to be performed by the Company at or prior to the Closing unless the Debt Financing (or Alternative Financing) was not obtained or funded as a result of a Willful Breach by Parent of Section 7.13. Section 7.13 Debt Financing Cooperation. (a) Prior to the Closing, and subject to limitations in and prior to the termination of, this Agreement, Parent shall and shall cause its applicable Subsidiaries to, at the Company’s sole cost and expense, use reasonable best efforts to cause the appropriate officers and employees of Parent and its applicable Subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by the Company solely in connection with the Company’s efforts to obtain the Debt Financing (provided that (x) none of Parent, its Subsidiaries or any of their respective officers or employees shall be obligated to cooperate with obtaining any type of financing that is more burdensome to Parent or any of its Subsidiaries in respect of its obligations under this clause (a) than the financing contemplated as the Debt Financing in the Debt Commitment Letter as in effect on the date hereof, and (y) such requested cooperation does not unreasonably interfere with the ongoing operations of Parent or its Subsidiaries) including by, (i) causing appropriate senior officers to participate in a reasonable number of meetings and due diligence sessions with providers or potential providers of the Debt Financing (which shall be limited to teleconference or virtual meeting platforms), and ratings agencies, in each case during

87 normal business hours and at mutually agreed times upon reasonable advance notice, (ii) assisting the Company in the preparation of customary marketing materials required in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to Parent (to the extent related to its business) and its Subsidiaries and customary for financings similar to the Debt Financing, (iii) (x) providing reasonably promptly to the Company pertinent financial and operating information regarding Parent and its Subsidiaries (other than pro forma financial information and pro forma financial statements referred to in clause (y) of this Section 7.13(a)(iii)(x)) customarily provided in debt financings such as the Debt Financing, and (y) reasonably assisting the Company with the preparation of pro forma financial information and pro forma financial statements reflecting the transactions contemplated hereby and the Debt Financing, it being agreed that the Company shall be solely responsible for the preparation of any pro forma financial statements, pro forma financial information and marketing materials for the Debt Financing, (iv) executing and delivering customary authorization letters (provided that such customary authorization letters, or the bank information memoranda in which such letters are included, shall include language that exculpates Parent, its Subsidiaries and their respective representatives and Affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith) and other reasonable and customary closing certificates and other definitive financing documentation, in each case (other than with respect to such authorization letters), subject to the occurrence of the Closing and limited, in the case of execution and delivery (other than with respect to such authorization letters), solely to officers continuing with Parent and its Subsidiaries after the Closing), (v) providing reasonable and customary assistance with the preparations for the provision of guarantees and the pledging of collateral and delivering original certificates with respect to all certificated securities constituting collateral under the Debt Financing (with transfer powers executed in blank) (it being understood that no such providing of guarantees or pledging of collateral will be effective until at or after the Closing), (vi) furnishing, at least four (4) Business Days prior to the Closing Date, information and documentation related to Parent and its Subsidiaries reasonably requested in writing by the Debt Financing Sources at least eight (8) Business Days prior to the Closing Date as may be required under applicable “know your customer” laws and anti-money laundering rules and regulations, including the USA PATRIOT Act and the “beneficial ownership” regulations, (vii) delivering notices of prepayment for the repayment in full of the indebtedness under the Parent Credit Agreement to the extent required under the terms of the Parent Credit Agreement (which notices may be conditioned on the occurrence of the Closing) or obtain a waiver thereof in the Parent Payoff Letter, and (viii) reasonably permit the administrative agent under the Company Existing ABL Credit Agreement to conduct “asset based lending” field examinations and appraisals with respect to Parent and its Subsidiaries (and reasonably assist in the Virgo Borrower’s preparation of a customary “borrowing base certificate” under the Company Existing ABL Credit Agreement in respect of Parent and its Subsidiaries). Notwithstanding anything in this Agreement to the contrary, none of Parent, its Subsidiaries or any officer, employee or representative of any of the foregoing, shall be required to (A) provide Excluded Information, (B) pay any commitment or other similar fee, (C) provide Regulation S-X compliant financial statements or any other financial data other than that as required by Section 7.13(a)(iii) (except as otherwise required under this Agreement), (D) approve any document or other matter related to the Debt Financing or incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt

88 Financing, (E) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment which would be effective prior to the Closing or provide any certification which would be effective prior to the Closing (excluding any customary authorization letters described in Section 7.13(a)(iv)), (F) provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its representatives, (G) provide access to or disclose any information to the Company or its representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections, (H) take any action that would (I) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any material breach of this Agreement, (II) result in any director, officer, employee or other representative of Parent or any of its Subsidiaries incurring any personal liability, (III) conflict with the governing or organizational documents of Parent or any of its Subsidiaries, (IV) result in the contravention a violation or breach of, or a default under, any material contract or Applicable Law, (V) prepare separate financial statements for Parent or any of its Subsidiaries or change any fiscal period, or (VI) adopt any resolutions, execute any consents or otherwise take any corporate or similar action effective prior to the Closing (other than in connection with the execution of customary authorization letters described in Section 7.13(a)(iv)). Parent hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended to, and that is not reasonably likely to harm, disparage or otherwise adversely affect Parent or any of its Subsidiaries or the reputation or goodwill of Parent and its Subsidiaries. Notwithstanding anything to the contrary, neither Parent nor any of its Subsidiaries shall be deemed to have breached its obligations under Section 7.13(a) as it relates to the condition set forth in Section 8.02(b) of this Agreement unless the Debt Financing (or any Alternative Financing in lieu thereof) has not been obtained solely as a result of a Willful Breach by Parent of its obligations under Section 7.13(a). (b) If this Agreement is validly terminated in accordance with its terms prior to the Closing, (i) the Company shall, promptly (and in any event within ten (10) Business Days of delivery of documentation evidencing the applicable cost or expense) upon request by Parent, reimburse Parent for all documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by Parent, its Subsidiaries and its and their respective Representatives in connection with the cooperation contemplated by Section 7.13(a), and (ii) the Company shall indemnify and hold harmless Parent, its Subsidiaries and their respective Representatives, from and against any and all losses suffered or incurred by any of them in connection with the Debt Financing or any alternative financing (including any Alternative Financing) in connection with the cooperation contemplated by Section 7.13(a) and any information utilized in connection therewith except to the extent such losses resulted from (A) historical financial statements or other information furnished in writing by or on behalf of Parent in connection with Section 7.13(a) or (B) the willful misconduct, gross negligence or fraud of Parent or its Subsidiaries as determined by a court of competent jurisdiction pursuant to a final non-appealable judicial determination. (c) All non-public or other confidential information provided by or behalf of Parent to the Company or its Affiliates or any of their respective representatives pursuant to this Section 7.13 shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

89 Section 7.14 Payoff Letters. At least two (2) Business Days prior to the Closing, (i) Parent shall deliver to the Company a draft customary payoff letter (the “Parent Payoff Letter”) with respect to the indebtedness under the Parent Credit Agreement indicating the amount required to be paid to fully satisfy such indebtedness owed as of the Closing and providing for the release of all guarantees and Liens securing such indebtedness upon payment therefor and which Parent Payoff Letter shall be duly executed and delivered by the holders of the indebtedness under the Parent Credit Agreement (or the applicable agent or trustee therefore) on the Closing Date, and (ii) at the Closing, the Company shall repay, or cause to be repaid, on behalf of Parent and its applicable Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the indebtedness under the Parent Credit Agreement. ARTICLE VIII CONDITIONS PRECEDENT Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to effect the Mergers shall be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by each of the Parties, at or prior to the Closing, of the following conditions: (a) Parent Shareholder Approval. The Parent Shareholder Approval shall have been obtained. (b) Regulatory Approvals. The waiting period under the HSR Act shall have expired or been terminated and all other approvals, clearances, and expiration of applicable waiting periods (including any voluntary agreement between the Parties and any Governmental Authorities not to effect the Mergers before a certain date) (i) under any applicable Antitrust Law, or (ii) required for consummation of the Mergers or any of the other Transactions under any National Security Law of a jurisdiction set out on Section 8.01(b) of the Company Disclosure Letter or any Identified National Security Law, in each case have been obtained or occurred (as applicable). (c) Absence of Orders. No Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Mergers or any of the other Transactions shall be in effect, and no Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority or otherwise be in effect that prohibits or makes illegal consummation of the Mergers or any of the other Transactions. (d) NYSE Listing. All shares of Parent Common Stock to be issued in the Parent Share Issuance shall have been approved for listing on NYSE subject to official notice of issuance. Section 8.02 Conditions to Obligation of the Company. The obligation of the Company to effect the Mergers shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by the Company, at or prior to the Closing, of the following conditions:

90 (a) Accuracy of Representations of Parent: (i) Each of the representations and warranties of Parent contained in Section 4.05(a) (Capitalization) and Section 4.10(ii) (Absence of Certain Changes) shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 4.05(a) (Capitalization)) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 4.05(a) (Capitalization)) as of such specific date); (ii) Each of the representations and warranties of Parent contained in Section 4.05(b) (Capitalization), Section 4.05(c) (Capitalization), Section 4.05(d) (Capitalization), Section 4.02(a) (Corporate Authorization), Section 4.02(b) (Corporate Authorization), Section 4.25 (Antitakeover Statutes) and Section 4.27 (Finders’ Fees) (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and (iii) Each of the representations and warranties of Parent contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (b) Performance of Obligations of Parent. Parent, Merger Sub Inc. and Merger Sub LLC shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under this Agreement at or prior to the Closing. (c) Absence of Parent Material Adverse Effect. Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (d) Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions set forth in Section 8.02(a) (Accuracy of Representations of Parent), Section 8.02(b) (Performance of

91 Obligations of Parent) and Section 8.02(c) (Absence of Parent Material Adverse Effect) have been satisfied. (e) Shareholders Agreement. Parent shall have executed and delivered a counterpart to the Shareholders Agreement. (f) Registration Rights Agreement. Parent shall have executed and delivered a counterpart to the Registration Rights Agreement. Section 8.03 Conditions to Obligation of Parent, Merger Sub I and Merger Sub LLC. The respective obligations of Parent, Merger Sub Inc. and Merger Sub LLC to effect the Mergers shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by Parent, at or prior to the Closing, of the following conditions: (a) Accuracy of Representations of the Company: (i) Each of the representations and warranties of the Company contained in Section 3.05(a) (Capitalization) and Section 3.09(b) (Absence of Certain Changes) shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 3.05(a) (Capitalization)) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 3.05(a) (Capitalization)) as of such specific date); (ii) Each of the representations and warranties of the Company contained in Sections 3.05(b) (Capitalization), Section 3.05(c) (Capitalization), Section 3.05(d) (Capitalization), Section 3.02(a) (Corporate Authorization), Section 3.02(b) (Corporate Authorization), Section 3.24 (Antitakeover Statutes) and Section 3.25 (Finders’ Fees) (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and (iii) Each of the representations and warranties of the Company contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Company Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

92 (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by it under this Agreement at or prior to the Closing. (c) Absence of Company Material Adverse Effect. Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (d) Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions set forth in Section 8.03(a) (Accuracy of Representations of the Company), Section 8.03(b) (Performance of Obligations of the Company), and Section 8.03(c) (Absence of Company Material Adverse Effect) have been satisfied. (e) Shareholders Agreement. Virgo Holdco and the other shareholders of the Company who are signatories thereto each shall have executed and delivered counterparts to the Shareholders Agreement. (f) Registration Rights Agreement. Virgo Holdco, the persons listed on Schedule A thereto under the heading “Management” and Ally Commercial Finance, LLC shall have executed and delivered counterparts to the Registration Rights Agreement. ARTICLE IX TERMINATION AND AMENDMENT Section 9.01 Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the First Effective Time (except as otherwise expressly provided below, whether before or after receipt of the Parent Shareholder Approval or the effectiveness of the Company Stockholder Consent or Merger Sub Consents), by action taken or authorized by the board of directors of the terminating Party or Parties: (a) by mutual written agreement of the Company and Parent; (b) by either the Company or Parent, if: (i) any Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting the consummation of the Mergers or the Closing; provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the issuance of such Order; (ii) the Parent Shareholder Approval shall not have been obtained at a Parent Shareholder Meeting or any adjournment or postponement thereof at which the vote was taken; or

93 (iii) the Mergers shall not have been consummated on or before the date that is six (6) months after the date of this Agreement (as such date may be extended pursuant to the following proviso, the “End Date”); provided that, if on such date, one or more of the conditions to the Closing set forth in (A) Section 8.01(b) (Regulatory Approvals) or (B) Section 8.01(c) (Absence of Orders) (if, in the case of this subclause (B), the Order or Applicable Law relates to the matter referenced in Section 8.01(b) (Regulatory Approvals)) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied or waived on such date) or waived, then the End Date shall be extended for an additional three (3) months if either the Company or Parent notifies the other Party in writing on or prior to 5:00 pm New York time on the date that is six (6) months after the date of this Agreement, of its election to so extend the End Date; provided, further, that the right to terminate this Agreement or extend the End Date pursuant to this Section 9.01(b)(iii) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the failure of the Mergers to be consummated by such time; (c) by the Company, if: (i) a Parent Adverse Recommendation Change shall have been made at any time prior to the Parent Shareholder Approval; (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent, Merger Sub Inc. or Merger Sub LLC set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent) or Section 8.02(b) (Performance of Obligations of Parent) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior to the expiration of the thirty-(30)-day period referenced in the following clause (B)) by the End Date or (B) has not been cured by Parent, Merger Sub Inc. or Merger Sub LLC, as applicable, within thirty (30) days following written notice to Parent from the Company of such breach or failure to perform, but the Company may terminate this Agreement under this Section 9.01(c)(ii) only so long as the Company is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of the Company) or Section 8.03(b) (Performance of Obligations of the Company) not to be satisfied; or (iii) Parent shall have Willfully Breached any of its obligations under Section 6.02; provided that in no event shall the Company be entitled to terminate this Agreement pursuant to this Section 9.01(c)(iii) following the receipt of the Parent Shareholder Approval; or (d) by Parent, if: (i) breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement

94 shall have occurred that would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of the Company) or Section 8.03(b) (Performance of Obligations of the Company) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior to the expiration of the thirty-(30)-day period referenced in the following clause (B)) by the End Date or (B) has not been cured by the Company within thirty (30) days following written notice to the Company from Parent of such breach or failure to perform, but Parent may terminate this Agreement under this Section 9.01(d)(i) only so long as Parent is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent) or Section 8.02(b) (Performance of Obligations of Parent) not to be satisfied; or (ii) prior to receipt of the Parent Shareholder Approval, the Board of Directors of Parent authorizes Parent to enter into a definitive agreement with respect to a Parent Superior Proposal; provided that Parent shall not be entitled to terminate the Agreement under this Section 9.01(d)(ii) unless Parent has complied in all material respects with all of its obligations under Section 6.02 with respect to such Parent Superior Proposal (including with respect to the Parent Acquisition Proposal underlying or leading to such Parent Superior Proposal); provided, further, that (x) substantially concurrently with the termination of this Agreement, subject to compliance with the applicable terms of Section 6.02, Parent enters into a definitive agreement providing for such Parent Superior Proposal and (y) prior to or substantially concurrently with such termination Parent pays, or causes to be paid, to the Company the Parent Termination Fee due under Section 9.03. The Party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other Party. Section 9.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, shareholder or Representative of such Party) to the other Parties hereto; provided that, (i) subject to Section 9.03 (with respect to Parent and its Affiliates), no such termination shall relieve either Parent or the Company of any liabilities or damages of any kind (other than exemplary, punitive and non-foreseeable consequential damages) to the other Party, as the case may be, resulting from (a) fraud by any Party, (b) the Material Breach by any Party of its obligations under this Agreement or (c) solely with respect to the Company, the Company’s failure to obtain the Debt Financing or Alternative Financing in accordance with its obligations hereunder, and (ii) any payment of the Parent Termination Fee shall not relieve any Party from any liability or obligation under Section 10.16. The provisions of this Section 9.02, Section 9.03 and Article X (other than Section 10.12) shall survive any valid termination hereof pursuant to Section 9.01. In addition, the termination of this Agreement shall not affect the Parties’ respective obligations under the Confidentiality Agreement, which shall survive in accordance with its terms.

95 Section 9.03 Termination Fee. (a) If this Agreement is terminated: (i) by the Company pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change) or Section 9.01(c)(iii) (Parent Willful Breach of No Solicitation Obligation), or by Parent or the Company pursuant to Section 9.01(b)(ii) (Parent Shareholder Approval Not Obtained) at a time when this Agreement was terminable by the Company pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change) or Section 9.01(c)(iii) (Parent Willful Breach of No Solicitation Obligation); (ii) by Parent pursuant to Section 9.01(d)(ii) (Parent Superior Proposal); (iii) by the Company or Parent pursuant to Section 9.01(b)(ii) (Parent Shareholder Approval Not Obtained), and: (A) at or prior to the Parent Shareholder Meeting, a Parent Acquisition Proposal shall have been publicly made to Parent’s shareholders generally or shall otherwise have become publicly known, or any Third Party shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, or a Parent Acquisition Proposal shall otherwise have been disclosed, announced or made publicly or privately known to the management or Board of Directors of Parent and not withdrawn within five (5) Business Days of the Parent Shareholder Meeting; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement, (1) a transaction relating to any Parent Acquisition Proposal is consummated or (2) a definitive agreement relating to any Parent Acquisition Proposal is entered into by Parent (and such Parent Acquisition Proposal is subsequently consummated before or after the first (1st) anniversary of such termination of this Agreement); or (iv) by the Company or Parent pursuant to Section 9.01(b)(iii) (Failure to Close by End Date) (without the Parent Shareholder Approval having been obtained) and: (A) at or prior to the time of termination of this Agreement, a Parent Acquisition Proposal shall have been publicly made to Parent’s shareholders generally or shall otherwise have become publicly known, or any Third Party shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, or a Parent Acquisition Proposal shall otherwise have been disclosed, announced or made publicly or privately known to the management or Board of Directors of Parent and not withdrawn; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement, (1) a transaction relating to any Parent Acquisition Proposal is consummated or (2) a definitive agreement relating to any Parent Acquisition Proposal is entered into by Parent (and such Parent Acquisition Proposal is subsequently consummated before or after the first (1st) anniversary of such termination of this Agreement). then, in each case, Parent shall pay, or cause to be paid, to the Company, in cash at the time specified in the following sentence, a fee in the amount of $16,600,000 (the “Parent Termination Fee”). The Parent Termination Fee shall be paid as follows: (x) in the case of clause (i) of this Section 9.03(a), within two (2) Business Days after the date of termination of this Agreement; (y)

96 in the case of clause (ii) of this Section 9.03(a), immediately prior to or concurrently with such termination; or (z) in the case of clause (iii) or (iv) of this Section 9.03(a), within three (3) Business Days after the consummation of the transaction of the transactions contemplated by the Parent Acquisition Proposal. For purposes of clauses (iii)(B) and (iv)(B) of this Section 9.03(a), “Parent Acquisition Proposal” shall have the meaning assigned thereto in Section 10.03 except that references in the definition to “15%” shall be replaced by “50%”. (b) Any payment of the Parent Termination Fee or the Collection Expenses shall be made by wire transfer of immediately available funds to an account designated in writing by the Company. (c) The Parties agree and understand that (i) in no event shall Parent be required to pay, or cause to be paid, the Parent Termination Fee on more than one occasion and (ii) in no event shall the Company be entitled, pursuant to this Section 9.03, to receive an amount greater than the Parent Termination Fee plus any Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud, (x) the Company’s receipt of the Parent Termination Fee in the event such Parent Termination Fee is due and payable pursuant to Section 9.03(a) from, or on behalf of, Parent pursuant thereto, together with any Collection Expenses, shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates and Representatives and none of Parent, any of its Subsidiaries or any of their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, and (y) if the Company receives any payments from, or on behalf of, Parent, Merger Sub Inc. or Merger Sub LLC in respect of any breach of this Agreement and thereafter the Company receives the Parent Termination Fee pursuant to this Section 9.03, the amount of such Parent Termination Fee, as applicable, shall be reduced by the aggregate amount of such payments made by, or on behalf of, Parent in respect of any such breaches. The parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Transactions, that, without these agreements, the Company would not enter into this Agreement and that any amounts payable pursuant to this Section 9.03 do not constitute a penalty. Accordingly, if Parent fails to promptly pay any amount due pursuant to this Section 9.03, Parent shall also pay any reasonable costs and expenses (including reasonable legal fees and expenses) incurred by the Company directly in connection with a legal action to enforce this Agreement that results in a judgment for such amount against Parent (such costs and expenses of enforcement, “Collection Expenses”). ARTICLE X GENERAL PROVISIONS Section 10.01 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement shall survive the First Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the First Effective Time and (b) this Article X.

97 Section 10.02 Notice. All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given: (a) if to the Company, to: Vertex Aerospace Services Holding Corp. c/o American Industrial Partners 450 Lexington Ave, 40th Floor, New York, NY 10117 Attention: Joel Rotroff; Dino Cusumano E-mail: jrotroff@americanindustrial.com dino@americanindustrial.com notices@americanindustrial.com with a copy (which shall not constitute notice) to: Jones Day 250 Vesey Street, New York, NY 10281 Attention: James Dougherty, Justin Macke E-mail: jpdougherty@jonesday.com jamacke@jonesday.com (b) if to Parent, Merger Sub Inc. or Merger Sub LLC, to: Vectrus, Inc. 7901 Jones Branch Drive, Suite 700 McLean, VA 22102 Attention: Kevin T. Boyle Email: kevin.boyle@vectrus.com with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, New York, NY 10001 Attention: Kenneth M. Wolff; Richard H. West E-mail: kenneth.wolff@skadden.com richard.west@skadden.com or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon: actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail on a priority basis; on the Business Day immediately following delivery if sent by electronic mail; or on the next Business Day after deposit with an overnight courier providing proof of delivery, if sent by an overnight courier. Section 10.03 Definitions. As used in this Agreement, the following terms have the following meanings:

98 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise “Ancillary Agreements” means the Registration Rights Agreement, Shareholders Agreement, Termination Agreement and the Support Agreement. “Anti-Bribery Legislation” means all and any of the following: the FCPA; the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including the Public Bodies Corrupt Practices Act 1889, the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001, the Bribery Act 2010, the Proceeds of Crime Act 2002, and any other applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition Laws and/or other Applicable Laws relating to bribery or corruption. “Antitrust Division” means the U.S. Antitrust Division of the Department of Justice. “Antitrust Laws” means (a) the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and (b) Applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where Parent, the Company or their respective Subsidiaries do business. “Applicable Law(s)” means, with respect to any Person, any Law that is binding upon or applicable to such Person or any of such Person’s properties or assets. “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any written agreement, memorandum of understanding or other contractual obligation between the Company or Parent or any of their Subsidiaries, as applicable, and any labor organization or other authorized employee representative representing Company Service Providers or Parent Service Providers, as applicable. “Company Acquisition Proposal” means (A) any proposal, offer (including tender or exchange offers) or indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving the Company or any of its Subsidiaries with respect to assets

99 that, taken together, constitute more than 15% of the Company’s consolidated assets, (B) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Company Common Stock or securities of the Company representing more than 15% of the voting power of the Company or (C) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any Subsidiary of the Company), directly or indirectly, in one or more transactions, assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of the Company, in each case, other than the Transactions. “Company Balance Sheet Date” means December 31, 2021. “Company Confidential Data” means Personal Information, Intellectual Property, and any other information or data that is confidential, nonpublic, or proprietary relating to the Company or any of its Subsidiaries, or their commercial or Governmental Authority customers, including information relating to their businesses, operations, personnel, properties, processes and products, finances, or technical practices, regardless of the form or format of the information (e.g., written, verbal, electronic or otherwise). “Company Credit Agreements” means (a) that certain First Lien Credit Agreement, dated as of December 6, 2021 (the “Company Existing First Lien Credit Agreement”), by and among Virgo Borrower, Virgo Aerospace Intermediate, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, (b) that certain Second Lien Credit Agreement, dated as of December 6, 2021 (the “Company Existing Second Lien Credit Agreement” and, together with the Company Existing First Lien Credit Agreement, the “Company Term Credit Agreements”), by and among the Virgo Borrower, Virgo Aerospace Intermediate, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, and (c) that certain ABL Credit Agreement, dated as of June 29, 2018, by and among Virgo Borrower, Virgo Aerospace Intermediate, certain other Subsidiaries of Virgo Borrower from time to time party thereto as co-borrowers, the lenders from time to time party thereto and Ally Bank, as administrative agent (as amended by that certain First Amendment to ABL Credit Agreement, dated as of May 17, 2019, as further amended by that certain Second Amendment to ABL Credit Agreement, dated as of May 17, 2021, and as further amended by that certain Third Amendment to ABL Credit Agreement, dated as of December 6, 2021, the “Company Existing ABL Credit Agreement”), and, with respect to each Company Credit Agreement and solely to the extent permitted hereby, as amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time following the date hereof. “Company Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by the Company, any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any Company Service Provider, or (b) for which the Company or any of its Subsidiaries has any direct, indirect or contingent liability or obligation, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise.

100 “Company Government Contract” means each Government Contract of the Company and its Subsidiaries (including, for the avoidance of doubt, any Government Contracts acquired by the Company or one of its Affiliates as part of the Sky Transaction that remains subject to novation, approval or other Consent). “Company International Plan” means any Company Employee Plan that is not a Company U.S. Plan. “Company IT Systems” means any and all Software, hardware, servers, networks and other information technology and data communications infrastructure, equipment, systems and services that are owned, leased, licensed or used by the Company or any of its Subsidiaries. “Company Material Adverse Effect” means any event, circumstance, development, occurrence, change or effect that has a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Company Material Adverse Effect, or whether a Company Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) any changes in conditions generally affecting the industry in which the Company and its Subsidiaries operate; (c) general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks, pandemics (including any Public Health Event and any Public Health Measure); (e) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, unless otherwise excluded in this definition of “Company Material Adverse Effect”); (f) the execution and delivery of this Agreement, the public announcement, the impact thereof on the relationships of the Company and its Subsidiaries, with customers, suppliers or partners or the consummation of the Mergers (it being understood and agreed that the foregoing shall not apply with respect to the representations or warranties in Section 3.03, Section 3.04 and Section 3.14(b) or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of this Agreement, the pendency of this Agreement or the consummation of the Mergers); (g) any changes after the date hereof not announced prior to the date hereof in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (h) any action required by a Governmental Authority pursuant to Antitrust Laws or National Security Laws in connection with the Transactions; or (i) any action or omission taken by the Company pursuant to the prior written request of Parent, except in the case of each of clause (a), (b), (c), (d) or (g), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to

101 the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which the Company and its Subsidiaries operate. “Company Options” means a compensatory option to purchase shares of Company Common Stock issued pursuant to the Company Stock Plan. “Company Owned IP” means all Registered Company IP and all other material Intellectual Property owned or purported to be owned by the Company or its Subsidiaries. “Company Security Breach” means an occurrence that (a) actually or potentially jeopardizes the confidentiality, integrity, availability, or security of Company Confidential Data, a Company IT System, or the data that a Company IT System collects, processes, stores, or transmits, (b) constitutes a violation or imminent threat of violation of security policies, security procedures, or acceptable use policies of the Company or any of its Subsidiaries, or (c) involves inadvertent, unauthorized, and/or unlawful sale, or rental of Company Confidential Data. “Company Service Provider” means any current or former director, officer, employee or individual independent contractor or other service provider of the Company or any of its Subsidiaries. “Company Stock Plan” means Vertex 2018 Equity Incentive Plan, effective as of October 1, 2018. “Company U.S. Plan” means any Company Employee Plan that covers Company Service Providers located primarily within the United States or are otherwise subject to the Applicable Laws of the United States. “Consent” means any consent, approval, waiver, license, permit, exemption, clearance, authorization, acknowledgment, Order or other confirmation. “Contract” means any written agreement, contract, note, mortgage, indenture, arrangement or other legally binding obligation or understanding. “Contract Loss” means a circumstance in which the amount equal to (i) contract revenue (including in all cases the application of all customer credits, incentive programs and/or incentive payments) less (ii) direct contract costs and fringe costs and expenses (including overhead and general and administrative costs and other allocable indirect expenses) is anticipated to be negative. “COVID-19” means both the viral pneumonia named coronavirus disease 2019 (COVID- 19) by the World Health Organization and the virus named Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) by the International Committee on Taxonomy of Viruses, and any mutations, evolutions or variances thereof. “COVID-19 Effect” means any (a) required or recommended quarantines, travel restrictions, or social distancing, in each case, issued by a Governmental Authority of competent jurisdiction or (b) factory shutdowns or slowdowns, workplace, school or worksite shutdowns or

102 slowdowns or work-from-home or distance or virtual learning requirements or recommendations, or shipment interruptions or slowdowns, in each case, related to or resulting from COVID-19. “DCSA” means Defense Counterintelligence and Security Agency. “Debt Financing Sources” means (i) the Persons party, as of the date hereof, to the Debt Commitment Letter that have been delivered to Parent in accordance with Section 3.27, and (ii) the Persons, in their respective capacities as such, that have committed, or been engaged, to arrange or provide or have otherwise entered into agreements (including any Debt Commitment Letter or Financing Agreements), in each case, in connection with all or any portion of the Debt Financing or any Alternative Financing in connection with the Transactions, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the lenders, together with their Affiliates, and any of their or their Affiliates’ respective, direct or indirect, former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or any successors or assignees of any of the foregoing; it being understood that the Company and any of its Affiliates shall not constitute “Debt Financing Sources” for any purposes hereunder. “DGCL” means the General Corporation Law of the State of Delaware. “DLLCA” means the Delaware Limited Liability Company Act. “Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self- insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, cafeteria plan, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case, whether written or unwritten, whether funded or unfunded, and whether for the benefit of one individual or more than one individual. “Environmental Claims” means any and all administrative, regulatory, judicial or arbitral suits, actions, claims, other proceedings, demands, investigations, judgments, penalties, directives, Liens or notices of noncompliance or violation by or from any Person alleging Environmental Liability or otherwise related to Environmental Law or Hazardous Substances. “Environmental Law” means any Applicable Law relating to (a) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) worker health and safety or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances.

103 “Environmental Liability” means any obligation, liability, fine, penalty, judgment, award, settlement, loss, damage, cost, fee (including attorneys’ and consultants’ fees), expense, or disbursement that is related to: exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of, Hazardous Substances or any Environmental Laws or any Order, consent, decree, writ, injunction or judgment issued or otherwise imposed by any Governmental Authority under Environmental Law. “Environmental Permits” means all permits, licenses, franchises, consents (including consents required by Contract), variances, exemptions, Orders, certificates, approvals and other similar authorizations of Governmental Authorities required by or issued pursuant to Environmental Law. “Equity Interests” means, with respect to any Person, (a) any shares of capital stock or other voting securities of such Person, (b) other equity or voting interests in such Person, (c) securities convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, capital stock, voting securities or other equity interests in such Person, or (d) restricted share units, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by such Person or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be (or at any relevant time was or will be) treated as a single employer under Section 414 of the Code or is a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with such entity as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Information” means (a) any description of capital structure, including descriptions of indebtedness or equity of the Company, Virgo Borrower or any of its Affiliates, (b) any information customarily provided by a lead arranger in a customary information memorandum for a secured bank financing, including sections customarily drafted by a lead arranger, such as those regarding confidentiality, timelines, syndication process and general industry information, (c) any historical financial statements (other than those that have otherwise been publicly disclosed by Parent in accordance with this Agreement), (d) any pro forma financial information or financial statements (provided that Parent shall reasonably cooperate and assist the Company and Virgo Borrower in its preparation of such materials in accordance with Section 7.13(a)(iii)(y)), (e) any information relating to transactions anticipated to occur after the Closing Date and (f) any information with respect to any person other than Parent and its Subsidiaries. “FAR” means the Federal Acquisition Regulation and its agency supplements, including the DFARS.

104 “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977. “Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing. “FTC” means the United States Federal Trade Commission. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Bid” means any quotation, bid or proposal, which, if accepted or awarded, would reasonably be expected to lead to a Government Contract. “Government Contract” means any Contract, including a prime contract, subcontract, basic ordering agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement, or other commitment or funding vehicle or other similar written arrangement of any kind, and including all amendments, modifications and options thereunder or relating thereto, between Parent or the Company, as applicable, or any Subsidiary of Parent or the Company, as applicable, on the one hand, and (a) a Governmental Authority, (b) any prime contractor to a Governmental Authority or (c) any subcontractor with respect to any contract described in clause (a) or (b), on the other hand; provided that a task or delivery order shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates. For the avoidance of doubt, this definition includes any Government Contracts that the Company or one of its Affiliates acquired as part of the Sky Transaction that remains subject to novation, approval or other Consent. “Government Official” means any public or elected official or officer, employee (regardless of rank), or person properly acting on behalf of a Governmental Authority, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (e.g., the United Nations, World Bank), or non-U.S. political party, non- U.S. party official or any candidate for political office. “Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or commission. “Group” means a “group” as defined in Section 13(d) of the Exchange Act. “Hazardous Substances” means any substance, material or waste that is listed, defined, designated, classified or regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Applicable Law relating to the environment or natural resources, including petroleum or any derivative or by product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, per- and polyfluoroalkyl substances or polychlorinated biphenyls. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

105 “IBCL” means the Business Corporation Law of the State of Indiana. “Indebtedness” means, with respect to a Person, as at a specified date, without duplication, all (a) the outstanding principal amount of any indebtedness for borrowed money of such Person and its Subsidiaries (other than accounts payable incurred in the ordinary course of business), if applicable, including deposits or advances of any kind to such Person and with respect to Parent, the Parent Credit Agreement and with respect to the Company, the Company Credit Agreements; (b) the principal amount of any long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (c) obligations under any interest rate, currency swap, futures or other hedging, derivative or other similar agreement or arrangement; (d) finance and capital lease obligations or obligations to pay the deferred and unpaid purchase price of property, services or equipment, including all “earn-out,” contingent purchase price or similar performance- based payment obligations under any Contract for the acquisition of any business, asset or service (other than accounts payable incurred in the ordinary course of business); (e) obligations under any letter of credit, performance bonds, surety bonds, financial guarantees, banker’s acceptance or similar credit transactions; (f) guaranties of all or any part of the indebtedness of the type referred to in the foregoing clauses (a) through (e) of any other Person; and (g) any accrued and unpaid interest on and prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (f). “Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (a) trademarks, service marks, trade names, certification marks, logos, trade dress, brand names, corporate names, Internet account names (including social networking and media names) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (b) patents and pending patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (c) registered and unregistered copyrights (including those in software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (d) trade secrets and rights in confidential technology and information (including know-how, inventions, schematics, drawings, techniques, protocols, improvements, processes, formulae, models, methodologies, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively, “Trade Secrets”); (e) rights in databases and data collections (including knowledge databases, and customer databases); (f) Internet domain name registrations; (g) other similar types of proprietary or intellectual property; and (h) claims or causes of action arising out of or related to any past, present and future infringement, misappropriation or other violation of any of the foregoing. “IRS” means the Internal Revenue Service. “knowledge” of any Person means (i) with respect to the Company, the actual knowledge of those individuals set forth in Section 10.03(a) of the Company Disclosure Letter after due inquiry of his or her direct reports, and (ii) with respect to Parent, the actual knowledge of those individuals set forth in Section 10.03(a) of the Parent Disclosure Letter are due inquiry of his or her direct reports.

106 “Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder. “Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, adverse claim or other encumbrance of any kind in respect of such property or asset. “Material Breach” means an act or a failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement. “Measurement Date” means January 1, 2019. “National Security Laws” means any applicable Laws or other legal restraints designed to govern trade regulation, foreign investment, national security, or defense matters, or that regulate, screen, prohibit or govern transactions on public interest or national security grounds (in each case, whether of the United States or any other jurisdiction outside the United States), including notice with the State Department, Directorate of Defense Trade Controls under Section 122.4 of the International Traffic in Arms Regulations, approval by the Department of Commerce, Bureau of Industry and Security under Section 750.10 of the Export Administration Regulations, or a written notice of changed conditions to the DCSA under Section 1-302 of the NISPOM. “NISPOM” means the National Industrial Security Program Operating Manual and any supplements, amendments or revised editions thereof. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury or any successor thereto. “Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent). “ordinary course of business” means, with respect to any Person or business, the ordinary course of business consistent with the applicable Person’s or business’s past custom and practice; provided that, actions taken (or omitted) in response to any Public Health Event (including all Public Health Measures) shall be deemed “ordinary course of business” so long as such actions (or omissions) are consistent with reasonable commercial practice of similarly situated persons in response to any such Public Health Event. “Parent Acquisition Proposal” means (A) any proposal, offer (including tender or exchange offers), indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Parent or any of its Subsidiaries with respect to assets that, taken together, constitute more than 15% of Parent’s consolidated assets, (B) any proposal or offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Parent Common Stock

107 or securities of Parent representing more than 15% of the voting power of Parent or (C) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any wholly owned Subsidiary of Parent), directly or indirectly, in one or more transactions, assets or businesses of Parent or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Parent, in each case, other than the Transactions. “Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2021, and the footnotes to such consolidated balance sheet, in each case set forth in the draft of Parent’s annual report on Form 10-K for the year ended December 31, 2021. “Parent Balance Sheet Date” means December 31, 2021. “Parent Common Stock” means the common stock, par value $0.01, of Parent. “Parent Confidential Data” means Personal Information, Intellectual Property, and any other information or data that is confidential, nonpublic, or proprietary relating to Parent or any of its Subsidiaries, or their commercial or Governmental Authority customers, including information relating to their businesses, operations, personnel, properties, processes and products, finances, or technical practices, regardless of the form or format of the information (e.g., written, verbal, electronic or otherwise). “Parent Credit Agreement” means that certain Credit Agreement, dated September 17, 2014, by and among Parent, Vectrus Systems Corporation, a Delaware corporation and Subsidiary of Parent, as the borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1, dated as of April 19, 2016, as further amended and restated by that certain Amendment and Restatement Agreement, dated as of November 15, 2017, as further amended by that certain Amendment No. 1, dated as of December 24, 2020, as further amended by that certain Amendment No. 2, dated as of January 24, 2022, and, solely to the extent permitted hereby, as further amended, restated, amended and restated, supplemented or otherwise modified or replaced or refinanced from time to time following the date hereof. “Parent Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by Parent, any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any Parent Service Provider, or (b) for which Parent or any of its Subsidiaries has any direct, indirect, or contingent liability, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise. “Parent Government Contract” means each Government Contract of Parent and its Subsidiaries. “Parent International Plan” means any Parent Employee Plan that is not a Parent U.S. Plan. “Parent IT Systems” means any and all Software, hardware, servers, networks and other information technology and data communications infrastructure, equipment, systems and services that are owned, leased, licensed or used by Parent or any of its Subsidiaries.

108 “Parent Material Adverse Effect” means any event, circumstance, development, occurrence, change or effect that has a material adverse effect on the condition (financial or otherwise), business or results of operations of Parent and its Subsidiaries, taken as a whole; provided that no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Parent Material Adverse Effect, or whether a Parent Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) any changes in conditions generally affecting the industry in which Parent and its Subsidiaries operate; (c) general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks, pandemics (including any Public Health Event and any Public Health Measure); (e) any decline, in and of itself, in the market price or trading volume of Parent Common Stock (it being understood and agreed that the facts or circumstances giving rise to or contributing to such decline may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (f) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (g) the execution and delivery of this Agreement, the public announcement, the pendency of this Agreement, the impact thereof on the relationships of Parent and its Subsidiaries, with customers, suppliers or partners or the consummation of the Mergers (it being understood and agreed that the foregoing shall not apply with respect to the representations or warranties in Section 4.03, Section 4.04 and Section 4.15(b) or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of this Agreement, the pendency of this Agreement or the consummation of the Mergers); (h) any changes after the date hereof not announced prior to the date hereof in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (i) any action required by a Governmental Authority pursuant to Antitrust Laws or National Security Laws in connection with the Transactions; or (j) any action or omission taken by Parent pursuant to the prior written request of the Company, except in the case of each of clause (a), (b), (c), (d) or (h), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which Parent and its Subsidiaries operate. “Parent Owned IP” means all Registered Parent IP and all other material Intellectual Property owned or purported to be owned by Parent or its Subsidiaries. “Parent Security Breach” means an occurrence that (a) actually or potentially jeopardizes the confidentiality, integrity, availability, or security of Parent Confidential Data, a Parent IT System, or the data that a Parent IT System collects, processes, stores, or transmits, (b) constitutes

109 a violation or imminent threat of violation of security policies, security procedures, or acceptable use policies of the Parent or any of its Subsidiaries, or (c) involves inadvertent, unauthorized, and/or unlawful sale, or rental of Parent Confidential Data. “Parent Service Provider” means any current or former director, officer, employee, individual independent contractor or other service provider of Parent or any of its Subsidiaries. “Parent Stock Plan” means the Parent 2014 Omnibus Incentive Plan, as amended and restated as of May 7, 2020. “Parent U.S. Plan” means any Parent Employee Plan that covers Parent Service Providers located primarily within the United States or are otherwise subject to the Applicable Laws of the United States. “PBGC” means the Pension Benefit Guaranty Corporation. “Permitted Lien” means any (a) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens, in each case, arising in the ordinary course of business and that are (i) not yet due or delinquent or (ii) being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, arising in the ordinary course of business; (d) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, individually or in the aggregate, materially detract from the value or the use of the property subject thereto; (e) statutory landlords’ Liens and liens granted to landlords under any lease; (f) any Liens that are disclosed on the Company Balance Sheet (in the case of Liens applicable to the Company or any of its Subsidiaries) or the Parent Balance Sheet (in the case of Liens applicable to Parent or any of its Subsidiaries), or the notes thereto; (g) any Liens that are not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, or (h) any license with respect to Intellectual Property granted in the ordinary course of business. “Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision. “Personal Information” means data or information in any medium that alone or in combination with other information allows the identification of an individual or that is regulated under or protected by Applicable Laws. “Principals” has the meaning ascribed to it as defined in FAR 2.101 and 52.209-5. “Proceeding” means any action, arbitration, audit, demand, examination, hearing, claim, complaint, charge, investigation, litigation, proceeding, citation, summons or suit (whether civil,

110 criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority. “Public Health Event” means any disease outbreak, pandemic or plague, including the outbreak or escalation of COVID-19, and any resurgence, evolution, variance or mutation thereof. “Public Health Measures” means any actions or inactions taken (or not taken), or any plans, procedures or practices reasonably adopted (and compliance therewith), in each case, in connection with or in response to any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety, COVID-19 Effect or any other Law or Order promulgated by any applicable any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, issued in connection with or in response to a Public Health Event. “Related Party” means any (a) executive officer or director of the Company or Parent, as applicable, (b) record or, to the knowledge of the Company or Parent, as applicable, beneficial owner of five percent (5%) or more of the voting securities of the Company or Parent, as applicable, (c) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or beneficial owner or (d) portfolio company of any investment fund affiliated with, controlled or managed by such beneficial owner. For the avoidance of doubt, the Fund and each of its affiliates, associates and portfolio companies is a “Related Party” of the Company. “Related Party Contract” means any Contracts with any Related Party; provided, that any Contract for Alternative Financing with any Related Party of the Company shall not constitute a “Related Party Contract”. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing, or arranging for disposal, into the environment. “Representatives” means, with respect to any Person, such Person’s investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives. “Sanctioned Person” means any Person or Governmental Authority that is the subject or target of sanctions or trade/export restrictions under U.S., EU, UK, or other applicable sanctions or export controls Laws, including: (a) any Person listed on any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Department of Commerce’s Entity List, Denied Persons List, or Unverified List; any debarment or sanctions list maintained by the U.S. Department of State; or any other list maintained by U.S. or non-U.S. Governmental Authorities under sanctions or export control Laws; (b) where relevant under applicable sanctions Laws or export control Laws, any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or controlled by any such Person or Persons described in (a) or acting for or on behalf of such Person or Persons described in (a); (c) any person located, organized or resident in a country or territory which is itself the subject or target of any comprehensive U.S. sanctions (that is, at the time of this Agreement, the Crimea region of Ukraine,

111 Cuba, Iran, North Korea and Syria); or (d) the Government of Venezuela, a blocked national of Cuba, or any other Person subject to asset-blocking sanctions under applicable sanctions Laws. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Sky Business” means the entities and other assets acquired by the Company as part of the Sky Transaction. “Sky Transaction” means the transaction contemplated by that certain Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, by and among the Company, Vertex Aerospace LLC and Raytheon Company. “Software” means any and all (a) computer programs, software, firmware, middleware and other code (including operating systems, platforms, applications and interfaces), in each case, in source code, object code or any other form; (b) data files and databases; and (c) documentation related to the foregoing (including protocols, specifications and flow charts). “Specified Business Conduct Laws” means: (a) the Anti-Bribery Legislation; (b) all legal requirements imposing trade sanctions on any Person, including, all legal requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws; (c) all legal requirements relating to the import, export, re-export, transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State and customs Laws and regulations administered by U.S. Customs and Border Protection; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other applicable legal requirements relating to money laundering. “Specified Parent Indebtedness Amount” means an amount equal to the sum of (a) the aggregate principal amount of indebtedness outstanding under the Parent Credit Agreement (and any refinancing or replacement thereof in whole or in part) at Closing minus (b) $100,000,000. Notwithstanding anything in this Agreement, Specified Parent Indebtedness Amount is not a condition or, in and of itself, a breach or violation of any term of this Agreement by Parent. “Subsidiary” means, when used with reference to a Person, any other Person with respect to which such first Person who (a) holds securities or other ownership interests having (i) ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or (ii) more than 50% of the issued and outstanding voting securities of which, are owned, directly or indirectly, or (b) controls the management. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.

112 “Tax” means any federal, state, local or non-U.S. income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, customs duties, license, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and any other taxes of any kind whatsoever, together with any interest, penalties and additions to tax (including penalties for failure to file or late filing of any Tax Return, and any interest in respect of such penalties, additions to tax or additional amounts imposed by any federal, state, local, non-U.S. or other Taxing Authority). “Tax Return” means any report, return, document, statement, declaration or other information or Filing filed with or supplied to, or required to be filed with or supplied to, any Taxing Authority with respect to Taxes, including information returns, claims for refunds, any documents with respect to or accompanying payments of estimated Taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information or Filing, and including any amendment thereto and any related or supporting information, schedule or attachment with respect thereto. “Tax Sharing Agreement” means any Tax indemnity, Tax allocation or Tax sharing agreement or similar agreement, arrangement or understanding relating to Taxes or other Tax matters, including any agreement that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters. “Taxing Authority” means any Governmental Authority responsible for the imposition, assessment, administration or collection of any Tax. “Third Party” means any Person or Group, other than the Company, Parent, any of their respective Subsidiaries or Affiliates. “Transactions” means the transactions expressly contemplated by this Agreement and the Ancillary Agreements to be consummated in accordance with the terms hereof (including the Mergers and the Contributions). “WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local Law. “Willful Breach” means, with respect to any agreement or covenant of a Party in this Agreement, a deliberate action or omission taken or omitted to be taken by such Party in material breach of such agreement or covenant that the breaching Party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such breaching Party should have known would result in a material breach of such agreement or covenant. Index of Defined Terms Page Acceptable Confidentiality Agreement ......................................................................................... 70

113 Affiliate ......................................................................................................................................... 98 Agreement ....................................................................................................................................... 1 Alternative Financing.................................................................................................................... 85 Amended and Restated Bylaws of Parent ....................................................................................... 5 Ancillary Agreements ................................................................................................................... 98 Anti-Bribery Legislation ............................................................................................................... 98 Antitrust Division.......................................................................................................................... 98 Antitrust Laws ............................................................................................................................... 98 Applicable Law(s) ......................................................................................................................... 98 Bankruptcy and Equity Exceptions ............................................................................................... 12 Board Designees ............................................................................................................................. 6 Business Day ................................................................................................................................. 98 Closing ............................................................................................................................................ 4 Closing Cash Obligations ............................................................................................................. 34 Closing Date.................................................................................................................................... 4 Code .............................................................................................................................................. 98 Collection Expenses ...................................................................................................................... 96 Collective Bargaining Agreement................................................................................................. 98 Company ......................................................................................................................................... 1 Company Acquisition Proposal .................................................................................................... 98 Company Balance Sheet ............................................................................................................... 15 Company Balance Sheet Date ....................................................................................................... 99 Company Board Designee .............................................................................................................. 6 Company Certificate of Designations ........................................................................................... 64 Company Common Stock ............................................................................................................... 1 Company Confidential Data ......................................................................................................... 99 Company Credit Agreements ........................................................................................................ 99 Company Disclosure Letter .......................................................................................................... 11 Company Employee Plan .............................................................................................................. 99 Company Existing ABL Credit Agreement .................................................................................. 99 Company Existing First Lien Credit Agreement .......................................................................... 99 Company Existing Second Lien Credit Agreement ...................................................................... 99 Company Financial Statements..................................................................................................... 15 Company Government Contract ................................................................................................. 100 Company Insurance Policies ......................................................................................................... 27 Company International Plan ....................................................................................................... 100 Company IT Systems .................................................................................................................. 100 Company Leased Real Property .................................................................................................... 31 Company Material Adverse Effect ............................................................................................. 100 Company Material Contract .......................................................................................................... 18 Company Minority Owned JVs .................................................................................................... 14 Company Multiemployer Pension Plan ........................................................................................ 22 Company Multiemployer Plan ...................................................................................................... 22 Company Options ....................................................................................................................... 101 Company Organizational Documents ........................................................................................... 11 Company Owned IP .................................................................................................................... 101

114 Company Owned Real Property ................................................................................................... 30 Company Pension Plan ................................................................................................................. 22 Company Permits .......................................................................................................................... 16 Company Preferred Stock ............................................................................................................... 1 Company Real Property Lease...................................................................................................... 31 Company Securities ...................................................................................................................... 13 Company Security Breach .......................................................................................................... 101 Company Service Provider ......................................................................................................... 101 Company Stock Plan ................................................................................................................... 101 Company Stockholder Consent....................................................................................................... 2 Company Term Credit Agreements .............................................................................................. 99 Company U.S. Plan ..................................................................................................................... 101 Confidentiality Agreement............................................................................................................ 78 Consent ....................................................................................................................................... 101 Contract ....................................................................................................................................... 101 Contract Loss .............................................................................................................................. 101 Contributions................................................................................................................................... 4 control ........................................................................................................................................... 98 COVID-19................................................................................................................................... 101 COVID-19 Effect ........................................................................................................................ 101 Current Insurance .......................................................................................................................... 74 D&O Indemnified Parties ............................................................................................................. 74 DCSA .......................................................................................................................................... 102 Debt Commitment Letter .............................................................................................................. 32 Debt Financing .............................................................................................................................. 32 Debt Financing Sources .............................................................................................................. 102 DFARS .......................................................................................................................................... 26 DGCL .......................................................................................................................................... 102 DLLCA ....................................................................................................................................... 102 Employee Plan ............................................................................................................................ 102 End Date........................................................................................................................................ 93 Environmental Claims ................................................................................................................ 102 Environmental Law ..................................................................................................................... 102 Environmental Liability .............................................................................................................. 103 Environmental Permits................................................................................................................ 103 Equity Interests ........................................................................................................................... 103 ERISA ......................................................................................................................................... 103 ERISA Affiliate .......................................................................................................................... 103 Exchange Act .............................................................................................................................. 103 Exchange Ratio ............................................................................................................................... 7 Excluded Information ................................................................................................................. 103 Excluded Shares .............................................................................................................................. 7 FAR ............................................................................................................................................. 103 FCPA........................................................................................................................................... 104 Fee Letter ...................................................................................................................................... 32 Filing ........................................................................................................................................... 104

115 Financing Agreements .................................................................................................................. 83 FIRPTA Documentation ............................................................................................................... 10 First Certificate of Merger .............................................................................................................. 3 First Effective Time ........................................................................................................................ 3 First Merger .................................................................................................................................... 1 First Merger Surviving Corporation ............................................................................................... 1 FTC ............................................................................................................................................. 104 Fund .............................................................................................................................................. 64 GAAP .......................................................................................................................................... 104 Government Bid .......................................................................................................................... 104 Government Contract .................................................................................................................. 104 Government Official ................................................................................................................... 104 Governmental Authority ............................................................................................................. 104 Group .......................................................................................................................................... 104 Hazardous Substances ................................................................................................................. 104 HSR Act ...................................................................................................................................... 104 IBCL ........................................................................................................................................... 105 Identified National Security Law .................................................................................................. 77 Indebtedness ................................................................................................................................ 105 Intellectual Property .................................................................................................................... 105 IRS .............................................................................................................................................. 105 knowledge ................................................................................................................................... 105 Law ............................................................................................................................................. 106 Lien ............................................................................................................................................. 106 Management Services Agreement ................................................................................................ 64 Material Breach ........................................................................................................................... 106 Measurement Date ...................................................................................................................... 106 Merger Consideration ..................................................................................................................... 7 Merger Sub Consents ...................................................................................................................... 2 Merger Sub Inc ............................................................................................................................... 1 Merger Sub LLC ............................................................................................................................. 1 Mergers ........................................................................................................................................... 1 National Security Laws ............................................................................................................... 106 NISPOM ..................................................................................................................................... 106 NYSE ............................................................................................................................................ 12 Observer .......................................................................................................................................... 7 OFAC .......................................................................................................................................... 106 Order ........................................................................................................................................... 106 ordinary course of business ......................................................................................................... 106 Parent .............................................................................................................................................. 1 Parent Acquisition Proposal ........................................................................................................ 106 Parent Adverse Recommendation Change.................................................................................... 70 Parent Approval Time ................................................................................................................... 70 Parent Balance Sheet................................................................................................................... 107 Parent Balance Sheet Date .......................................................................................................... 107 Parent Board Designee .................................................................................................................... 6

116 Parent Board Recommendation .................................................................................................... 36 Parent Charter Amendment............................................................................................................. 5 Parent Common Stock ................................................................................................................ 107 Parent Confidential Data ............................................................................................................. 107 Parent Credit Agreement............................................................................................................. 107 Parent Disclosure Letter ................................................................................................................ 34 Parent Employee Plan ................................................................................................................. 107 Parent Equity Awards ................................................................................................................... 37 Parent Government Contract....................................................................................................... 107 Parent Insurance Policies .............................................................................................................. 53 Parent International Plan ............................................................................................................. 107 Parent Intervening Event............................................................................................................... 73 Parent IT Systems ....................................................................................................................... 107 Parent Leased Real Property ......................................................................................................... 56 Parent Material Adverse Effect ................................................................................................... 108 Parent Material Contract ............................................................................................................... 44 Parent Minority Owned JVs.......................................................................................................... 39 Parent Multiemployer Pension Plan.............................................................................................. 48 Parent Multiemployer Plan ........................................................................................................... 48 Parent Organizational Documents ................................................................................................ 35 Parent Owned IP ......................................................................................................................... 108 Parent Payoff Letter ...................................................................................................................... 89 Parent Pension Plan....................................................................................................................... 48 Parent Permits ............................................................................................................................... 42 Parent Preferred Stock .................................................................................................................. 37 Parent Real Property Lease ........................................................................................................... 56 Parent RSU Awards ...................................................................................................................... 37 Parent SEC Documents ................................................................................................................. 39 Parent Securities............................................................................................................................ 38 Parent Security Breach ................................................................................................................ 108 Parent Service Provider............................................................................................................... 109 Parent Share Issuance ................................................................................................................... 36 Parent Shareholder Approval ........................................................................................................ 35 Parent Shareholder Meeting .......................................................................................................... 79 Parent Stock Options..................................................................................................................... 37 Parent Stock Plan ........................................................................................................................ 109 Parent Superior Proposal............................................................................................................... 73 Parent Termination Fee ................................................................................................................. 95 Parent U.S. Plan .......................................................................................................................... 109 Parties .............................................................................................................................................. 1 Party ................................................................................................................................................ 1 PBGC .......................................................................................................................................... 109 Permitted Lien ............................................................................................................................. 109 Person .......................................................................................................................................... 109 Personal Information ................................................................................................................... 109 Premium Cap ................................................................................................................................ 74

117 Principals..................................................................................................................................... 109 Proceeding................................................................................................................................... 109 Proxy Date .................................................................................................................................... 79 Proxy Statement ............................................................................................................................ 78 Public Health Event .................................................................................................................... 110 Public Health Measures .............................................................................................................. 110 Registered Company IP ................................................................................................................ 25 Registered Parent IP ...................................................................................................................... 51 Registration Rights Agreement ....................................................................................................... 2 Regulation S-K.............................................................................................................................. 68 Related Party ............................................................................................................................... 110 Related Party Contract ................................................................................................................ 110 Release ........................................................................................................................................ 110 Representatives ........................................................................................................................... 110 Restricted Financing Modifications .............................................................................................. 84 Sanctioned Person ....................................................................................................................... 110 SEC ............................................................................................................................................. 111 Second Certificate of Merger .......................................................................................................... 3 Second Effective Time .................................................................................................................... 3 Second Lien Increase .................................................................................................................... 84 Second Merger ................................................................................................................................ 1 Securities Act .............................................................................................................................. 111 Shareholders Agreement ................................................................................................................. 2 Sky Business ............................................................................................................................... 111 Sky Transaction .......................................................................................................................... 111 Software ...................................................................................................................................... 111 Specified Business Conduct Laws .............................................................................................. 111 Specified Parent Indebtedness Amount ...................................................................................... 111 Standing Committees ...................................................................................................................... 6 Subsidiary ................................................................................................................................... 111 Support Agreement ......................................................................................................................... 2 Surviving Company ........................................................................................................................ 1 Tax .............................................................................................................................................. 112 Tax Return .................................................................................................................................. 112 Tax Sharing Agreement .............................................................................................................. 112 Taxing Authority ......................................................................................................................... 112 Termination Agreement ................................................................................................................ 64 Third Party .................................................................................................................................. 112 Trade Secrets ............................................................................................................................... 105 Transaction Litigation ................................................................................................................... 82 Transactions ................................................................................................................................ 112 Transfer Agent ................................................................................................................................ 8 Treasury Regulations ...................................................................................................................... 2 Valor Systems ................................................................................................................................. 4 Virgo Aerospace Intermediate ........................................................................................................ 4 Virgo Borrower ............................................................................................................................... 4

118 Virgo Holdco .................................................................................................................................. 2 WARN ........................................................................................................................................ 112 Willful Breach ............................................................................................................................. 112 Section 10.04 Interpretation; Construction. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only, do not constitute part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “will” shall be construed to have the same meaning as “shall”. The words “made available to Parent” and words of similar import refer to documents and other information posted to the Datasite virtual data room by or on behalf of the Company at least one (1) day prior to the date hereof. The words “made available to the Company” and words of similar import refer to documents and other information posted to the Datasite virtual data room by or on behalf of Parent at least one (1) day prior to the date hereof. Unless the context requires otherwise, the word “material” shall be construed in light of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto. Section 10.05 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

119 Section 10.06 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties. Section 10.07 Entire Agreement. This Agreement (including any exhibits hereto), the Parent Disclosure Letter, the Company Disclosure Letter, the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF PARENT, THE COMPANY, MERGER SUB INC. OR MERGER SUB LLC MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ANY OTHER PARTY OR ANY OF SUCH PARTY’S REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. Section 10.08 No Third Party Beneficiaries. Except as provided in Section 6.03 and Section 10.18, the Company and Parent hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Section 10.14 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 10.09 Obligations of the Company and of Parent. Whenever this Agreement requires Merger Sub Inc., Merger Sub LLC or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action and Parent shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of the Company or Parent, as applicable to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or Parent, as applicable to cause such Subsidiary to take such action and the Company or Parent,

120 as applicable, shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the First Effective Time, on the part of Parent to cause such Subsidiary to take such action. Any breach by the Fund of its obligations under the Support Agreement shall be deemed a breach by the Company of its obligations under this Agreement. Section 10.10 Governing Law and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware). The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN

121 THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10. Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that the Company may collaterally assign, in its sole discretion, any of or all of its respective rights and interests (but not any of its obligations or undertakings, for which the Company will remain in all cases fully liable) under this Agreement to any of the Debt Financing Sources. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Section 10.12 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 9.01, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.10(a), without proof of actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further acknowledges and agrees that the agreements contained in this Section 10.12 are an integral part of the Mergers and the other Transactions and that, without these agreements, it and the other Parties would not enter into this Agreement. Each Party further agrees that no other Party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.12, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Section 10.13 Amendment. Subject to compliance with Applicable Law, this Agreement may be amended by all of the Parties, by action taken or authorized by their respective boards of directors, at any time before or after the Parent Shareholder Approval or the effectiveness of the Merger Sub Consents or Company Stockholder Consent; provided that after the Parent Shareholder Approval has been obtained or the Merger Sub Consents or Company Stockholder

122 Consent has become applicable, any amendment of this Agreement that by Applicable Law requires the further approval by Parent’s shareholders, the stockholders of the Company or the members of Merger Sub Inc. or Merger Sub LLC shall be effective only with the approval of such shareholders, stockholders or members, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Section 10.14 Extension; Waiver. At any time prior to the First Effective Time, the Company and Parent (on behalf of itself, Merger Sub Inc. or Merger Sub LLC) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the Company, in the case of Parent, or Parent, Merger Sub Inc. or Merger Sub LLC, in the case of the Company, (b) waive any inaccuracies in the representations and warranties of the Company, in the case of Parent, or Parent, Merger Sub Inc. or Merger Sub LLC, in the case of the Company, contained in this Agreement, and (c) waive compliance the Company, in the case of Parent, or Parent or Merger Sub Inc. or Merger Sub LLC, in the case of the Company, with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed by an authorized officer on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure Section 10.15 Non-Recourse. Each Party agrees, on behalf of itself and its respective Affiliates, that all actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, the Debt Financing or the Transactions, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement and (d) any failure of the Transactions or the Debt Financing to be consummated, in each case, may be made only against (and are those solely of) the Parties that are expressly identified as parties to this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges, on behalf of itself and their respective Affiliates, that no recourse under this Agreement or in connection with any transactions contemplated hereby or the Debt Financing shall be had against any other Person, and no other Person, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d). No Person, other than the Parties, shall be responsible or liable for any damages which may be alleged as a result of this Agreement, the Debt Financing or the Transactions (or the termination or abandonment thereof). Notwithstanding anything to the contrary set forth in this Section 10.15, it is expressly understood and agreed that none of the foregoing shall limit, impair or otherwise affect the rights, liabilities or obligations of any Person arising out of or relating to

123 the Confidentiality Agreement or the Support Agreement to the extent such Person is expressly party thereto. Section 10.16 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Mergers and the other Transactions will be paid by the Party incurring such costs and expenses. Section 10.17 Disclosure Letter References and SEC Document References. The Parties hereto agree that each section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to qualify the corresponding Section or subsection of this Agreement, irrespective of whether or not any particular Section or subsection of this Agreement specifically refers to the Company Disclosure Letter or the Parent Disclosure Letter, as applicable. The Parties hereto further agree that (other than with respect to any items disclosed in Section 3.14 and Section 3.21 of the Company Disclosure Letter and Section 4.15 and Section 4.22 of the Parent Disclosure Letter, in each case, for which an explicit reference in any other section shall be required in order to apply to such section) disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face, without review of the underlying documents, notwithstanding the omission of a cross-reference to such other section or subsections. The Parties hereto agree that in no event shall any disclosure contained in any part of any Parent SEC Document entitled “Risk Factors,” “Forward Looking Statements,” “Cautionary Statement About Forward Looking Statements,” “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward Looking Statements” or any other disclosures in any Parent SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any Party contained in this Agreement. Section 10.18 Debt Financing Sources. Notwithstanding anything herein to the contrary, each of the Parties hereto, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim or any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter and any Financing Agreement) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under Applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such Person in any such proceeding shall be effective if notice is given in accordance with Section 10.02, (d) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by Applicable Law, trial by jury in any proceeding brought against the Debt Financing Sources in any way arising out of or relating to,

124 this Agreement, the Debt Financing, the Debt Commitment Letter, any Financing Agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that notwithstanding anything to the contrary contained herein, Parent, any of its Affiliates or any of their respective shareholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives shall not have any rights or claims against the Debt Financing Sources relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, any Financing Agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, and (f) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 10.18 (and such provisions shall not be amended in any respect that is adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources). This Section 10.18 shall not limit the rights of the parties to the Debt Financing under the Debt Commitment Letter or other definitive agreement with respect to the Debt Financing. [Remainder of page left intentionally blank]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. VERTEX AEROSPACE SERVICES HOLDING CORP. By: /s/ Joel M. Rotroff Name: Joel M. Rotroff Title: President VECTRUS, INC. By: /s/ Charles Prow Name: Charles Prow Title: President and Chief Executive Officer ANDOR MERGER SUB INC. By: /s/ Kevin Boyle Name: Kevin Boyle Title: President ANDOR MERGER SUB LLC By: /s/ Kevin Boyle Name: Kevin Boyle Title: President